                                                                    EXHIBIT 10.5


                                                               [Cleveland, Ohio]
                                                               [Delray, Florida]
                                                         [Jacksonville, Florida]
                                                                [Houston, Texas]
                                                            [San Antonio, Texas]
                                                               [Victoria, Texas]





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                            M A S T E R   L E A S E

                                    between

                   HEALTH CARE PROPERTY INVESTORS, INC., and
                            TEXAS HCP HOLDING, L.P.

             collectively, as their interests may appear, as Lessor

                                      AND

                               ARC SHAVANO, L.P.,
                           ARC RICHMOND HEIGHTS, LLC,
                             ARC DELRAY BEACH, LLC,
                               ARC VICTORIA, L.P.,
                  ARC CARRIAGE CLUB OF JACKSONVILLE, INC., and
                               ARC POST OAK, L.P.,

                collectively and jointly and severally, as Lessee


                           Dated as of March 29, 2002








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

                                TABLE OF CONTENTS

ARTICLE I ..........................................................................................      1
    1.1 Leased Property; Term ......................................................................      1


ARTICLE II .........................................................................................      2
    2.1 Definitions ................................................................................      2


ARTICLE III ........................................................................................     17
    3.1 Rent .......................................................................................     17

    3.2 Quarterly Calculation and Payment of Victoria Additional Rent; Annual Reconciliation .......     18

    3.3 Confirmation of Victoria Additional Rent ...................................................     19

    3.4 Additional Charges .........................................................................     20

    3.5 Late Payment of Rent .......................................................................     20

    3.6 Net Lease ..................................................................................     21

    3.7 Separate Account ...........................................................................     21


ARTICLE IV .........................................................................................     21
    4.1 Impositions ................................................................................     21

    4.2 Utility Charges ............................................................................     22

    4.3 Insurance Premiums .........................................................................     23

    4.4 Impound Account ............................................................................     23

    4.5 Tax Service ................................................................................     23


ARTICLE V ..........................................................................................     23
    5.1 No Termination, Abatement, etc .............................................................     23

    5.2 Termination with Respect to Fewer than All of the Facilities ...............................     24


ARTICLE VI .........................................................................................     24
    6.1 Ownership of the Leased Property ...........................................................     24

    6.2 Personal Property ..........................................................................     24

    6.3 Transfer of Personal Property and Capital Additions to Lessor ..............................     25


ARTICLE VII ........................................................................................     25
    7.1 Condition of the Leased Property ...........................................................     25

    7.2 Use of the Leased Property .................................................................     25

    7.3 Lessor to Grant Easements, etc .............................................................     26

    7.4 Preservation of Facility Value .............................................................     27


ARTICLE VIII .......................................................................................     28
    8.1 Compliance with Legal and Insurance Requirements, Instruments, etc .........................     28


ARTICLE IX .........................................................................................     28
    9.1 Maintenance and Repair .....................................................................     28

    9.2 Encroachments, Restrictions, Mineral Leases, etc ...........................................     29


ARTICLE X ..........................................................................................     30
   10.1 Construction of Capital Additions and Other Alterations to the Leased Property .............     30

   10.2 Construction Requirements for all Alterations ..............................................     31


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
ARTICLE XI .........................................................................................     32
   11.1 Liens ......................................................................................     32


ARTICLE XII ........................................................................................     32
   12.1 Permitted Contests .........................................................................     32


ARTICLE XIII .......................................................................................     33
   13.1 General Insurance Requirements .............................................................     33

   13.2 Replacement Cost ...........................................................................     34

   13.3 Additional Insurance .......................................................................     34

   13.4 Waiver of Subrogation ......................................................................     34

   13.5 Policy Requirements ........................................................................     35

   13.6 Increase in Limits .........................................................................     35

   13.7 Blanket Policies and Policies Covering Multiple Locations ..................................     35

   13.8 No Separate Insurance ......................................................................     35


ARTICLE XIV ........................................................................................     36
   14.1 Insurance Proceeds .........................................................................     36

   14.2 Insured Casualty ...........................................................................     36

   14.3 Uninsured Casualty .........................................................................     37

   14.4 No Abatement of Rent .......................................................................     38

   14.5 Waiver .....................................................................................     38


ARTICLE XV .........................................................................................     38
   15.1 Condemnation ...............................................................................     38


ARTICLE XVI ........................................................................................     39
   16.1 Events of Default ..........................................................................     39

   16.2 Certain Remedies ...........................................................................     42

   16.3 Damages ....................................................................................     42

   16.4 Receiver ...................................................................................     43

   16.5 Lessee's Obligation to Purchase ............................................................     44

   16.6 Waiver .....................................................................................     44

   16.7 Application of Funds .......................................................................     44

   16.8 Facility Operating Deficiencies ............................................................     44

   16.9 [Intentionally Omitted] ....................................................................     45

   16.10 Lessor's Security Interest ................................................................     45


ARTICLE XVII .......................................................................................     46
   17.1 Lessor's Right to Cure Lessee's Default ....................................................     46


ARTICLE XVIII ......................................................................................     47
   18.1 Purchase of the Leased Property ............................................................     47


ARTICLE XIX ........................................................................................     47
   19.1 Renewal Terms ..............................................................................     47

   19.2 Lessor's Rights of Renewal and Early Termination ...........................................     47


ARTICLE XX .........................................................................................     48
   20.1 Holding Over ...............................................................................     48

ARTICLE XXI ........................................................................................     48
   21.1 Letters of Credit ..........................................................................     48

   21.2 Times for Obtaining Letters of Credit ......................................................     49

   21.3 Uses of Letters of Credit ..................................................................     49

   21.4 Reduction in Letter of Credit Amount .......................................................     50

   21.5 Treatment of Funds Drawn Under Letters of Credit ...........................................     50


ARTICLE XXII .......................................................................................     50
   22.1 Risk of Loss ...............................................................................     50


ARTICLE XXIII ......................................................................................     51
   23.1 General Indemnification ....................................................................     51


ARTICLE XXIV .......................................................................................     51
   24.1 Transfers ..................................................................................     51


ARTICLE XXV ........................................................................................     56
   25.1 Officer's Certificates and Financial Statements ............................................     56


ARTICLE XXVI .......................................................................................     58
   26.1 Lessor's Right to Inspect and Show the Leased Property and Capital Additions ...............     58


ARTICLE XXVII ......................................................................................     58
   27.1 No Waiver ..................................................................................     58


ARTICLE XXVIII .....................................................................................     58
   28.1 Remedies Cumulative ........................................................................     58


ARTICLE XXIX .......................................................................................     58
   29.1 Acceptance of Surrender ....................................................................     58


ARTICLE XXX ........................................................................................     58
   30.1 No Merger ..................................................................................     58


ARTICLE XXXI .......................................................................................     59
   31.1 Conveyance by Lessor .......................................................................     59

   31.2 New Lease ..................................................................................     59


ARTICLE XXXII ......................................................................................     60
   32.1 Quiet Enjoyment ............................................................................     60


ARTICLE XXXIII .....................................................................................     61
   33.1 Notices ....................................................................................     61


ARTICLE XXXIV ......................................................................................     62
   34.1 Appraiser ..................................................................................     62


ARTICLE XXXV .......................................................................................     63
   35.1 Lessee's Option to Purchase the Post Oak Facility ..........................................     63

   35.2 Defaults ...................................................................................     64

   35.3 Escrow Provisions ..........................................................................     65

   35.4 Lessor's Election of 1031 Exchange .........................................................     66

ARTICLE XXXVI ......................................................................................     66
   36.1 Lessor May Grant Liens .....................................................................     66

   36.2 Attornment .................................................................................     67


ARTICLE XXXVII .....................................................................................     67
   37.1 Hazardous Substances .......................................................................     67

   37.2 Notices ....................................................................................     67

   37.3 Remediation ................................................................................     68

   37.4 Indemnity ..................................................................................     68

   37.5 Environmental Inspection ...................................................................     69


ARTICLE XXXVIII ....................................................................................     69
   38.1 Memorandum of Lease ........................................................................     69


ARTICLE XXXIX ......................................................................................     69
   39.1 Sale of Assets .............................................................................     69


ARTICLE XL .........................................................................................     70
   40.1 [Intentionally Omitted] ....................................................................     70

ARTICLE XLI ........................................................................................     70
   41.1 Authority ..................................................................................     70


ARTICLE XLII .......................................................................................     70
   42.1 Attorneys' Fees ............................................................................     70


ARTICLE XLIII ......................................................................................     71
   43.1 Brokers ....................................................................................     71


ARTICLE XLIV .......................................................................................     71
   44.1 Submission to Arbitration ..................................................................     71


ARTICLE XLV ........................................................................................     72
   45.1 Miscellaneous ..............................................................................     72


ARTICLE XLVI .......................................................................................     77
   46.1 Provisions Relating to Master Lease ........................................................     77

   46.2 Provisions Relating to Tax Treatment of Lease ..............................................     77


ARTICLE XLVII ......................................................................................     77
   47.1 Replacement Lease and Termination of Old Victoria Lease ....................................     77


ARTICLE XLVIII .....................................................................................     78
   48.1 Covenants with Respect to Operations and Fundamental Changes of Lessee .....................     78


Exhibit A-1       Legal Description of the Cleveland Facility
Exhibit A-2       Legal Description of the Delray Facility
Exhibit A-3       Legal Description of the Houston Facility
Exhibit A-4       Legal Description of the Jacksonville Facility
Exhibit A-5       Legal Description of the San Antonio Facility
Exhibit A-6       Legal Description of the Victoria Facility
Exhibit B         List of Facilities, Facility Description and Primary Intended
                  Use, Initial Monthly Allocated Minimum Rent, and Allocated
                  Initial Investment
Exhibit C-1       List of Lessor's Personal Property for Cleveland Facility
Exhibit C-2       List of Lessor's Personal Property for Delray Facility
Exhibit C-3       List of Lessor's Personal Property for Houston Facility
Exhibit C-4       List of Lessor's Personal Property for Jacksonville Facility
Exhibit C-5       List of Lessor's Personal Property for San Antonio Facility
Exhibit C-6       List of Lessor's Personal Property for Victoria Facility
Exhibit D         Form of Letter of Credit
Exhibit E         Schedule of Insurance Deductible Limits
Exhibit F         List of Existing Facilities Within Ten Mile Radius
Exhibit G         List of Commercial Occupancy Arrangements

                                                                    Exhibit 10.5


                                  MASTER LEASE

                  THIS MASTER LEASE ("Lease") is dated as of March 29, 2002, and is between HEALTH CARE PROPERTY INVESTORS, INC., a Maryland corporation and TEXAS HCP HOLDING, L.P., a Delaware limited partnership (collectively, as their interests may appear, "Lessor"), on the one hand, and ARC RICHMOND HEIGHTS, LLC, a Tennessee limited liability company, ARC SHAVANO, L.P., a Tennessee limited partnership, ARC DELRAY BEACH, LLC, a Tennessee limited liability company, ARC VICTORIA , L.P., a Tennessee limited partnership, ARC CARRIAGE CLUB OF JACKSONVILLE, INC., a Tennessee corporation, and ARC POST OAK, L.P., a Tennessee limited partnership (collectively and jointly and severally, "Lessee"), on the other hand.

                                   ARTICLE I.

                  1.1      Leased Property; Term.


                           Upon and subject to the terms and conditions
hereinafter set forth, Lessor leases to Lessee and Lessee leases from Lessor all of
Lessor's rights and interests in and to the following (collectively the "Leased Property"):

                           (a)      the real property or properties described in
Exhibit A attached hereto (collectively, the "Land");


                           (b)      all buildings, structures, Fixtures (as
hereinafter defined) and other improvements of every kind now or hereafter located on the Land, including alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines (on-site and off-site to the extent Lessor has obtained any interest in the same), parking areas and roadways appurtenant to such buildings and structures and Capital Additions funded by Lessor (collectively, the "Leased Improvements");

                           (c)      all easements, rights and appurtenances
relating to the Land and the Leased Improvements (collectively, the "Related Rights");

                           (d)      all equipment, machinery, fixtures, and
other items of real and/or personal property, including all components thereof, now and hereafter located in, on or used in connection with and permanently affixed to or incorporated into the Leased Improvements, including all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems, apparatus, sprinkler systems, fire and theft protection equipment, and built-in oxygen and vacuum systems (if any), all of which, to the greatest extent permitted by law, are hereby deemed to constitute real estate, together with all replacements, modifications, alterations and additions thereto (collectively, the "Fixtures");

                           (e)      the machinery, equipment, furniture and
other personal property described on Exhibit C attached hereto, together with all replacements, modifications, alterations and substitutes therefor (whether or not constituting an upgrade) (collectively, "Lessor's Personal Property"); and

                           (f)      all other property and interests in property
conveyed or assigned to Lessor pursuant to the Contract of Acquisition (as hereinafter defined).

                  SUBJECT, HOWEVER, to the easements, encumbrances, covenants, conditions and restrictions and other matters which affect the Leased Property as of the date hereof or the Commencement Date or which are created thereafter as permitted hereunder to have and to hold for (1) the Fixed Term (as defined below), and (2) the Extended Terms provided for in Article XIX unless this Lease is earlier terminated as hereinafter provided. Upon any change in the Minimum Rent in accordance with the provisions of Section 3.1 below or otherwise pursuant to this Lease, Landlord may prepare and request, and Tenant shall execute an amendment to this Lease confirming such matters.

                                  ARTICLE II.

                  2.1 Definitions. For all purposes of this Lease, except as otherwise expressly provided or unless the context otherwise requires, (i) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular; (ii) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP as at the time applicable; (iii) all references in this Lease to designated "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Lease; (iv) the word "including" shall have the same meaning as the phrase "including, without limitation," and other similar phrases; and (v) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Lease as a whole and not to any particular Article, Section or other subdivision:

                  1031 Exchange:  As defined in Section 35.4.

                  Accommodator:  As defined in Section 35.4.

                  Additional Charges:  As defined in Article III.

                  Affiliate: Any Person which, directly or indirectly (including through one or more intermediaries), controls or is controlled by or is under common control with any other Person, including any Subsidiary of a Person. For purposes of this definition, the definition of "Controlling Person" below, and
Article XXIV below, the term "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly (including through one or more intermediaries), of the power to direct or cause the direction of the management and policies of such Person, through the ownership or control of voting securities, partnership interests or other equity interests or otherwise. Without limiting the generality of the foregoing, when used with respect to any corporation, the term "Affiliate" shall also include (i) any Person which owns, directly or indirectly (including through one or more intermediaries), Fifty Percent (50%) or more of any class of voting security or equity interests of such corporation, (ii) any Subsidiary of such corporation and (iii) any Subsidiary of a Person described in clause (i). Notwithstanding the foregoing, ARC shall not be deemed to have "control" of another non-publicly traded Person, unless ARC possesses, directly or indirectly (including through one or more intermediaries), (1) at least thirty percent (30%) of the ownership or control of voting securities, partnership interests or other equity interests or otherwise of such Person, and (2) the power to direct or cause the direction of the management and policies of such Person; provided, however, that ARC shall at all times be deemed to "control" (w) any limited partnership in which ARC or any other Affiliate of ARC is the general partner, (x) any limited liability company in which ARC or any other Affiliate of ARC is the managing member or has the ability to elect or appoint a majority the board of managers, (y) any business trust for which ARC or any other Affiliate of ARC is the trustee, and (z) any corporation in which ARC or any other Affiliate of ARC has the ability to elect or appoint a majority of the board of directors, in each case regardless of the percentage of ownership of such entity.

                  Allocated Initial Investment: With respect to each Facility, as set forth on Exhibit B.


                  Allocated Minimum Rent: The amount of Minimum Rent allocated to such Facility as determined by Section 3.1.1 and Exhibit B attached hereto, as increased, from time to time, pursuant to Section 3.1.2 and 3.1.3.

                  Appraiser:  As defined in Article XXXIV.

                  ARC: American Retirement Corporation, a Tennessee corporation, and its permitted successors.


                  ARCPI:  ARCPI Holdings, Inc., a Tenneesee corporation.

                  Award: All compensation, sums or anything of value awarded, paid or received on a total or partial Condemnation.

                  Bankruptcy Code: The United Stated Bankruptcy Code (11 U.S.C. ss. 101 et seq.), and any successor statute or legislation thereto.

                  Base Gross Revenues: For the Fixed Term of the Victoria Facility, Eight Hundred Thirty Seven Thousand Four Hundred Seventy Two Dollars ($837,472.00). For each Extended Term of the Victoria Facility, if any, the Gross Revenues for the first Lease Year of such Extended Term. Base Gross Revenues for any partial Lease Year shall be determined by multiplying the applicable Base Gross Revenues for a full Lease Year by a fraction, the numerator of which is the number of days in the partial Lease Year and the denominator of which is 365.

                  Base Period: The period commencing on that date which is fifteen (15) months prior to the date any appraisal of any Facility is made pursuant to the provisions of Article XXXIV and ending on the date which is three (3) months prior to the date any such appraisal of such Facility is made.

                  BLS:  Bureau of Labor Statistics, U.S. Department of Labor.

                  Business Day: Each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which national banks in the City of New York, New York are authorized, or obligated, by law or executive order, to close.

                  Capital Additions: With respect to any Facility, one or more new buildings, or one or more additional structures annexed to any portion of any of the Leased Improvements of such Facility, or the material expansion of existing improvements, which are constructed on any parcel or portion of the Land of such Facility during the Term including the construction of a new wing or new story, or the repair, replacement, restoration, remodeling or rebuilding of the existing Leased Improvements of such Facility or any portion thereof where the purpose and effect of such work is to provide a functionally new facility in order to provide services not previously offered in such Facility.

                  Capital Addition Costs: The costs of any Capital Addition made to the Leased Property whether paid for by Lessee or Lessor, including (i) all permit fees and other costs imposed by any governmental authority, the cost of site preparation, the cost of construction including materials and labor, the cost of supervision and related design, engineering and architectural services, the cost of any fixtures, and if and to the extent approved by Lessor, the cost of construction financing; (ii) fees paid to obtain necessary licenses and certificates; (iii) if and to the extent approved by Lessor in writing and in advance, the cost of any land contiguous to the Leased Property which is to become a part of the Leased Property purchased for the purpose of placing thereon the Capital Addition or any portion thereof or for providing means of access thereto, or parking facilities therefor, including the cost of surveying the same; (iv) the cost of insurance, real estate taxes, water and sewage charges and other carrying charges for such Capital Addition during construction; (v) the cost of title insurance; (vi) reasonable fees and expenses of legal counsel; (vii) filing, registration and recording taxes and fees;
(viii) documentary stamp and similar taxes; and (ix) all reasonable costs and expenses of Lessor and any Person which has committed to finance the Capital Addition, including (a) the reasonable fees and expenses of their respective legal counsel; (b) printing expenses; (c) filing, registration and recording taxes and fees; (d) documentary stamp and similar taxes; (e) title insurance charges and appraisal fees; (f) rating agency fees; and (g) commitment fees charged by any Person advancing or offering to advance any portion of the financing for such Capital Addition.

                  Cash Flow: With respect to each Facility, the net income from such Facility, determined on the basis of GAAP applied on a consistent basis, plus the sum of (i) interest, taxes, depreciation and amortization expense; and
(ii) the Allocated Minimum Rent for such Facility and, with respect to the Victoria Facility, if applicable, the Victoria Additional Rent; less a management fee allowance of Five Percent (5%) of Gross Revenues for such Facility during the corresponding period.

                  Cash Flow Coverage: With respect to each Facility, for any period, calculated as of the last day of the period, the ratio of Cash Flow for such Facility attributable to such period to the total Allocated Minimum Rent with respect to such Facility and, with respect to the Victoria Facility, if applicable, the Victoria Additional Rent, payable for such period under this Lease.

                  Close of Escrow:  As defined in Article XXXV.

                  Closing Date:  As defined in the Contract of Acquisition.

                  Code:  The Internal Revenue Code of 1986, as amended.

                  Collateral:  As defined in Section 16.10.1.

                  Commencement Date:  The Closing Date.

                  Commercial Occupancy Arrangement: Any commercial (as opposed to resident or patient) Occupancy Arrangement.

                  Condemnation: The exercise of any governmental power, whether by legal proceedings or otherwise, by a Condemnor or a voluntary sale or transfer by Lessor to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending.

                  Condemnor: Any public or quasi-public authority, or private corporation or individual, having the power of Condemnation.

                  Consolidated Financials: For any fiscal year or other accounting period for any Person and its consolidated Subsidiaries, statements of earnings and retained earnings and of changes in financial position for such period and for the period from the beginning of the respective fiscal year to the end of such period and the related balance sheet as of the end of such period, together with the notes thereto, all in reasonable detail and setting forth in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, and prepared in accordance with GAAP.

                  Consolidated Net Worth: At any time, the sum of the following for any Person and its consolidated Subsidiaries, on a consolidated basis determined in accordance with GAAP:

                           (i) the amount of capital or stated capital (after deducting the cost of any shares, if applicable, held in its treasury), plus

                           (ii) the amount of capital surplus and retained earnings (or, in the case of a capital surplus or retained earnings deficit, minus the amount of such deficit), minus

                           (iii)    the sum of the following (without
         duplication of deductions in respect of items already deducted in arriving at surplus and retained earnings): (a) unamortized debt discount and expense; and (b) any write-up in book value of assets resulting from a revaluation thereof subsequent to the most recent Consolidated Financials prior to the date hereof, excluding, however, any (i) net write-up in value of foreign currency in accordance with GAAP, (ii) write-up resulting from a reversal of a reserve for bad debts or depreciation, and (iii) write-up resulting from a change in methods of accounting for inventory.

                  Contract of Acquisition: That certain Contract of Acquisition of even date herewith by and between Lessor, on the one hand, and Lessee and ARC, on the other hand, relative to the acquisition by Lessor of the Leased Property of each Facility.

                  Controlling Person: Any (i) Person(s) which, directly or indirectly (including through one or more intermediaries), controls Lessee and would be deemed an Affiliate of

Lessee, including any partners, shareholders, principals, members, trustees and/or beneficiaries of any such Person(s) to the extent the same control Lessee and would be deemed an Affiliate of Lessee, and (ii) Person(s) which controls, directly or indirectly (including through one or more intermediaries), any other Controlling Person(s) and which would be deemed an Affiliate of any such Controlling Person(s).

                  Cost of Living Index: The Consumer Price Index for All Urban Consumers, U.S. City Average (1982-1984 = 100), published by the BLS, or such other renamed index. If the BLS changes the publication frequency of the Cost of Living Index so that a Cost of Living Index is not available to make a cost-of-living adjustment as specified herein, the cost-of-living adjustment shall be based on the percentage difference between the Cost of Living Index for the closest preceding month for which a Cost of Living Index is available and the Cost of Living Index for the comparison month as required by this Lease. If the BLS changes the base reference period for the Cost of Living Index from 1982-84 = 100, the cost-of-living adjustment shall be determined with the use of such conversion formula or table as may be published by the BLS. If the BLS otherwise substantially revises, or ceases publication of the Cost of Living Index, then a substitute index for determining cost-of-living adjustments, issued by the BLS or by a reliable governmental or other nonpartisan publication, shall be reasonably selected by Lessor.

                  CPI Increase: The percentage increase (rounded to the nearest basis point), if any, in (i) the Cost of Living Index published for the month which is two (2) months prior to the commencement of the applicable Lease Year, over (ii) the Cost of Living Index published for the month which is two (2) months prior to the commencement of the immediately prior Lease Year.

                  Date of Taking: The date the Condemnor has the right to possession of the property being condemned.

                  Earn-Out Amounts:  As defined in the Contract of Acquisition.

                  Earn-Out Facilities: As defined in the Contract of Acquisition.

                  Earn-Out Payment Date: The date of payment by Lessor to Lessee or ARC of an Earn-Out Amount for any Earn-Out Facility in accordance with the terms of the Contract of Acquisition.

                  Earn-Out Rate: For each Earn-Out Facility, the "Earn-Out Rate" shall mean, (i) for the first Earn-Out Payment Date (regardless of whether such first Earn-Out Payment Date relates to an Earn-Out Period ending on June 30, 2003, December 31, 2003, June 30, 2004, or December 31, 2004), Eleven and One Quarter Percent (11.25%), and (ii) for each subsequent Earn-Out Payment Date, if any, (A) the Earn-Out Rate in effect for the immediately prior Earn-Out Payment Date, if the same occurs in the same Lease Year as such immediately prior Earn-Out Payment Date, or (B) the Earn-Out Rate in effect for the immediately prior Earn-Out Payment Date, as increased by the greater of (i) Two Percent (2%) of the Earn-Out Rate in effect for such prior Earn-out Payment Date, or (ii) the CPI Increase times the Earn-Out Rate in effect for such prior Earn-Out Payment Date (by way of example only, if the CPI Increase equals three percent (3%) and the Earn-Out Rate for such prior Earn-Out Payment Date equals 11.25%, then the new Earn-Out Rate would be 11.59%), if the same occurs in a different Lease Year from the

Lease Year in which the immediately prior Earn-Out Payment Date occurred; provided, however, that in no event shall such increase be more than Four Percent (4%) of the Earn-Out Rate in effect for the immediately prior Earn-Out Payment Date, notwithstanding the actual CPI Increase.

                  Encumbrance:  As defined in Section 36.1.

                  Environmental Costs:  As defined in Article XXXVII.

                  Environmental Laws: Environmental Laws shall mean any and all federal, state, municipal and local laws, statutes, ordinances, rules, regulations, guidances, policies, orders, decrees, judgments, whether statutory or common law, as amended from time to time, now or hereafter in effect, or promulgated, pertaining to the environment, public health and safety and industrial hygiene, including the use, generation, manufacture, production, storage, release, discharge, disposal, handling, treatment, removal, decontamination, clean-up, transportation or regulation of any Hazardous Substance, including the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act, the Federal Insecticide, Fungicide, and Rodenticide Act, the Safe Drinking Water Act and the Occupational Safety and Health Act.

                  Escrow:  As defined in Article XXXV.

                  Escrow Holder:  As defined in Article XXXV.

                  Event of Default:  As defined in Article XVI.

                  Extended Term(s):  As defined in Article XIX.

                  Facility: Each facility being (and to be) operated or proposed to be operated on the Leased Property, together with any Capital Additions, as described on Exhibit B attached hereto and incorporated herein by this reference (collectively, the "Facilities"). Each Facility is also individually referred to herein by the name set forth on Exhibit B attached hereto and incorporated herein by this reference.

                  Facility Mortgage:  As defined in Article XIII.

                  Facility Mortgagee:  As defined in Article XIII.

                  Facility Operating Deficiency: With respect to any Facility,
(i) a deficiency in the conduct of the operation of such Facility which results in the imposition of a stop placement order or a notice of the proposed decertification of such Facility from participation in Medicare, Medicaid or other governmental reimbursement programs or of the non-renewal or termination of such Facility's Medicare, Medicaid or other governmental reimbursement provider agreement, or (ii) receipt of any notice from any governmental agency terminating or suspending or reflecting a material risk of imminent termination or suspension, of any material license or certification relating to any Facility.

                  Fair Market Rental: With respect to each Facility, the fair market rental value of the Leased Property and all Capital Additions of such Facility, or applicable portion(s) thereof, (including any appropriate periodic escalations therein) determined in accordance with the appraisal procedures set forth in Article XXXIV, assuming the same is exposed on the open market at the time of the appraisal and taking into account, among other relevant factors, the income generated from the Leased Property and all Capital Additions of such Facility, or applicable portion(s) thereof, but specifically excluding brokerage commissions and other Lessor payments that do not directly inure to the benefit of lessees.

                  Fair Market Value: With respect to each Facility, the fair market value of the Leased Property and all Capital Additions of such Facility, or applicable portion(s) thereof, determined in accordance with the appraisal procedures set forth in Article XXXIV and this definition. Fair Market Value shall be obtained by assuming that the Leased Property and all Capital Additions of such Facility, or applicable portion(s) thereof, is unencumbered by this Lease. Fair Market Value shall also be the higher value obtained by valuing the Leased Property and all Capital Additions of such Facility, or applicable portion(s) thereof, for their highest and best use or as a fully-permitted Facility operated in accordance with the provisions of this Lease. In addition, the following specific matters shall be factored in or out, as appropriate, in determining Fair Market Value:

                           (i) The negative value of (a) any deferred maintenance or other items of repair or replacement of the Leased Property or any Capital Additions of such Facility, (b) any then current or prior licensure or certification violations and/or admissions holds and (c) any other breach or failure of Lessee to perform or observe its obligations hereunder shall not be taken into account; rather, the Leased Property and all Capital Additions of such Facility shall be deemed to be in the condition required by this Lease (i.e., reasonably good order and repair) and Lessee shall at all times be deemed to have operated the Facility in compliance with and to have performed all obligations of the Lessee under this Lease.

                           (ii) The occupancy level of the applicable Facility shall be deemed to be the greatest of (a) the occupancy level as of the date any appraisal of such Facility is performed in accordance with the provisions of Article XXXIV, (b) the average occupancy level during the Base Period, or (c) the average occupancy level for facilities similar to such Facility in the same general geographic area as of the date any appraisal of such Facility is performed in accordance with the provisions of Article XXXIV.

                           (iii) If the applicable Facility's Primary Intended Use includes a mixed use, then whichever of the following produces the highest positive value shall be taken into account: (a) the resident mix, patient mix, case mix, and/or diagnostic related group or acuity mix, as applicable, as of the date any appraisal of such Facility is performed in accordance with the provisions of Article XXXIV, or (b) the average of such mix during the Base Period.

                  Finally, in determining Fair Market Value in connection with a sale or transfer of the Leased Property and all Capital Additions of a Facility pursuant to the terms of this Lease, the positive or negative effect on the value of the Leased Property and all Capital Additions or applicable portion(s) thereof attributable to such factors as the interest rate, amortization schedule, maturity date, prepayment penalty and other terms and conditions of any Encumbrance placed thereon by Lessor which will not be removed at or prior to the date of such sale or transfer shall be taken into account.

                  Fixed Term: For all Facilities other than the Victoria Facility, the period of time commencing on the Commencement Date and ending at 11:59 p.m. Los Angeles time on the expiration of the fifteenth (15th) Lease Year. For the Victoria Facility, the period of time commencing on the Commencement Date and ending at 11:59 p.m. Los Angeles time on July 31, 2011.

                  Fixtures: As defined in Article I, and with respect to each Facility, the Fixtures relating to such Facility.

                  GAAP:  Generally accepted accounting principles.

                  Gross Revenues: With respect to each Facility, all revenues received or receivable from or by reason of the operation of such Facility or any other use of the Leased Property of such Facility, Lessee's Personal Property and Capital Additions including all revenues received or receivable for the use of or otherwise attributable to units, rooms, beds and other facilities provided, meals served, services performed (including ancillary services), space or facilities subleased or goods sold on or from the Leased Property and Capital Additions of such Facility; provided, however, that Gross Revenues shall not include:

                           (i) non-operating revenues such as interest income or income from the sale of assets not sold in the ordinary course of business;

                           (ii) contractual allowances (relating to any period during the Term) for billings not paid by or received from the appropriate governmental agencies or third party providers;

                           (iii) all proper patient billing credits and adjustments according to GAAP relating to health care accounting; and

                           (iv) federal, state or local excise taxes and any tax based upon or measured by such revenues which is added to or made a part of the amount billed to the patient or other recipient of such services or goods, whether included in the billing or stated separately.

                  Gross Revenues for each Lease Year of such Facility shall include all cost report settlement amounts received in or payable during such Lease Year in accordance with GAAP relating to health care accounting, regardless of the year to which such settlement amounts are applicable; provided, however, that to the extent settlement amounts are applicable to years, or portions thereof, prior to the Commencement Date, such settlement amounts shall not be included in Gross Revenues for the Lease Year of such Facility in which such settlement amounts are received or paid. Gross Revenues shall also include (x) the Gross Revenues of any Occupant under a Commercial Occupancy Arrangement (i.e., the Gross Revenues generated from the operations conducted on or from such subleased, licensed or other used or occupied portion of the Leased Property and all Capital Additions of such Facility shall be included directly in the Gross Revenues) if all or any portion of the rent received or receivable by Lessee from or under such Commercial Occupancy Arrangement is based on net income of such Occupant or would otherwise fail to qualify as "rents from real property" within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto (in which event the rent received or receivable by Lessee from or under such Commercial Occupancy Arrangement shall be excluded from Gross Revenues), or (y) the rent received or receivable by Lessee from or under such Commercial Occupancy Arrangement, if no portion of the rent received or receivable by Lessee from or under such Commercial Occupancy Arrangement is based on net income of such Occupant and such rent qualifies as "rents from real property" within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto (in which event the Gross Revenues of such Occupant shall be excluded from Gross Revenues herein).

                  Guarantors: Collectively, ARC, ARCPI, and any future guarantor of Lessee's obligations pursuant to this Lease (each individually, a "Guarantor").

                  Guaranty: The Guaranties of even date herewith executed by ARC, as a Guarantor, and ARCPI, as a Guarantor, and any future written guaranty of Lessee's obligations hereunder executed by a Guarantor.

                  Handling:  As defined in Article XXXVII.

                  Hazardous Substances: Collectively, any petroleum, petroleum product or byproduct or any substance, material or waste regulated or listed pursuant to any Environmental Law.

                  HCPI: Health Care Property Investors, Inc., a Maryland corporation, and its successors and assigns.

                  Impositions: Collectively, all taxes, including capital stock, franchise and other state taxes of Lessor (and, if Lessor is not HCPI (including Texas HCP's interest herein), of HCPI as a result of its investment in Lessor (including in Texas HCP)), ad valorem, sales, use, single business, gross receipts, transaction privilege, rent or similar taxes; assessments including assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not to be completed within the Term; ground rents; water, sewer and other utility levies and charges; excise tax levies; fees including license, permit, inspection, authorization and similar fees; and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Leased Property, any Capital Additions and/or the Rent and all interest and penalties thereon attributable to any failure in payment by Lessee which at any time prior to, during or in respect of the Term hereof may be assessed or imposed on or in respect of or be a lien upon (i) Lessor or Lessor's interest in the Leased Property or any Capital Additions,
(ii) the Leased Property, any Capital Additions or any parts thereof or any rent therefrom or any estate, right, title or interest therein, or (iii) any occupancy, operation, use or possession of, or sales from or activity conducted on or in connection with the Leased Property, any Capital Additions or the leasing or use of the Leased Property, any Capital Additions or any parts thereof; provided, however, that nothing contained in this Lease shall be construed to require Lessee to pay (a) any tax based on net income (whether denominated as a franchise or capital stock or other tax) imposed on Lessor or any other Person (including on HCPI, if HCPI is not the Lessor hereunder), (b) any transfer, or net revenue tax of Lessor or any other Person except Lessee and its successors, (c) any tax imposed with respect to the sale, exchange or other disposition by Lessor of any Leased Property, any Capital Additions or the proceeds thereof, or (d) except as expressly provided elsewhere in this Lease, any principal or interest on any indebtedness on the Leased Property for which Lessor is the obligor, except to the extent that any tax, assessment, tax levy or charge, of the type described in any of clauses (a), (b), (c) or (d) above is levied, assessed or imposed in lieu of or as or as a substitute for any tax, assessment, levy or charge which is otherwise included in this definition of an "Imposition."

                  Incremental Gross Revenues: With respect to the Victoria Facility, the positive amount, if any, by which the Gross Revenues for such Facility during the then current Lease Year or partial Lease Year exceeds the Base Gross Revenues.

                  Insurance Requirements: The terms of any insurance policy required by this Lease and all requirements of the issuer of any such policy and of any insurance board, association, organization or company necessary for the maintenance of any such policy.

                  Intangible Property: All accounts, proceeds of accounts, rents, profits, income or revenues derived from the use of rooms or other space within the Leased Property or the providing of services in or from the Leased Property and all Capital Additions; documents, chattel paper, instruments, contract rights, deposit accounts, general intangibles, commercial tort claims, causes of action, now owned or hereafter acquired by Lessee (including any right to any refund of any Impositions) arising from or in connection with Lessee's operation or use of the Leased Property and all Capital Additions; all licenses and permits now owned or hereinafter acquired by Lessee, which are necessary or desirable for Lessee's use of the Leased Property and all Capital Additions for the Primary Intended Use, including, if applicable, any certificate of need or similar certificate; the right to use any trade name or other name associated with the Facility; and any and all third-party provider agreements (including Medicare and Medicaid).

                  Land: As defined in Article I, and, with respect to each Facility, the Land (as defined in Article I) relating to such Facility.

                  Lease:  As defined in the preamble.

                  Lease Rate: With respect to each Facility, the percentage per annum as set forth on Exhibit B attached hereto and made a part hereof.

                  Lease Year: With respect to each Facility other than the Victoria Facility, each period of twelve (12) full calendar months from and after the Commencement Date, unless the Commencement Date is a day other than the first (1st) day of a calendar month, in which case the first Lease Year shall be the period commencing on the Commencement Date and ending on the last day of the twelfth (12th) month following the month in which the Commencement Date occurs and each subsequent Lease Year shall be each period of twelve (12) full calendar months after the last day of the prior Lease Year; provided, however, that the last Lease Year during the Term may be a period of less than twelve (12) full calendar months and shall end on the last day of the Term. With respect to the Victoria Facility, each period beginning August 1 and ending July 31; provided, however, that the period from the Commencement Date through July 31, 2002 shall be a partial Lease Year.

                  Leased Improvements: As defined in Article I, and, with respect to each Facility, the Leased Improvements (as defined in Article I) of such Facility

                  Leased Property: As defined in Article I, and, with respect to each Facility, the Leased Property (as defined in Article I) of such Facility.

                  Leasehold FMV: With respect to each Facility, the fair market value of Lessee's leasehold interest relating to such Facility if exposed on the open market taking into account, among other relevant factors, the income generated from the Leased Property and Capital Additions for such Facility, determined by appraisal in accordance with the appraisal procedures set forth in
Article XXXIV.

                  Legal Requirements: (i) All federal, state, county, municipal and other governmental statutes, laws (including common law and Environmental
Laws), rules, policies, guidance, codes, orders, regulations, ordinances, permits, licenses, covenants, conditions, restrictions, judgments, decrees and injunctions, including those affecting the Leased Property, Lessee's Personal Property and all Capital Additions or the construction, use or alteration thereof, whether now or hereafter enacted and in force, including any which may
(A) require repairs, modifications or alterations in or to the Leased Property, Lessee's Personal Property and all Capital Additions, (B) in any way adversely affect the use and enjoyment thereof, or (C) regulate the transport, handling, use, storage or disposal or require the cleanup or other treatment of any Hazardous Substance, and (ii) all covenants, agreements, restrictions, and encumbrances either now or hereafter of record or known to Lessee (other than encumbrances created by Lessor without the consent of Lessee except as otherwise expressly permitted hereunder) affecting the Leased Property.

                  Lessee:  As defined in the preamble.


                  Lessee's Personal Property: With respect to each Facility, the Personal Property other than Lessor's Personal Property relating to such Facility.

                  Lessee's Proprietary Software:  As defined in Section 6.3.

                  Lessee's Trademarks:  As defined in Section 6.3.

                  Lessor:  As defined in the preamble.

                  Lessor's Personal Property: As defined in Article I, and, with respect to each Facility, Lessor's Personal Property (as defined in Article I) relating to such Facility.

                  Letter of Credit Amount: Four Million Dollars ($4,000,000) plus the Victoria Letter of Credit Amount.

                  Letter of Credit Date:  As defined in Section 21.2.

                  Master Sublease: With respect to any Facility, a Master Sublease (as defined in Article XXIV) of such Facility.

                  Minimum Rent: The sum of Allocated Minimum Rent for all Facilities payable under this Lease.

                  Minimum Repurchase Price: With respect to each Facility other than the Post Oak Facility at any given time, the sum of (i) the Allocated Initial Investment with respect to such Facility plus (ii) any Capital Addition Costs funded by Lessor with respect to such Facility plus (iii) any Earnout Amounts paid by Lessor with respect to such Facility. With respect to the Post Oak Facility, the Post Oak Repurchase Price.

                  New Lease:  As defined in Section 31.2.1.

                  New Lease Effective Date:  As defined in Section 31.2.1.

                  Occupancy Arrangement: Any sublease, license or other arrangement with a Person for the right to use, occupy or possess any portion of the Leased Property and/or any Capital Additions.

                  Occupant: Any Person having rights of use, occupancy or possession under an Occupancy Arrangement.

                  Officer's Certificate: A certificate of Lessee signed by an officer authorized to so sign by its board of directors or by-laws or by equivalent governing documents or managers.

                  Old Victoria Lease:  As defined in Article XLVII.

                  Opening Deposit:  As defined in Article XXXV.

                  Outside Closing Date:  As defined in Article XXXV.

                  Overdue Rate: On any date, a rate equal to Two Percent (2%) above the Prime Rate, but in no event greater than the maximum rate then permitted under applicable law.

                  Payment Date: Any due date for the payment of the installments of Minimum Rent, Victoria Additional Rent or any other sums payable under this Lease.

                  Person: Any individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other form of entity.

                  Personal Property: With respect to each Facility, all machinery, furniture and equipment, including phone systems and computers, trade fixtures, inventory (including raw materials, work in process and finished goods), supplies and other personal property used or useful in the use of the Leased Property and Capital Additions of such Facility for their Primary Intended Use, other than Fixtures.

                  Post Oak Repurchase Price: The Allocated Initial Investment with respect to the Post Oak Facility; provided, however, that commencing upon the expiration of the first (1st) Lease Year and continuing upon the expiration of each Lease Year thereafter, the Post Oak Repurchase Price shall be increased to an amount One Hundred Two and One-Half Percent (102.5%) of the Post Oak Repurchase Price in effect immediately prior to such increase. The Post Oak Purchase Price shall be calculated as of the date of the Close of Escrow, and not as of the date Lessee exercises its option to purchase the Post Oak Facility.

                  Primary Intended Use: With respect to each Facility, the Primary Intended Use set forth on Exhibit B attached hereto and incorporated herein by this reference with respect to such Facility and such other uses necessary or incidental to such use.

                  Prime Rate: On any date, a rate equal to the annual rate on such date announced by the Bank of New York (or its successors) to be its prime, base or reference rate for 90-day unsecured loans to its corporate borrowers of the highest credit standing but in no event greater than the maximum rate then permitted under applicable law. If the Bank of New York (or its successors) discontinues its use of such prime, base or reference rate or ceases to exist, Lessor shall designate the prime, base or reference rate of another state or federally chartered bank based in New York to be used for the purpose of calculating the Prime Rate hereunder.

                  Put Event: With respect to any Facility, an Event of Default hereunder (i.e., after any applicable notice and cure period provided for in Section 16.1) arising out of any of the following at any time during the Term:

                  (i) Lessee's failure to obtain and maintain all licenses, authorizations, certifications and approvals needed to use and operate the Leased Property of such Facility and all Capital Additions thereon, for such Facility's Primary Intended Use in accordance with all Legal Requirements and all Insurance Requirements including obtaining and maintaining all applicable health care licenses, certificates of need and Medicare and/or Medicaid certifications;

                  (ii) Lessee's failure to use and continuously operate or cause to be used and continuously operated the entirety of the Leased Property of such Facility and all improvements thereon for its Primary Intended Use; and/or

                  (iii) Lessee's failure to cure any material violation of any Legal Requirements relating to any Hazardous Substances in, on, under or about the Leased Property of such Facility or to effect any repair, closure, detoxification, decontamination or other remediation required by any applicable Legal Requirements with respect to any Hazardous Substances in, on, under or about the Leased Property of such Facility.

                  Notwithstanding that Lessor and Lessee have specifically defined a "Put Event" for the limited purpose of setting forth the circumstances under which Lessor shall be entitled to the remedy set forth in Section 16.5, in no event shall this definition derogate the materiality of any other Event of Default (including any Event of Default which does not constitute a Put Event) or otherwise limit Lessor's rights and remedies upon the occurrence of any such Event of Default, including those rights and remedies set forth in Sections 16.2, 16.3, 16.4, 16.8, 16.9 and/or 16.10.

                  Quarter: During each applicable Lease Year, the first three
(3) calendar month period commencing on the first (1st) day of such Lease Year and each subsequent three (3) calendar month period within such Lease Year; provided, however, that the last Quarter during the Term may be a period of less than three (3) calendar months and shall end on the last day of the Term; provided, further, that if the Commencement Date is a day other than the first
(1st) day of a calendar month, the first Quarter shall be the period commencing on the Commencement Date and ending on the last day of the second (2nd) month following the month in which the Commencement Date occurs.

                  Related Rights: As defined in Article I, and, with respect to each Facility, the Related Rights of such Facility.

                  Rent: Collectively, the Minimum Rent, Victoria Additional Rent, Additional Charges and all other amounts payable under this Lease.

                  Sale of Business: A Transfer of the type described in any of clauses (iv), (v) or (vi) of Section 24.1.1 below, unless such Transfer involves only the stock, memberships, equity interests and/or assets of Lessee and Lessee has no substantial assets other than (a) its interest in the Leased Property and any Capital Additions pursuant to this Lease, (b) the business and operations on the Leased Property and any Capital Additions and (c) Lessee's Personal Property.

                  SEC:  Securities and Exchange Commission.

                  Separated Property:  As defined in Section 31.2.

                  State: With respect to each Facility, the State or Commonwealth in which the Leased Property for such Facility is located.

                  Subsidiaries: Corporations, partnerships, limited liability companies, business trusts or other legal entities with respect to which a Person owns, directly or indirectly (including through one or more intermediaries), more than fifty percent (50%) of the voting stock or partnership, membership or other equity interest, respectively.

                  Successful Refinancing: The date that ARC has, to HCPI's reasonable satisfaction, (a) raised or received a firm, unconditional commitment(s) to raise, new funds sufficient to repay in full ARC's 2002 debt maturities, and/or (b) received a firm, unconditional commitment to extend, or extended, the maturity date of ARC's 2002 debt maturities.

                  Target Property:  As defined in Section 35.4.

                  Term: With respect to each Facility, the Fixed Term and any Extended Terms of such Facility unless earlier terminated pursuant to the ---- provisions hereof.

                  Texas HCP: Texas HCP Holding, L.P., a Delaware limited partnership, and its successors and assigns.

                  Transfer:  As defined in Article XXIV.

                  Transfer Consideration: With respect to any Transfer constituting a Master Sublease (other than a Master Sublease entered into in connection with a Sale of Business), "Transfer Consideration" shall mean Fifty Percent (50%) of the positive remainder, if any, obtained by subtracting (x) the Allocated Minimum Rent and, if applicable, the Victoria Additional Rent, payable by Lessee under this Lease with respect to such Facility from (y) the Fair Market Rental of such Facility, all determined on a monthly basis, prorating such Fair Market Rental, Allocated Minimum Rent and, if applicable, the Victoria Additional Rent, as appropriate, if less than all of such Facility is Master Subleased. Fifty Percent (50%) of such remainder shall be paid by Lessee to Lessor monthly when the Allocated Minimum Rent of such Facility is due; provided, however, that in no event shall the total Transfer Consideration to which Lessor is entitled in connection with any such Master Sublease exceed the total consideration given directly or indirectly (including through one or more intermediaries) to Lessee, to any Controlling Person(s) or to any other Person in exchange for, in connection with, related to or arising out of the transaction(s) as to which such Master Sublease is a part. With respect to any other Transfer (i.e., a Transfer other than pursuant to a Master Sublease, but including a Master Sublease which is part of a Sale of Business) "Transfer Consideration" shall mean Fifty Percent (50%) of the Leasehold FMV. Lessee acknowledges and agrees that the terms under which Lessor is entitled to the payment of Transfer Consideration pursuant to this Lease and the amount thereof has been freely negotiated and represents a fair and equitable division with Lessor of the consideration payable in connection with a Transfer taking into account, among other things, Lessor's investment in the Leased Property, the terms of this Lease and the inherent risks of owning and leasing real property. As used herein, the term "consideration" shall mean and include money, services, property and other things of value, including payment of costs, cancellation or forgiveness of indebtedness, discounts, rebates, barter and the like.

                  Unsuitable for Its Primary Intended Use: With respect to each Facility, a state or condition of such Facility such that by reason of damage or destruction or Condemnation, in the good faith judgment of Lessor and Lessee, such Facility cannot be operated on a commercially practicable basis for its Primary Intended Use.

                  Victoria Additional Rent:  As defined in Section 3.1.4.

                  Victoria Letter of Credit Amount: An amount equal to seventy-five percent (75%) of the sum of the annual Allocated Minimum Rent for the Victoria Facility plus Lessor's reasonable estimate of the Victoria Additional Rent to be payable for the applicable Lease Year; provided, however, that if for any consecutive twelve (12) month period during the applicable Term the Cash Flow Coverage for the Victoria Facility equals or exceeds 1.4 to 1, then the Victoria Letter of Credit Amount shall be reduced for the then current and each subsequent Lease Year to an amount equal to fifty percent (50%) of the sum of the annual Allocated Minimum Rent for the Victoria Facility plus Lessor's reasonable estimate of the Victoria Additional Rent payable for the applicable Lease Year; provided further, however, that if, following any such reduction, the average Cash Flow Coverage for the Victoria Facility for any four (4) consecutive month period decreases below 1.4 to 1, then the Victoria Letter of Credit Amount required immediately prior to such previous adjustment shall be reinstated and Lessee shall promptly deliver to Lessor a letter of credit in the readjusted amount.

                                  ARTICLE III.

                  3.1 Rent. Lessee shall pay to Lessor in lawful money of the United States of America which shall be legal tender for the payment of public and private debts, without offset or deduction, the amounts set forth hereinafter as Minimum Rent and Victoria Additional Rent during the Term. Payments of Minimum Rent and Victoria Additional Rent shall be made by wire transfer of funds initiated by Lessee to Lessor's account or to such other Person as Lessor from time to time may designate in writing. Lessee shall pay to Lessor Minimum Rent monthly, in advance on or before the first (1st) day of each calendar month. The first monthly payment of Minimum Rent shall be payable on the Commencement Date (prorated as to any partial calendar month at the beginning of the Term). The Victoria Additional Rent shall be paid as and when required pursuant to Section 3.2 below.

                  3.1.1 Initial Allocated Minimum Rent. Subject to upward adjustments on each Earn-Out Payment Date for Earn-Out Amounts as provided for in Section 3.1.3 below for the Earn-Out Facilities, and to further increases for all Facilities (other than the Victoria Facility) as provided in Section 3.1.2, for the applicable Term (including the applicable Extended Terms, if any), Lessee shall pay "Allocated Minimum Rent" for all of the Facilities in the amount as set forth on Exhibit B attached hereto and incorporated herein by this reference; provided, however, that with respect to the applicable Extended Terms, if any, for the Victoria Facility, the monthly "Allocated Minimum Rent" with respect thereto shall be one-twelfth (1/12) of the greater of (a) the then current annual Fair Market Rental for the Victoria Facility, as calculated at the commencement of such Extended Term, and (b) the annual Allocated Minimum Rent for the Victoria Facility and Victoria Additional Rent payable for the last Lease Year of the immediately preceding term.

                  3.1.2 Minimum Rent Increases. In addition to upward adjustments on each Earn-Out Payment Date for Earn-Out Amounts as provided for in Section 3.1.3 below for the Earn-Out Facilities, commencing upon the expiration of the first (1st) Lease Year of the Fixed Term, and upon the expiration of each Lease Year thereafter during the applicable Term (including the Extended Terms, if any), the then current monthly Allocated Minimum Rent for each Facility other than the Victoria Facility for such Lease Year, shall be increased by a percentage equal to the greater of Two Percent (2%) or the CPI Increase; provided, however, that in no event shall the monthly Allocated Minimum Rent for any such Facility after any such adjustment be more than One Hundred Four Percent (104%) of the monthly Allocated Minimum Rent for any such Facility in effect immediately prior to such adjustment, notwithstanding the actual CPI Increase.

                  3.1.3 Earn-Out Amounts. In addition to the increases in Allocated Minimum Rent pursuant to Section 3.1.2 above, the monthly Allocated Minimum Rent with respect to each of the Earn-Out Facilities shall be increased from time to time on each Earn-Out Payment Date by an amount equal to one-twelfth (1/12) of the product of (i) the particular Earn-Out Amount paid by Lessor on such Earn-Out Date for such Earn-Out Facility times (ii) the then applicable Earn-Out Rate for such Earn-Out Facility. Monthly Allocated Minimum Rent payable for any months during which an Earn-Out Payment Date occurs shall be prorated based upon the number of days for which the different rental amounts apply.

                  3.1.4 Victoria Additional Rent. In addition to Allocated Minimum Rent for the Victoria Facility, Lessee shall, commencing with the Commencement Date and continuing throughout the Fixed Term for the Victoria Facility, pay to Lessor annual "Victoria Additional Rent" in an amount equal to Twenty Five Percent (25%) of the Incremental Gross Revenues; provided, however, that in no event shall the sum of the Allocated Minimum Rent for the Victoria Facility and Victoria Additional Rent paid or payable by any Lessee for any Lease Year for the Fixed Term be less than One Hundred One Percent (101%) or more than One Hundred Four Percent (104%) of the sum of Allocated Minimum Rent for the Victoria Facility and Victoria Additional Rent paid or payable in the immediately prior Lease Year. No Victoria Additional Rent shall be payable during the first Lease Year of any Extended Term for the Victoria Facility. During any Extended Term for the Victoria Facility however, Lessee shall, commencing with the first (1st) Quarter of the second (2nd) Lease Year of such Extended Term and continuing through the expiration of the Extended Term, pay to Lessor annual "Victoria Additional Rent" in the amount of Twenty Five Percent (25%) of Incremental Gross Revenues; provided, however, that beginning in the third (3rd) Lease Year of such Extended Term and in each Lease Year thereafter during such Extended Term, in no event shall the sum of the Allocated Minimum Rent for the Victoria Facility and Victoria Additional Rent paid or payable by any Lessee for any Lease Year for any Extended Term be less than One Hundred One Percent (101%) or more than One Hundred Four Percent (104%) of the sum of Allocated Minimum Rent for the Victoria Facility and Victoria Additional Rent paid or payable in the immediately prior Lease Year of such Extended Term.

                  3.2 Quarterly Calculation and Payment of Victoria Additional Rent; Annual Reconciliation. With respect to the Victoria Facility only:

                  3.2.1 Lessee shall calculate and pay Victoria Additional Rent quarterly, in arrears, for the portion of the entire Lease Year, on a cumulative basis, up to the end of the Quarter then most recently ended, less the Victoria Additional Rent already paid and attributable to such Lease Year. If at the time any calculation on account of Victoria Additional Rent is to be made the applicable Gross Revenues with respect to the Victoria Facility are not yet available, Lessee shall use its best estimate of the applicable Gross Revenues. Each quarterly payment of Victoria Additional Rent shall be delivered to Lessor, together with an Officer's Certificate setting forth the calculation thereof, on or before the last Business Day of the calendar month immediately following the end of the corresponding Quarter. Notwithstanding the foregoing, in no event shall the sum of (i) the Victoria Additional Rent for the partial Lease Year commencing on the Commencement Date and ending on July 31, 2002 plus
(ii) the "Additional Rent" payable under the Old Victoria Lease from August 1, 2001 until the Commencement Date hereof be in an amount greater or less than what would have been the amount of "Additional Rent" payable under the Old Victoria Lease for the period commencing from August 1, 2001 through July 31, 2002 if such Old Victoria Lease had not been terminated and replaced with this Lease pursuant to Article XLVII below.

                  3.2.2 Within sixty (60) days after the end of each Lease Year, Lessee shall deliver to Lessor an Officer's Certificate setting forth the Gross Revenues with respect to the Victoria Facility for such Lease Year. As soon as practicable following receipt by Lessor of such Certificate, Lessor shall determine the Victoria Additional Rent for such Lease Year and give Lessee notice of the same together with the calculations upon which the Victoria Additional

Rent was based. If such Victoria Additional Rent exceeds the sum of the quarterly payments of Victoria Additional Rent previously paid by Lessee with respect to such Lease Year, Lessee shall forthwith pay such deficiency to Lessor. If such Victoria Additional Rent for such Lease Year is less than the amount previously paid by Lessee with respect thereto, Lessor shall, at Lessee's option, either (i) remit to Lessee its check in an amount equal to such difference, or (ii) credit such difference against the quarterly payments of Victoria Additional Rent next coming due.

                  3.2.3 Any difference between the annual Victoria Additional Rent for any Lease Year as shown in said Officer's Certificate and the total amount of quarterly payments for such Lease Year previously paid by Lessee, whether in favor of Lessor or Lessee, shall bear interest from the last Business Day of such Lease Year until the amount of such difference shall be paid or otherwise discharged, at a rate equal to the rate payable on 90-day U.S. Treasury Bills in effect as of the last Business Day of such Lease Year.

                  3.2.4 If the expiration or earlier termination of the Term is a day other than the last day of a Lease Year, then the amount of the last quarterly installment of Victoria Additional Rent shall be paid pro rata on the basis of the actual number of days in such Lease Year.

                  3.2.5 As soon as practicable after the expiration or earlier termination of the Term, a final reconciliation of Victoria Additional Rent shall be made taking into account, among other relevant adjustments, any unresolved contractual allowances which relate to Gross Revenues with respect to the Victoria Facility accrued prior to such expiration or termination; provided that if the final reconciliation has not been made within six (6) months of such expiration or termination, then a final reconciliation shall be made at that time based on all available relevant information, including Lessee's good faith best estimate of the amount of any unresolved contractual allowances.

                  3.3 Confirmation of Victoria Additional Rent. Lessee shall utilize, or cause to be utilized, an accounting system for the Leased Property and all Capital Additions in accordance with its usual and customary practices and in accordance with GAAP which will accurately record all Gross Revenues for the Victoria Facility and Lessee shall retain for at least seven
(7) years after the expiration of each Lease Year reasonably adequate records conforming to such accounting system showing all Gross Revenues for such Lease Year for the Victoria Facility. Lessor, at its own expense except as provided hereinbelow, shall have the right from time to time (upon reasonable notice, and in no event more than once per year) by its accountants or representatives (so long as such accountants and representatives are not hired on a contingency basis), to review and/or audit the information set forth in the Officer's Certificate referred to in Section 3.2 and in connection with such review and/or audit to examine Lessee's records with respect thereto (including supporting data and sales tax returns) subject to any prohibitions or limitations on disclosure of any such data under applicable law or regulations including any duly enacted "Patients' Bill of Rights" or similar legislation, or as may be necessary to preserve the confidentiality of the Facility-patient relationship and the physician-patient privilege. If any such review and/or audit discloses a deficiency in the payment of Victoria Additional Rent, Lessee shall forthwith pay to Lessor the amount of the deficiency together with interest thereon at the Overdue Rate compounded monthly from the date when said payment should have been made to the date of payment thereof. If any such review and/or audit discloses that the Gross Revenues actually received by Lessee for any Lease Year exceed those reported by Lessee by more than Two Percent (2%), Lessee shall pay the reasonable costs of such review and/or audit. If any review and/or audit discloses an overpayment in the payment of Victoria Additional Rent, Lessor shall credit Lessee such overpayment against payments of Victoria Additional Rent next coming due. Any proprietary information obtained by Lessor pursuant to such review and/or audit shall be treated as confidential, except that such information may be used, subject to appropriate confidentiality safeguards, in any litigation or arbitration proceedings between the parties and except further that Lessor may disclose such information to prospective lenders or purchasers.

                  3.4 Additional Charges. In addition to the Minimum Rent and Victoria Additional Rent, (i) Lessee shall also pay and discharge as and when due and payable all other amounts, liabilities, obligations and Impositions which Lessee assumes or agrees to pay under this Lease; and (ii) in the event of any failure on the part of Lessee to pay any of those items referred to in clause (i) above, Lessee shall also promptly pay and discharge every fine, penalty, interest and cost which may be added for non-payment or late payment of such items (the items referred to in clauses (i) and (ii) above being referred to herein collectively as the "Additional Charges"), and Lessor shall have all legal, equitable and contractual rights, powers and remedies provided either in this Lease or by statute or otherwise in the case of non-payment of the Additional Charges as in the case of non-payment of the Minimum Rent.

                  3.5      Late Payment of Rent.

                           (a)      LESSEE HEREBY ACKNOWLEDGES THAT LATE PAYMENT
BY LESSEE TO LESSOR OF RENT WILL CAUSE LESSOR TO INCUR COSTS NOT CONTEMPLATED HEREUNDER, THE EXACT AMOUNT OF WHICH IS PRESENTLY ANTICIPATED TO BE EXTREMELY DIFFICULT TO ASCERTAIN. SUCH COSTS MAY INCLUDE PROCESSING AND ACCOUNTING CHARGES AND LATE CHARGES WHICH MAY BE IMPOSED ON LESSOR BY THE TERMS OF ANY LOAN AGREEMENT AND OTHER EXPENSES OF A SIMILAR OR DISSIMILAR NATURE. ACCORDINGLY, IF ANY INSTALLMENT OF RENT OTHER THAN ADDITIONAL CHARGES PAYABLE TO A PERSON OTHER THAN LESSOR SHALL NOT BE PAID WITHIN THREE (3) BUSINESS DAYS AFTER ITS DUE DATE, LESSEE WILL PAY LESSOR ON DEMAND A LATE CHARGE EQUAL TO THE LESSER OF (I) FIVE PERCENT (5%) OF THE AMOUNT OF SUCH INSTALLMENT OR (II) THE MAXIMUM AMOUNT PERMITTED BY LAW. THE PARTIES AGREE THAT THIS LATE CHARGE REPRESENTS A FAIR AND REASONABLE ESTIMATE OF THE COSTS THAT LESSOR WILL INCUR BY REASON OF LATE PAYMENT BY LESSEE. THE PARTIES FURTHER AGREE THAT SUCH LATE CHARGE IS RENT AND NOT INTEREST AND SUCH ASSESSMENT DOES NOT CONSTITUTE A LENDER OR BORROWER/CREDITOR RELATIONSHIP BETWEEN LESSOR AND LESSEE. IN ADDITION, THE AMOUNT UNPAID, INCLUDING ANY LATE CHARGES, SHALL BEAR INTEREST AT THE OVERDUE RATE COMPOUNDED MONTHLY FROM THE DUE DATE OF SUCH INSTALLMENT TO THE DATE OF PAYMENT THEREOF, AND LESSEE SHALL PAY SUCH INTEREST TO LESSOR ON DEMAND. THE PAYMENT OF SUCH LATE CHARGE OR SUCH INTEREST SHALL NOT CONSTITUTE WAIVER OF, NOR EXCUSE OR CURE,

ANY DEFAULT UNDER THIS LEASE, NOR PREVENT LESSOR FROM EXERCISING ANY OTHER RIGHTS AND REMEDIES AVAILABLE TO LESSOR.

                               Lessor's Initials:
                                                 ----------------------

                               Lessee's Initials:
                                                 ----------------------

                           (b)      If Lessee shall, during any six (6) month
period, be more than five (5) Business Days delinquent in the payment of any Rent due and payable by Lessee to Lessor hereunder on three (3) or more occasions then, notwithstanding anything herein to the contrary, Lessor may, by written notice to Lessee, elect to require Lessee to pay all Minimum Rent payable hereunder quarterly in advance. Such right of Lessor shall be in addition to and not in lieu of any other right of remedy available to Lessor hereunder or at law on account of an Event of Default by Lessee hereunder.

                  3.6 Net Lease. This Lease is and is intended to be what is commonly referred to as a "net, net, net" or "triple net" lease. The Rent shall be paid absolutely net to Lessor, so that this Lease shall yield to Lessor the full amount or benefit (as applicable) of the installments of Minimum Rent, Victoria Additional Rent and Additional Charges throughout the Term.

                  3.7 Separate Account. Lessee shall deposit the gross receipts of each Facility into a separate, segregated bank account, and Lessee shall provide copies of all bank statements of such account to Lessor upon Lessor's request.

                                  ARTICLE IV.

                  4.1      Impositions.


                           4.1.1    Subject to Article XII relating to permitted
contests, Lessee shall pay, or cause to be paid, all Impositions before any fine, penalty, interest or cost may be added for nonpayment. Lessee shall make such payments directly to the taxing authorities where feasible, and promptly furnish to Lessor copies of official receipts or other satisfactory proof evidencing such payments. Lessee's obligation to pay Impositions shall be absolutely fixed upon the date such Impositions become a lien upon the Leased Property, any Capital Additions or any part(s) thereof. If any Imposition may, at the option of the taxpayer, lawfully be paid in installments, whether or not interest shall accrue on the unpaid balance of such Imposition, Lessee may pay the same, and any accrued interest on the unpaid balance of such Imposition, in installments as the same respectively become due and before any fine, penalty, premium, further interest or cost may be added thereto.

                           4.1.2    Lessor shall prepare and file all tax
returns and reports as may be required by Legal Requirements with respect to Lessor's net income, gross receipts, franchise taxes and taxes on its capital stock, and Lessee shall prepare and file all other tax returns and reports as may be required by Legal Requirements with respect to or relating to the Leased Property, all Capital Additions and Lessee's Personal Property.

                           4.1.3    Any refund due from any taxing authority in
respect of any Imposition paid by Lessee shall be paid over to or retained by Lessee if no Event of Default shall have occurred hereunder and be continuing. Any other refund shall be paid over to or retained by Lessor and applied to the payment of Lessee's obligations under this Lease in such order of priority as Lessor shall determine.

                           4.1.4    Lessor and Lessee shall, upon request of the
other, provide such data as is maintained by the party to whom the request is made with respect to the Leased Property and all Capital Additions as may be necessary to prepare any required returns and reports. If any property covered by this Lease is classified as personal property for tax purposes, Lessee shall file all personal property tax returns in such jurisdictions where it must legally so file. Lessor, to the extent it possesses the same, and Lessee, to the extent it possesses the same, shall provide the other party, upon request, with cost and depreciation records necessary for filing returns for any property so classified as personal property. Where Lessor is legally required to file personal property tax returns and to the extent practicable, Lessee shall be provided with copies of assessment notices indicating a value in excess of the reported value in sufficient time for Lessee to file a protest.

                           4.1.5    Lessee may, upon notice to Lessor, at
Lessee's option and at Lessee's sole cost and expense, protest, appeal, or institute such other proceedings as Lessee may deem appropriate to effect a reduction of real estate or personal property assessments and Lessor, at Lessee's expense as aforesaid, shall reasonably cooperate with Lessee in such protest, appeal, or other action but at no cost or expense to Lessor. Billings for reimbursement by Lessee to Lessor of personal property or real property taxes shall be accompanied by copies of a bill therefor and payments thereof which identify the personal property or real property with respect to which such payments are made.

                           4.1.6    Lessor shall give prompt notice to Lessee of
all Impositions payable by Lessee hereunder of which Lessor has knowledge, but Lessor's failure to give any such notice shall in no way diminish Lessee's obligations hereunder to pay such Impositions.

                           4.1.7    Impositions imposed or assessed in respect
of the tax-fiscal period during which the Term terminates with respect to any Facility shall be adjusted and prorated between Lessor and Lessee with respect to such Facility, whether or not such Imposition is imposed or assessed before or after such termination, and Lessee's obligation to pay its prorated share thereof shall survive such termination with respect to such Facility.

                  4.2 Utility Charges. Lessee shall pay or cause to be paid all charges for electricity, power, gas, oil, water and other utilities used in the Leased Property and all Capital Additions. Lessee shall also pay or reimburse Lessor for all costs and expenses of any kind whatsoever which at any time with respect to the Term hereof may be imposed against Lessor by reason of any of the covenants, conditions and/or restrictions affecting the Leased Property, any Capital Additions and/or any part(s) thereof, or with respect to easements, licenses or other rights over, across or with respect to any adjacent or other property which benefits the Leased Property and/or any Capital Additions, including any and all costs and expenses associated with any utility, drainage and parking easements; provided, however, that Lessee shall not be responsible for any such charges arising out of any matters of record which were voluntarily created or imposed by Lessor after the Commencement Date (as opposed to being created or imposed after the Commencement Date without the consent or appeal of Lessor, whether pursuant to governmental action, or other), unless created or imposed with the approval or at the written request of Lessee.

                  4.3 Insurance Premiums. Lessee shall pay or cause to be paid all premiums for the insurance coverage required to be maintained by Lessee hereunder.

                  4.4 Impound Account. If Lessee shall fail to timely pay Impositions relating to real estate taxes more than two (2) times during the Term (except by reason of a permitted contest of such Imposition pursuant to Section 12.1 hereof), Lessee shall deposit, at the time of any payment of Minimum Rent, an amount equal to one-twelfth of Lessee's estimated annual Impositions relating to real estate taxes, of every kind and nature, required pursuant to Section 4.1 into an impound account as directed by Lessor. Such amounts shall be applied to the payment of the obligations in respect of which said amounts were deposited in such order of priority as Lessor shall determine, on or before the respective dates on which the same or any of them would become delinquent. The cost of administering such impound account shall be paid by Lessee. Nothing in this Section 4.4 shall be deemed to affect any right or remedy of Lessor hereunder.

                  4.5 Tax Service. If Lessee shall fail to timely pay Impositions more than two (2) times during the Term, Lessee shall, at its sole cost and expense, cause to be furnished to Lessor a tax reporting service, to be designated by Lessor, covering the Leased Property and all Capital Additions. Notwithstanding the foregoing, for so long as Lessee shall be impounding taxes with or at the direction of Lessor pursuant to Section 4.4 above, the provision of this Section 4.5 shall be waived.

                                   ARTICLE V.

                  5.1 No Termination, Abatement, etc. Except as otherwise specifically provided in this Lease, Lessee shall remain bound by this Lease in accordance with its terms and shall not seek or be entitled to any abatement, deduction, deferment or reduction of Rent, or set-off against the Rent. Except as expressly set forth in this Lease, the respective obligations of Lessor and Lessee shall not be affected by reason of (i) any damage to or destruction of the Leased Property, any Capital Additions and/or any part(s) thereof from whatever cause and/or any Condemnation of the Leased Property, any Capital Additions and/or any part(s) thereof; (ii) the lawful or unlawful prohibition of, or restriction upon, Lessee's use of the Leased Property, any Capital Additions and/or any part(s) thereof, or the interference with such use by any Person or by reason of eviction by paramount title; (iii) any claim that Lessee has or might have against Lessor by reason of any default or breach of any warranty by Lessor hereunder or under any other agreement between Lessor and Lessee or to which Lessor and Lessee are parties; (iv) any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceedings affecting Lessor or any assignee or transferee of Lessor; or (v) for any other cause, whether similar or dissimilar to any of the foregoing, other than a discharge of Lessee from any such obligations as a matter of law. Lessee hereby specifically waives all rights arising from any occurrence whatsoever which may now or hereafter be conferred upon it by law (a) to modify, surrender or terminate this Lease or quit or surrender the Leased Property, any Capital Additions and/or any part(s) thereof; or (b) which may entitle Lessee to any abatement, reduction, suspension or deferment of the Rent or other sums payable by Lessee hereunder, except as otherwise specifically provided in this Lease. The obligations of Lessor and Lessee hereunder shall be separate and independent covenants and agreements and the Rent and all other sums payable by Lessee hereunder shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to the express provisions of this Lease or by termination of this Lease other than by reason of an Event of Default.

                  5.2 Termination with Respect to Fewer than All of the Facilities. Wherever in this Lease the action of terminating the Lease with respect to a Facility (or action of similar import) is discussed, such action shall mean the termination of Lessee's rights in and to the Leased Property relating to such Facility. Notwithstanding anything in this Lease to the contrary, if this Lease shall be terminated by Lessor or Lessee pursuant to rights granted hereunder with respect to any Facility, or if this Lease shall otherwise expire or terminate with respect to only one or more Facilities, such termination or expiration shall not affect the applicable Term of this Lease with respect to the balance of the Facilities not so terminated by Lessor or expired, and this Lease shall continue in full force and effect with respect to each other such Facility, except that the total Minimum Rent payable hereunder shall be reduced by the amount of Allocated Minimum Rent, and with respect to the Victoria Facility, if applicable, the Victoria Additional Rent, with respect to such Facility as to which this Lease has so terminated or expired, subject, however, to Lessor's right, in the event of a termination because of an Event of Default, to recover damages with respect to any such Facility as to which this Lease has been terminated as provided in Article XVI.

                                  ARTICLE VI.

                  6.1 Ownership of the Leased Property. Lessee acknowledges that the Leased Property is the property of Lessor and that Lessee has only the right to the exclusive possession and use of the Leased Property upon the terms and conditions of this Lease. Upon the expiration or earlier termination of this Lease with respect to any Facility Lessee shall, at its expense, repair and restore the Leased Property relating to such Facility to the condition required by Section 9.1.4.

                  6.2 Personal Property. During the Term, Lessee shall, as necessary and at its expense, install, affix or assemble or place on any parcels of the Land or in any of the Leased Improvements, any items of Lessee's Personal Property and replacements thereof which shall be the property of and owned by Lessee. Except as provided in Sections 6.3 and 16.10, Lessor shall have no rights to Lessee's Personal Property during the Term. With respect to each Facility, Lessee shall provide and maintain during the entire Term applicable to such Facility all Personal Property necessary in order to operate such Facility in compliance with all licensure and certification requirements, all Legal Requirements and all Insurance Requirements and otherwise in accordance with customary practice in the industry for the Primary Intended Use. In addition, Lessee shall be permitted to replace, modify, alter or substitute any of Lessor's Personal Property that has become obsolete or worn out with personal property of equal or better quality. Any such replacements, modifications, alterations or substitutions (whether or not upgrades thereof) shall become Lessor's Personal Property.

                  6.3 Transfer of Personal Property and Capital Additions to Lessor. Upon the expiration or earlier termination of this Lease with respect to a Facility (unless such termination is the result of Lessee's purchase of such Facility), all Capital Additions not owned by Lessor and Lessee's Personal Property (including all motor vehicles (if any) owned by Lessee used to transport residents/patients) relating to such Facility shall become the property of Lessor, free of any encumbrance, and Lessee shall execute all documents and take any actions reasonably necessary to evidence such ownership and discharge any encumbrance. Notwithstanding anything to the contrary in this Lease, upon the expiration or earlier termination of this Lease with respect to any Facility, Lessor shall not be obligated to reimburse Lessee for any replacements, rebuildings, alterations, additions, substitutions, and/or improvements that are surrendered as part of or with the Leased Property or Capital Additions of such Facility. For purposes of this Section 6.3 only, "Lessee's Personal Property" shall not include (i) any of Lessee's rights to the trademarks in "Homewood," "Homewood Residence," "American Retirement Corporation," "ARC," or any derivative thereof (collectively, "Lessee's Trademarks"), (ii) any of Lessee's proprietary software ("Lessee's Proprietary Software") or (iii) any accounts receivable or cash held by Lessee.

                                  ARTICLE VII.

                  7.1 Condition of the Leased Property. Lessee acknowledges receipt and delivery of possession of the Leased Property and confirms that Lessee has examined and otherwise has knowledge of the condition of the Leased Property prior to the execution and delivery of this Lease and has found the same to be in good order and repair, free from Hazardous Substances not in compliance with Legal Requirements, and satisfactory for its purposes hereunder. Regardless, however, of any examination or inspection made by Lessee and whether or not any patent or latent defect or condition was revealed or discovered thereby, Lessee is leasing the Leased Property "AS IS" in its present condition. Lessee waives any claim or action against Lessor in respect of the condition of the Leased Property including any defects or adverse conditions not discovered or otherwise known by Lessee as of the date hereof. LESSOR MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, IN RESPECT OF THE LEASED PROPERTY OR ANY PART THEREOF, EITHER AS TO ITS FITNESS FOR USE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE, OR AS TO THE NATURE OR QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, OR THE EXISTENCE OF ANY HAZARDOUS SUBSTANCE, IT BEING AGREED THAT ALL SUCH RISKS, LATENT OR PATENT, ARE TO BE BORNE SOLELY BY LESSEE INCLUDING ALL RESPONSIBILITY AND LIABILITY FOR ANY ENVIRONMENTAL REMEDIATION AND COMPLIANCE WITH ALL ENVIRONMENTAL LAWS.

                  7.2      Use of the Leased Property.

                           7.2.1    Lessee covenants that it will obtain and
maintain all authorizations and approvals needed to use and operate the Leased Property, all Capital Additions and each Facility for such Facility's respective Primary Intended Use and any other use conducted on the Leased Property and any Capital Additions as may be permitted from time to time hereunder in accordance with Legal Requirements including applicable licenses, provider agreements, permits, and Medicare and/or Medicaid certification.

                           7.2.2    Lessee shall use or cause to be used the
Leased Property, all Capital Additions and the improvements thereon of each Facility for the Primary Intended Use of such Facility. Lessee shall not use the Leased Property, any Capital Additions or any part(s) thereof for any other use without the prior written consent of Lessor, which consent Lessor may withhold in its sole discretion.

                           7.2.3    Lessee shall operate continuously the entire
Leased Property and all Capital Additions of each Facility in accordance with the Primary Intended Use of such Facility. Lessee shall devote the entirety of each Facility and all Capital Additions to the Primary Intended Use, except for areas reasonably required for office, storage space or ancillary service uses incidental to the Primary Intended Use. Lessee shall not modify the services offered or take any other action (e.g., removing patients or residents from a Facility or directing patients or residents, or prospective patients or residents, to another facility) if such modification of services or the taking of such action would materially reduce Gross Revenues or the Fair Market Value of any Facility. Lessee shall at all times maintain an adequate staff for the service of its residents and/or patients, in each case assuming an occupancy and/or use level for each Facility which is not less than the average occupancy and/or use level for similar facilities in the State. Lessee shall employ its best judgment, efforts and abilities to operate the entirety of each Facility in such a manner so as to enhance the reputation and attractiveness of each Facility.

                           7.2.4    Lessee shall conduct its business at each
Facility in conformity with the highest standards of patient or resident care practice provided in similar facilities in the State.

                           7.2.5    Lessee shall not commit or suffer to be
committed any waste on the Leased Property and/or on or to any Capital Additions or cause or permit any nuisance to exist thereon or with respect thereto.

                           7.2.6    Lessee shall neither suffer nor permit the
Leased Property, any Capital Additions, or any part(s) thereof, or Lessee's Personal Property, to be used in such a manner as (i) might reasonably tend to impair Lessor's title thereto or to any portion thereof or (ii) may make possible a claim of adverse use or possession, or an implied dedication of the Leased Property, any Capital Additions or any part(s) thereof.

                           7.2.7    For purposes of computing Incremental Gross
Revenues for the Victoria Facility for any Lease Year or other period during which Lessee is in breach or violation of any of the covenants set forth in Sections 7.2.1 through 7.2.4, Lessee's Gross Revenues for the Victoria Facility for such Lease Year or other period shall be deemed to be the greater of Lessee's Gross Revenues for the Victoria Facility for (i) such Lease Year or other period, or (ii) the highest Gross Revenues for the Victoria Facility for any prior Lease Year or any corresponding period of any prior Lease Year, as applicable, as determined by Lessor.

                  7.3 Lessor to Grant Easements, etc. Lessor shall, from time to time so long as no Event of Default has occurred and is continuing, at the request of Lessee and at Lessee's cost and expense, but subject to the approval of Lessor, which approval shall not be unreasonably withheld or delayed
(i) grant easements and other rights in the nature of easements; (ii) release existing easements or other rights in the nature of easements which are for the benefit of the

Leased Property; (iii) dedicate or transfer unimproved portions of the Leased Property for road, highway or other public purposes; (iv) execute petitions to have the Leased Property annexed to any municipal corporation or utility district; (v) execute amendments to any covenants, conditions and restrictions affecting the Leased Property; and (vi) execute and deliver to any Person any instrument appropriate to confirm or effect such grants, releases, dedications and transfers to the extent of its interest in the Leased Property, but only upon delivery to Lessor of an Officer's Certificate stating that such grant release, dedication, transfer, petition or amendment is not detrimental to the proper conduct of the business of Lessee on the Leased Property and does not materially reduce the value of the Leased Property. Except as set forth in
Section 36.1 with respect to granting monetary Encumbrances, or unless otherwise requested by Lessee, Lessor shall not grant any easements or impose any covenants, conditions or restrictions on the Leased Property without Lessee's consent, which consent shall not be unreasonably withheld.

                  7.4 Preservation of Facility Value. Lessee acknowledges that a fair return to Lessor on its investment in the Leased Property of each Facility is dependent, in part, on the concentration on the Leased Property and all Capital Additions of such Facility during the Term of the assisted living facility and the core community business of Lessee and its Affiliates in the geographical area of such Facility. Lessee further acknowledges that diversion of residents and/or patients, as applicable, from any Facility to other facilities or institutions and/or reemployment by Lessee of management or supervisory personnel working at any Facility following the expiration or earlier termination of this Lease at other facilities or institutions owned, operated or managed, whether directly or indirectly, by Lessee or its Affiliates could have a material adverse impact on the value and utility of the Leased Property and all Capital Additions. Accordingly, Lessor and Lessee agree as follows:

                           7.4.1    During the Term and for a period of one (1)
year thereafter, neither Lessee nor any of its Affiliates, directly or indirectly, shall operate, own, manage or have any interest in or otherwise participate in or receive revenues from any other facility or institution providing services or goods similar to those provided in connection with any Facility and its Primary Intended Use, within a ten (10) mile radius outward from the outside boundary of such Facility. All distances shall be measured on a straight line rather than on a driving distance basis. In the event that any portion of such other facility or institution is located within such restricted area the entire facility or institution shall be deemed located within such restricted area. Without limiting Lessor's remedies, if Lessee should violate the covenant contained in this Section during the Term of the Lease with respect to the Victoria Facility, Lessor may, at its option, include the Gross Revenues of such other facility or institution in such restricted area in the Gross Revenues from the Victoria Facility for the purpose of computing Incremental Gross Revenues hereunder for the Victoria Facility. If Lessor so elects, all of the provisions of Article III hereof shall be applicable to all records pertaining to such facility or institution. Notwithstanding the foregoing, this
Section 7.4.1 shall not apply to any of those facilities currently owned and/or operated by Lessee or an Affiliate of Lessee located within such ten (10) mile radius and set forth on Exhibit F hereto.

                           7.4.2    For a period of two (2) years following the
Term, neither Lessee nor any of its Affiliates shall, without the prior written consent of Lessor, which consent may be given or withheld in Lessor's sole discretion, hire, engage or otherwise employ any management or supervisory personnel working solely on or solely in connection with any Facility.

                           7.4.3    Except as required for medically appropriate
reasons and except as may be necessary in connection with a casualty, prior to and after the expiration or earlier termination of this Lease with respect to any or all of the Facilities, Lessee shall not recommend or solicit the removal or transfer of more than ten (10) residents or patients from any Facility to any other facility or institution in any Lease Year.

                                 ARTICLE VIII.

                  8.1 Compliance with Legal and Insurance Requirements, Instruments, etc. Subject to Article XII regarding permitted contests, Lessee, at its expense, shall promptly (i) comply with all Legal Requirements and Insurance Requirements regarding the use, operation, maintenance, repair and restoration of the Leased Property, Lessee's Personal Property and all Capital Additions whether or not compliance therewith may require structural changes in any of the Leased Improvements or any Capital Additions or interfere with the use and enjoyment of the Leased Property and (ii) procure, maintain and comply with all licenses, certificates of need, provider agreements and other authorizations required for the use of the Leased Property, Lessee's Personal Property and all Capital Additions for the applicable Primary Intended Use and any other use of the Leased Property, Lessee's Personal Property and all Capital Additions then being made, and for the proper erection, installation, operation and maintenance of the Leased Property, Lessee's Personal Property and all Capital Additions. If, after thirty (30) days of receiving notice from Lessor, Lessee fails to comply with the provisions of this Section 8.1, Lessor may, but shall not be obligated to, enter upon the Leased Property and all Capital Additions and take such actions and incur such costs and expenses to effect such compliance as it deems advisable to protect its interest in the Leased Property and all Capital Additions, and Lessee shall reimburse Lessor for all costs and expenses incurred by Lessor in connection with such actions. Lessee covenants and agrees that the Leased Property, Lessee's Personal Property and all Capital Additions shall not be used for any unlawful purpose.

                                  ARTICLE IX.

                  9.1      Maintenance and Repair.

                           9.1.1    Lessee, at its expense, shall maintain the
Leased Property, and every portion thereof, Lessee's Personal Property and all Capital Additions, and all private roadways, sidewalks and curbs appurtenant to the Leased Property, and which are under Lessee's control in good order and repair whether or not the need for such repairs occurs as a result of Lessee's use, any prior use, the elements or the age of the Leased Property, Lessee's Personal Property and all Capital Additions, and, with reasonable promptness, make all necessary and appropriate repairs thereto of every kind and nature, including those necessary to comply with changes in any Legal Requirements, whether interior or exterior, structural or non-structural, ordinary or extraordinary, foreseen or unforeseen or arising by reason of a condition existing prior to the Commencement Date. All repairs shall be at least equivalent in quality to the original work. Lessee will not take or omit to take any action the taking or omission of which might materially impair the value or the usefulness of the Leased Property, any Capital

Additions, or any part(s) thereof for the Primary Intended Use. Lessor shall assign to Lessee the benefit of any warranties relating to the Leased Property to the extent such benefit may be assigned by Lessor without loss of the benefit of the same to Lessor, and Lessor shall use reasonable efforts to assist Lessee in enforcing any such warranties at no out-of-pocket cost to Lessor.

                           9.1.2    Lessor shall not under any circumstances be
required to (i) build or rebuild any improvements on the Leased Property or any Capital Additions; (ii) make any repairs, replacements, alterations, restorations or renewals of any nature to the Leased Property, whether ordinary or extraordinary, structural or non-structural, foreseen or unforeseen, or to make any expenditure whatsoever with respect thereto; or (iii) maintain the Leased Property or any Capital Additions in any way. Lessee hereby waives, to the extent permitted by law, the right to make repairs at the expense of Lessor pursuant to any law in effect at the time of the execution of this Lease or hereafter enacted.

                           9.1.3    Nothing contained in this Lease and no
action or inaction by Lessor shall be construed as (i) constituting the consent or request of Lessor, expressed or implied, to any contractor, subcontractor, laborer, materialman or vendor to or for the performance of any labor or services or the furnishing of any materials or other property for the construction, alteration, addition, repair or demolition of or to the Leased Property, any Capital Additions or any part(s) thereof; or (ii) giving Lessee any right, power or permission to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Lessor in respect thereof or to make any agreement that may create, or in any way be the basis for, any right, title, interest, lien, claim or other encumbrance upon the estate of Lessor in the Leased Property, any Capital Additions or any part(s) thereof.

                           9.1.4    Unless Lessor shall convey any of the Leased
Property to Lessee pursuant to the provisions of this Lease, Lessee shall, upon the expiration or earlier termination of the Term, vacate and surrender the Leased Property, Lessee's Personal Property, and all Capital Additions to Lessor in the condition in which the Leased Property was originally received from Lessor and Lessee's Personal Property and any Capital Additions were originally introduced to each Facility, except as repaired, rebuilt, restored, altered or added to as permitted or required by the provisions of this Lease and except for ordinary wear and tear.

                  9.2 Encroachments, Restrictions, Mineral Leases, etc. If any of the Leased Improvements or Capital Additions shall, at any time, encroach upon any property, street or right-of-way, or shall violate any restrictive covenant or other agreement affecting the Leased Property, any Capital Additions or any parts thereof, or shall impair the rights of others under any easement or right-of-way to which the Leased Property is subject, or the use of the Leased Property or any Capital Additions is impaired, limited or interfered with by reason of the exercise of the right of surface entry or any other provision of a lease or reservation of any oil, gas, water or other minerals, then promptly upon the request of Lessor, Lessee, at its sole cost and expense, but subject to its right to contest the existence of any such encroachment, violation or impairment, shall protect, indemnify, save harmless and defend Lessor from and against all losses, liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including reasonable attorneys', consultants' and experts' fees and expenses) based on or arising by reason of any such encroachment, violation or impairment. In the event of an adverse final determination with respect to any such encroachment, violation or impairment by a court or regulatory authority having jurisdiction with respect thereto, Lessee shall either (i) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation or impairment, whether the same shall affect Lessor or Lessee; or (ii) make such changes in the Leased Improvements and any Capital Addition, and take such other actions, as Lessee in the good faith exercise of its judgment deems reasonably practicable, to remove such encroachment or to end such violation or impairment, including, if necessary, the alteration of any of the Leased Improvements or any Capital Addition, and in any event take all such actions as may be necessary in order to be able to continue the operation of the Leased Improvements and any Capital Addition for the Primary Intended Use substantially in the manner and to the extent the Leased Improvements and Capital Additions were operated prior to the assertion of such encroachment, violation or impairment. Lessee's obligations under this Section 9.2 shall be in addition to and shall in no way discharge or diminish any obligation of any insurer under any policy of title or other insurance and, to the extent the recovery thereof is not necessary to compensate Lessor for any damages incurred by any such encroachment, violation or impairment, Lessee shall be entitled to a credit for any sums recovered by Lessor under any such policy of title or other insurance.

                                   ARTICLE X.

                  10.1 Construction of Capital Additions and Other Alterations to the Leased Property. Without the prior written consent of Lessor, which consent may be given or withheld in Lessor's sole and absolute discretion, Lessee shall not (a) make any Capital Additions on or structural alterations to the Leased Property, (b) enlarge or reduce the size of any Facility or otherwise materially alter or affect (other than repair and replacement thereof) any main Facility systems, including any main plumbing, electrical or heating, ventilating and air conditioning systems of any Facility and/or (c) make any Capital Additions or other alterations which would tie in or connect with any improvements on property adjacent to the Land. Lessee may, without Lessor's prior written consent, make any alterations, additions, or improvements (collectively, "alterations") to the Leased Property if such alterations are not of the type described in either clause (a), (b) or (c) above, so long as in each case: (i) the same do not (A) decrease the value of the Leased Property, (B) affect the exterior appearance of the Leased Property, or (C) adversely affect the structural components of the Leased Improvements or the main electrical, mechanical, plumbing or ventilating and air conditioning systems for any Facility, (ii) the same are consistent in terms of style, quality and workmanship to the original Leased Improvements and Fixtures, (iii) the same are constructed and performed in accordance with the provisions of Section 10.2 below and (iv) the cost thereof does not exceed, in the aggregate, $200,000.00 for any twelve (12) month period with respect to any single Facility. Any other alterations (i.e., other than alterations described in clauses (a), (b) or (c) above, and other than alterations which meet the foregoing requirements of clauses (i), (ii), (iii) and (iv) above) shall be subject to Lessor's prior written consent, which consent shall not be unreasonably withheld. To the extent Lessor's prior written consent shall be required in connection with any alterations or Capital Additions, Lessor may impose such conditions thereon in connection with its approval thereof as Lessor in its sole but reasonable judgment deems appropriate. Notwithstanding the foregoing, Lessor agrees that painting, landscaping, and replacement of floor, wall and window coverings shall be deemed alterations which do not require Lessor's consent, regardless of the cost thereof, so long as the same meet the requirements of clauses (ii) and (iii) above.

                  10.2 Construction Requirements for all Alterations. Whether or not Lessor's review and approval is required, for all Capital Additions and other alterations of the Leased Property, the following shall apply (except to the extent Lessor reasonably determines that, because of the nature or extent of the alteration, any such requirement is not applicable):

                           (a)      Such construction shall not commence until
Lessee shall have procured and paid for all municipal and other governmental permits and authorizations required therefor, and Lessor shall join in the application for such permits or authorizations whenever such action is necessary; provided, however, that (i) any such joinder shall be at no cost or expense to Lessor; and (ii) any plans required to be filed in connection with any such application which require the approval of Lessor as hereinabove provided shall have been so approved by Lessor;

                           (b)      Such construction shall not, and Lessee's
licensed architect or engineer shall certify to Lessor that such construction shall not, impair the structural strength of any component of the applicable Facility or overburden the electrical, water, plumbing, HVAC or other building systems of any such component;

                           (c)      Lessee's licensed architect or engineer
shall certify to Lessor that the detailed plans and specifications conform to and comply with all Insurance Requirements and all applicable building, subdivision and zoning codes, laws, ordinances, regulations and other Legal Requirements imposed by all governmental authorities having jurisdiction over the Leased Property;

                           (d)      Such construction shall, when completed, be
of such a character as not to decrease the value of the Leased Property as it was immediately before such Capital Addition;

                           (e)      During and following completion of such
construction, the parking which is located in the applicable Facility or on the Land relating to such Facility shall remain adequate for the operation of such Facility for its Primary Intended Use and in no event shall such parking be less than that which was or is required by law; provided, however, with Lessor's prior consent and at no additional expense to Lessor, (i) to the extent additional parking is not already a part of a Capital Addition, Lessee may construct additional parking on the Land relating to such Facility; or (ii) Lessee may acquire off-site parking to serve such Facility as long as such parking shall be dedicated to, or otherwise made available to serve, such Facility;

                           (f)      All work done in connection with such
construction shall be done promptly and in a good and workmanlike manner using first-class materials and in conformity with all Legal Requirements;

                           (g)      Promptly following the completion of such
construction, Lessee shall deliver to Lessor "as built" drawings of such addition, certified as accurate by the licensed architect or engineer selected by Lessee to supervise such work; and

                           (h)      If by reason of the construction thereof, a
new or revised Certificate of Occupancy for any component of such Facility is required, Lessee shall obtain and furnish a copy of the same to Lessor promptly upon completion thereof.

                                  ARTICLE XI.

                  11.1 Liens. Subject to the provisions of Article XII relating to permitted contests, Lessee will not directly or indirectly create or allow to remain and will promptly discharge at its expense any lien, encumbrance, attachment, title retention agreement or claim upon the Leased Property or any Capital Additions or any attachment, levy, claim or encumbrance in respect of the Rent, excluding, however, (i) this Lease; (ii) the matters that exist as of the Commencement Date; (iii) restrictions, liens and other encumbrances which are consented to in writing by Lessor, or any easements granted pursuant to the provisions of Section 7.3; (iv) liens for Impositions which Lessee is not required to pay hereunder; (v) subleases permitted by
Article XXIV; (vi) liens for Impositions not yet delinquent; (vii) liens of mechanics, laborers, materialmen, suppliers or vendors for amounts not yet due;
(viii) any liens which are the responsibility of Lessor pursuant to the provisions of Article XXXVI; (ix) any judgment liens against Lessor for amounts which are not otherwise the responsibility of Lessee; and (x) any other matters created by Lessor which are not otherwise the responsibility of Lessee.

                                  ARTICLE XII.

                  12.1 Permitted Contests. Lessee, upon prior written notice to Lessor, on its own or in Lessor's name, at Lessee's expense, may contest, by appropriate legal proceedings conducted in good faith and with due diligence, the amount, validity or application, in whole or in part, of any licensure or certification decision, Imposition, Legal Requirement, Insurance Requirement, lien, attachment, levy, encumbrance, charge or claim; subject, however, to the further requirement that (i) in the case of an unpaid Imposition, lien, attachment, levy, encumbrance, charge or claim, the commencement and continuation of such proceedings shall suspend the collection thereof from Lessor and from the Leased Property or any Capital Additions; (ii) neither the Leased Property nor any Capital Additions, the Rent therefrom nor any part or interest in either thereof would be in any danger of being sold, forfeited, attached or lost pending the outcome of such proceedings; (iii) in the case of a Legal Requirement, neither Lessor nor Lessee would be in any danger of civil or criminal liability for failure to comply therewith pending the outcome of such proceedings; (iv) if any such contest shall involve a sum of money or potential loss in excess of Fifty Thousand Dollars ($50,000), upon request of Lessor, Lessee shall deliver to Lessor and its counsel an opinion of legal counsel reasonably acceptable to Lessor to the effect set forth in clauses (i), (ii) and
(iii) above, to the extent applicable; (v) in the case of a Legal Requirement, Imposition, lien, encumbrance or charge, Lessee shall give such reasonable security as may be required by Lessor to insure ultimate payment of the same and to prevent any sale or forfeiture of the Leased Property or any Capital Additions or the Rent by reason of such nonpayment or noncompliance; and (vi) in the case of an Insurance Requirement, the coverage required by Article XIII shall be maintained. If any such contest is finally resolved against Lessor or Lessee, Lessee shall promptly pay the amount required to be paid, together with all interest and penalties accrued thereon, or comply with the applicable Legal Requirement or Insurance Requirement. Lessor, at Lessee's expense, shall execute and deliver to Lessee such authorizations and other documents as may reasonably be required in any such contest, and, if reasonably requested by Lessee or if Lessor so desires, Lessor shall join as a party therein. The provisions of this
Article XII shall not be construed to permit Lessee to contest the payment of Rent or any other amount payable by Lessee to Lessor hereunder. Lessee shall indemnify, defend, protect and save Lessor harmless from and against any liability, cost or expense of any kind that may be imposed upon Lessor in connection with any such contest and any loss resulting therefrom.

                                 ARTICLE XIII.

                  13.1 General Insurance Requirements. During the Term, Lessee shall at all times keep the Leased Property, and all property located in or on the Leased Property, including all Capital Additions, the Fixtures and the Personal Property, insured with the kinds and amounts of insurance described below. Each element of the insurance described in this Article shall be maintained with respect to the Leased Property of each Facility and the Personal Property and operations thereon. This insurance shall be written by companies authorized to do insurance business in the State in which the Leased Property is located. All liability type policies must name Lessor as an "additional insured." All property, loss of rental and business interruption type policies shall name Lessor as "loss payee." Losses shall be payable to Lessor and/or Lessee as provided in Article XIV. In addition, the policies, as appropriate, shall name as an "additional insured" or "loss payee" the holder of any mortgage, deed of trust or other security agreement ("Facility Mortgagee") securing any indebtedness or any other Encumbrance placed on the Leased Property in accordance with the provisions of Article XXXVI ("Facility Mortgage") by way of a standard form of mortgagee's loss payable endorsement; provided, however, that Lessor delivers the name and address of any such Facility Mortgagee to Lessee. Any loss adjustment shall require the written consent of Lessor, Lessee, and each Facility Mortgagee. Evidence of insurance shall be deposited with Lessor and, if requested, with any Facility Mortgagee(s). The policies shall insure against the following risks with respect to each Facility:

                           13.1.1   Loss or damage by fire, vandalism and
malicious mischief, extended coverage perils commonly known as special form perils, earthquake (including earth movement), sinkhole and windstorm in an amount not less than the insurable value on a replacement cost basis (as defined below in Section 13.2) and including a building ordinance coverage endorsement;

                           13.1.2   Loss or damage by explosion of steam
boilers, pressure vessels or similar apparatus, now or hereafter installed in each Facility, in such limits with respect to any one accident as may be reasonably requested by Lessor from time to time;

                           13.1.3   Flood (when the Leased Property of a
Facility is located in whole or in part within a designated 100-year flood plain area) and such other hazards and in such amounts as may be customary for comparable properties in the area;

                           13.1.4   Loss of rental value in an amount not less
than twelve (12) months' Rent payable hereunder or business interruption in an amount not less than twelve (12) months of income and normal operating expenses including payroll and Rent payable hereunder with an endorsement extending the period of indemnity by at least ninety (90) days (Building Ordinance

- Increased Period of Restoration Endorsement) necessitated by the occurrence of any of the hazards described in Sections 13.1.1, 13.1.2 or 13.1.3; and

                           13.1.5   (a) Bodily injury or property damage under a
policy of commercial general liability insurance (including broad form property damage and broad form contractual liability) and (b) medical professional liability, with amounts not less than Five Million and No/100 Dollars ($5,000,000.00) per occurrence and Twenty-Five Million and No/100 Dollars ($25,000,000) in the annual aggregate.

With respect to the insurance referenced in Section 13.1.5 (general liability and medical professional liability), Lessee shall be permitted to use a claims made policy form rather than an occurrence based policy form; provided, however, that any such claims made policy must include therein the right to purchase a "tail" that insures against so-called "incurred but not reported claims" for a period of not less than two (2) years (or, if available, three (3) years) following the expiration of such claims made policy. Upon the expiration of any such claims made policy, Lessee shall either (i) purchase a two (2) year "tail" policy covering any so-called "incurred but not reported claims" during the prior policy period (or, if available, a three (3) year "tail" policy covering any so-called "incurred but not reported claims") during the prior policy period, or (ii) provide other insurance covering "incurred but not reported claims" for such prior policy period for a period of not less than two (2) years (or, if available, three (3) years) thereafter in form satisfactory to Lessor.

                  13.2 Replacement Cost. The term "replacement cost" shall mean the actual replacement cost of the insured property from time to time with new materials and workmanship of like kind and quality. If either party believes that the replacement cost has increased or decreased at any time during the Term, it shall have the right to have such replacement cost redetermined by an impartial national insurance company reasonably acceptable to both parties (the "impartial appraiser"). The party desiring to have the replacement cost so redetermined shall forthwith, on receipt of such determination by the impartial appraiser, give written notice thereof to the other party hereto. The determination of the impartial appraiser shall be final and binding on the parties hereto, and Lessee shall forthwith increase or decrease the amount of the insurance carried pursuant to this Article to the amount so determined by the impartial appraiser. Each party shall pay one-half (1/2) of the fee, if any, of the impartial appraiser. If Lessee has made improvements to the Leased Property, including any Capital Additions, Lessor may at Lessee's expense have the replacement cost redetermined at any time after such improvements are made, regardless of when the replacement cost was last determined.

                  13.3 Additional Insurance. In addition to the insurance described above, Lessee shall maintain such additional insurance as may be reasonably required from time to time by any Lessor and shall further at all times maintain adequate workers' compensation coverage and any other coverage required by Legal Requirements for all Persons employed by Lessee on the Leased Property and any Capital Additions in accordance with Legal Requirements.

                  13.4 Waiver of Subrogation. All insurance policies carried by either party covering the Leased Property and any Capital Additions and Lessee's Personal Property including contents, fire and casualty insurance, shall expressly waive any right of subrogation on the part of the insurer against the other party. Each party waives any claims it has against the other party to the extent such claim is covered by insurance.

                  13.5 Policy Requirements. All of the policies of insurance referred to in this Article shall be written in form satisfactory to Lessor and by insurance companies with a policyholder rating of "A" and a financial rating of "X" in the most recent version of Best's Key Rating Guide. Additionally, except as otherwise provided in this Lease, all of the insurance referred to in this Article shall be on an occurrence (rather than a claims-made) basis. Lessee shall pay all of the premiums therefor, and deliver such policies or certificates thereof to Lessor prior to their effective date (and with respect to any renewal policy, shall deliver to Lessor's reasonable satisfaction, evidence of renewal at least five (5) days prior to the expiration of the existing policy), and in the event of the failure of Lessee either to effect such insurance in the names herein called for or to pay the premiums therefor, or to deliver such policies or certificates thereof to Lessor, at the times required, Lessor shall be entitled, but shall have no obligation, to effect such insurance and pay the premiums therefor, in which event the cost thereof, together with interest thereon at the Overdue Rate, shall be repayable to Lessor upon demand therefor. Each insurer shall agree, by endorsement on the policy or policies issued by it, or by independent instrument furnished to Lessor, that it will give to Lessor thirty (30) days' written notice before the policy or policies in question shall be materially altered, allowed to expire or canceled. Each policy shall have a deductible or deductibles, if any, which are no greater than those normally maintained for similar facilities in the State of similar size, financial condition, resident mix and number; provided, however, that in no event shall the deductibles for any medical professional liability policies or general liability policies exceed the amounts set forth on Exhibit E attached hereto and made a part hereof.

                  13.6 Increase in Limits. If either party shall at any time believe the limits of the insurance required hereunder to be either excessive or insufficient, the parties shall endeavor to agree in writing on the proper and reasonable limits for such insurance to be carried and such insurance shall thereafter be carried with the limits thus agreed on until further change pursuant to the provisions of this Section. If the parties shall be unable to agree thereon, the proper and reasonable limits for such insurance to be carried shall be determined by an impartial third party reasonably selected by Lessor and Lessee. Nothing herein shall permit the amount of insurance to be reduced below the amount or amounts required by any of the Facility Mortgagees.

                  13.7 Blanket Policies and Policies Covering Multiple Locations. Notwithstanding anything to the contrary contained in this Article, Lessee's obligations to carry the casualty insurance provided for herein may be brought within the coverage of a blanket policy or policies of insurance carried and maintained by Lessee; provided, however, that the coverage afforded Lessor will not be reduced or diminished or otherwise be different from that which would exist under a separate policy for each Facility meeting all other requirements of this Lease by reason of the use of such blanket policy of insurance, and provided further that the requirements of this Article XIII are otherwise satisfied. For any liability policies covering one or more of the Facilities or any other facilities in addition to the Facilities, Lessor may require excess limits as Lessor reasonably determines.

                  13.8 No Separate Insurance. Lessee shall not, on Lessee's own initiative or pursuant to the request or requirement of any third party, (i) take out separate insurance concurrent in form or contributing in the event of loss with that required in this Article to be furnished by, or which may reasonably be required to be furnished by, Lessee or (ii) increase the amounts of any then existing insurance by securing an additional policy or additional policies, unless all parties having an insurable interest in the subject matter of the insurance, including in all cases Lessor and all Facility Mortgagees, are included therein as additional insured and the loss is payable under such insurance in the same manner as losses are payable under this Lease. Lessee shall immediately notify Lessor of the taking out of any such separate insurance or of the increasing of any of the amounts of the then existing insurance by securing an additional policy or additional policies.

                                  ARTICLE XIV.

                  14.1 Insurance Proceeds. All proceeds payable by reason of any loss or damage to the Leased Property, any Capital Additions or any part(s) or portion(s) thereof, under any policy of insurance required to be carried hereunder shall be paid to Lessor and made available by Lessor to Lessee from time to time for the reasonable costs of reconstruction or repair, as the case may be, of any damage to or destruction of the Leased Property, any Capital Additions or any part(s) or portion(s) thereof. Any excess proceeds of such insurance remaining after the completion of (and payment for) the restoration or reconstruction of the Leased Property and any Capital Additions (or in the event neither Lessor nor Lessee is required or elects to repair and restore, all such insurance proceeds) shall be retained by Lessor except as otherwise specifically provided below in this Article XIV. All salvage resulting from any risk covered by insurance shall belong to Lessor. If a Facility Mortgagee requires that any insurance proceeds be applied towards the repayment of Lessor's debt (rather than for restoration or reconstruction of the Leased Property and any Capital Additions), then Lessor shall, furnish Lessee with the amount of funds which otherwise would have been made available to Lessee but for such actions of such Facility Mortgagee and such funds shall be used by Lessee for restoration or reconstruction of the Leased Property and Capital Additions.

                  14.2     Insured Casualty.

                           14.2.1   If the Leased Property and/or any Capital
Additions of a Facility are damaged or destroyed from a risk covered by insurance carried by Lessee such that such Facility thereby is rendered Unsuitable for its Primary Intended Use, Lessee shall either (i) restore such Leased Property and such Capital Additions to substantially the same condition as existed immediately before such damage or destruction, or (ii) offer to acquire the Leased Property of such Facility from Lessor for a purchase price equal to the greater of (y) the Minimum Repurchase Price of such Facility or (z) the Fair Market Value of such Facility immediately prior to such damage or destruction. If Lessor does not accept Lessee's offer to so purchase the Leased Property of such Facility within 45 days, Lessee may either withdraw such offer and proceed to restore the Leased Property of such Facility to substantially the same condition as existed immediately before such damage or destruction or terminate the Lease with respect to such Facility in which event Lessor shall be entitled to retain the insurance proceeds payable on account of such casualty.

                           14.2.2   If the Leased Property and/or any Capital
Additions of a Facility are damaged from a risk covered by insurance carried by Lessee, but such Facility is not thereby rendered Unsuitable for its Primary Intended Use, Lessee shall restore such Leased Property and such Capital Additions to substantially the same condition as existed immediately before such damage. Such damage shall not terminate this Lease; provided, however, that if Lessee cannot within a reasonable time after diligent efforts obtain the necessary government approvals needed to restore and operate such Facility for its Primary Intended Use, Lessee may offer to purchase the Leased Property of such Facility for a purchase price equal to the greater of the Minimum Repurchase Price of such Facility or the Fair Market Value of such Facility immediately prior to such damage. If Lessee shall make such offer and Lessor does not accept the same within 45 days, Lessee may either withdraw such offer and proceed to restore the Leased Property of such Facility to substantially the same condition as existed immediately before such damage or destruction, or terminate the Lease with respect to such Facility, in which event Lessor shall be entitled to retain the insurance proceeds.

                           14.2.3   If the cost of the repair or restoration
exceeds the amount of proceeds received by Lessor from the insurance required to be carried hereunder, Lessee shall contribute any excess amounts needed to restore such Facility. Such difference shall be paid by Lessee to Lessor together with any other insurance proceeds, for application to the cost of repair and restoration.

                           14.2.4   If Lessor accepts Lessee's offer to purchase
the Leased Property of a Facility, this Lease shall terminate as to such Facility upon payment of the purchase price and Lessor shall remit to Lessee all insurance proceeds pertaining to the Leased Property of such Facility received by Lessor, including any amounts applied by a Facility Mortgagee to Lessor's debt.

                  14.3 Uninsured Casualty. If the Leased Property and/or any Capital Additions of a Facility are damaged or destroyed from a risk not covered by insurance carried by Lessee and not required to be covered by insurance by Lessee as provided herein, such that such Facility thereby is rendered Unsuitable for its Primary Intended Use, Lessee shall either (i) restore such Leased Property and such Capital Additions to substantially the same condition as existed immediately before such damage or destruction, or (ii) offer to acquire the Leased Property of such Facility from Lessor for a purchase price equal to the greater of (y) the Minimum Repurchase Price of such Facility or (z) the Fair Market Value of such Facility immediately prior to such damage or destruction. If Lessor does not accept Lessee's offer to so purchase the Leased Property of such Facility within 45 days, Lessee may either withdraw such offer and proceed to restore the Leased Property of such Facility to substantially the same condition as existed immediately before such damage or destruction or terminate the Lease with respect to such Facility.

                           14.3.2   If the Leased Property and/or any Capital
Additions of a Facility are damaged from a risk not covered by insurance carried by Lessee and not required to be covered by insurance by Lessee as provided herein, but such Facility is not thereby rendered Unsuitable for its Primary Intended Use, Lessee shall restore such Leased Property and such Capital Additions to substantially the same condition as existed immediately before such damage. Such damage shall not terminate this Lease; provided, however, that if Lessee cannot within a reasonable time after diligent efforts obtain the necessary government approvals needed to restore and operate such Facility for its Primary Intended Use, Lessee may offer to purchase the Leased Property of such Facility for a purchase price equal to the greater of the Minimum Repurchase Price of such Facility or the Fair Market Value of such Facility immediately prior to such damage. If Lessee shall make such offer and Lessor does not accept the same within 45 days, Lessee may either withdraw such offer and proceed to restore the Leased Property of such Facility to substantially the same condition as existed immediately before such damage or destruction, or terminate the Lease with respect to such Facility.

                           14.3.3   If Lessor accepts Lessee's offer to purchase
the Leased Property of a Facility, this Lease shall terminate as to such Facility upon payment of the purchase price.

                  14.4 No Abatement of Rent. This Lease shall remain in full force and effect and Lessee's obligation to pay the Rent and all other charges required by this Lease shall remain unabated during the period required for adjusting insurance, satisfying Legal Requirements, repair and restoration.

                  14.5 Waiver. Lessee waives any statutory rights of termination which may arise by reason of any damage or destruction of the Leased Property and/or any Capital Additions.

                                  ARTICLE XV.

                  15.1     Condemnation.

                           15.1.1   Total Taking. If the Leased Property and any
Capital Additions of a Facility are totally and permanently taken by Condemnation, this Lease shall terminate with respect to such Facility as of the day before the Date of Taking.

                           15.1.2   Partial Taking. If a portion of the Leased
Property and any Capital Additions is taken by Condemnation, this Lease shall remain in effect if such Facility is not thereby rendered Unsuitable for Its Primary Intended Use (except that this Lease shall terminate with respect to the portion of the Leased Property so taken), but if such Facility is thereby rendered Unsuitable for its Primary Intended Use, this Lease shall terminate with respect to such Facility as of the day before the Date of Taking. In the event of any such partial taking in which the Lease is not so terminated and such partial taking affects the building of such Facility (as opposed to components of the Facility such as parking, landscaping, sidewalks, etc.), Allocated Minimum Rent for such Facility shall be adjusted in a manner that is fair, just and equitable to both Lessor and Lessee, based upon, among other relevant factors, the loss of beds or units, if any, in such Facility.

                           15.1.3   Restoration. If there is a partial taking of
the Leased Property and any Capital Additions and this Lease remains in full force and effect pursuant to Section 15.1.2, Lessor shall make available to Lessee the portion of the Award necessary and specifically identified or allocated for restoration of the Leased Property and any such Capital Additions and Lessee shall accomplish all necessary restoration whether or not the amount provided or allocated by the Condemnor for restoration is sufficient. If a Facility Mortgagee requires that the entire Award or any portion thereof be applied towards the repayment of Lessor's debt (rather than as set forth in this Section 15.1.3), then Lessor shall furnish Lessee with the amount of funds which otherwise would have been made available to Lessee pursuant to this
Section 15.1.3.

                           15.1.4   Award-Distribution. Subject to Section
15.1.3 above, the entire Award shall belong to and be paid to Lessor, except that Lessee shall be entitled to receive from the Award, if and to the extent such Award specifically includes such item, lost profits value and moving expenses, provided, that in any event (except in the case of a partial Condemnation) Lessor shall receive from the Award, subject to the rights of the Facility Mortgagees, no less than the greater of the Fair Market Value of the applicable Facility prior to the institution of the Condemnation or the Minimum Repurchase Price of the applicable Facility. For a partial Condemnation, Lessor shall receive the entire Award, subject to the rights of the Facility Mortgagees, and subject to Section 15.1.3 above, and the "Minimum Repurchase Price" of a Facility shall be reduced by the Award payable to Lessor (less any portion of such Award made available by Lessor for restoration of such Facility).

                           15.1.5   Temporary Taking. The taking of the Leased
Property, any Capital Additions and/or any part(s) thereof, shall constitute a taking by Condemnation only when the use and occupancy by the taking authority has continued for longer than 180 consecutive days. During any shorter period, which shall be a temporary taking, all the provisions of this Lease shall remain in full force and effect and the Award allocable to the Term shall be paid to Lessee.

                           15.1.6   Sale Under Threat of Condemnation. A sale by
Lessor to any Condemnor, either under threat of Condemnation or while Condemnation proceedings are pending, shall be deemed a Condemnation for purposes of this Lease. Subject to Lessee's consent, which shall not be unreasonably withheld, Lessor may, without any obligation to Lessee, agree to sell and/or convey to any Condemnor all or any portion of the Leased Property free from this Lease and the rights of Lessee hereunder without first requiring that any action or proceeding be instituted or pursued to judgment.

                                  ARTICLE XVI.

                  16.1 Events of Default. Any one or more of the following shall constitute an "Event of Default":

                           (a)      a default shall occur under any other lease
or other agreement or instrument, including the Contract of Acquisition, now or hereafter with or in favor of Lessor or any Affiliate of Lessor and made by or with Lessee or any Affiliate of Lessee where the default is not cured within any applicable grace period set forth therein;

                           (b)      a default shall occur under any New Lease
hereafter with or in favor of Lessor or any Affiliate of Lessor and made by or with Lessee or any Affiliate of Lessee where the default is not cured within any applicable grace period set forth therein;

                           (c)      Lessee shall fail to pay any installment of
Rent when the same becomes due and payable and such failure is not cured by Lessee within a period of five (5) days after notice thereof from Lessor; provided, however, that such notice shall be in lieu of and not in addition to any notice required under applicable law;

                           (d)      Lessee shall fail to obtain a letter of
credit as required by Article XXI;

                           (e)      except as otherwise specifically provided
for in this Section 16.1, if Lessee shall fail to observe or perform any other term, covenant or condition of this Lease and such failure is not cured by Lessee within thirty (30) days after notice thereof from Lessor, unless such failure cannot with due diligence be cured within a period of thirty (30) days, in which case such failure shall not be deemed to be an Event of Default if Lessee proceeds promptly and with due diligence to cure the failure and diligently completes the curing thereof; provided, however, that such notice shall be in lieu of and not in addition to any notice required under applicable law;

                           (f)      Lessee or any Guarantor shall:

                                    (i)      admit in writing its inability to
         pay its debts generally as they become due,

                                    (ii)     file a petition in bankruptcy or a
         petition to take advantage of any insolvency act,

                                    (iii)    make an assignment for the benefit
         of its creditors,

                                    (iv)     consent to the appointment of a
         receiver of itself or of the whole or any substantial part of its property, or

                                    (v)      file a petition or answer seeking
         reorganization or arrangement under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof;

                           (g)      Lessee or any Guarantor shall be adjudicated
as bankrupt or a court of competent jurisdiction shall enter an order or decree appointing, without the consent of Lessee, a receiver of Lessee or of the whole or substantially all of its property, or approving a petition filed against it seeking reorganization or arrangement of Lessee under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof, and such judgment, order or decree shall not be vacated or set aside or stayed within sixty (60) days from the date of the entry thereof;

                           (h)      Lessee or any Guarantor shall be liquidated
or dissolved, or shall begin proceedings toward such liquidation or dissolution, or shall, in any manner, permit the sale or divestiture of substantially all its assets (except to the extent such a sale is expressly permitted hereunder);

                           (i)      the estate or interest of Lessee in the
Leased Property, any Capital Additions or any part(s) thereof shall be levied upon or attached in any proceeding and the same shall not be vacated or discharged within the later of ninety (90) days after commencement thereof or thirty (30) days after receipt by Lessee of notice thereof from Lessor; provided, however, that such notice shall be in lieu of and not in addition to any notice required under applicable law;

                           (j)      any Transfer occurs in violation of the
provisions of Article XXIV;

                           (k)      any of the representations or warranties
made by Lessee or any Guarantor in the Contract of Acquisition, the Guaranty or otherwise proves to be untrue when made in any material respect which materially and adversely affects Lessor;

                           (l)      any Facility's applicable license or
third-party provider reimbursement agreements material to such Facility's operation for its Primary Intended Use are at any time terminated or revoked or suspended for more than twenty (20) consecutive days;

                           (m)      with respect to any Facility containing
skilled nursing beds, (i) any local, state or federal agency having jurisdiction over the operation of any such Facility removes Ten Percent (10%) or more of the patients or residents located in such Facility, (ii) any local, state or federal agency having jurisdiction over any such Facility reduces the number of licensed beds for such Facility by more than ten percent (10%) in the aggregate from that number set forth on Exhibit B attached hereto, (iii) Lessee voluntarily reduces the number of licensed beds for any Facility by more than five percent (5%) from that number set forth on Exhibit B attached hereto (provided that Lessee shall be permitted to voluntarily reduce the number of licensed beds for any Facility by up to ten percent (10%) from that number set forth on Exhibit B attached hereto if Lessee obtains Lessor's prior written approval, which approval shall not be unreasonably withheld), or (iv) Lessee voluntarily removes from service (so-called "bed banking") any licensed beds for any such Facility;

                           (n)      with respect to any Facility containing
assisted living units, any local, state or federal agency having jurisdiction over the operation of any such Facility removes Ten Percent (10%) or more of the patients or residents located in such Facility;

                           (o)      Lessee fails to give notice to Lessor not
later than ten (10) days after any notice, claim or demand from any governmental authority or any officer acting on behalf thereof, of any material violation of any Legal Requirement with respect to the operation of any Facility. For purposes of this subsection (o) hereof, a "material violation" shall mean a violation of any such Legal Requirement that is reasonably likely to (i) have a material adverse effect on Lessee's operations in such Facility or (ii) impose any liability on Lessor;

                           (p)      Lessee fails to cure or abate any material
violation (except for violations being contested by Lessee pursuant to Article XII hereof) occurring during the Term that is claimed by any governmental authority, or any officer acting on behalf thereof, of any law, order, ordinance, rule or regulation pertaining to the operation of any Facility, and within the time permitted by such authority for such cure or abatement. For purposes of this subsection (p) hereof, a "material violation" shall mean a violation of any such law, order, ordinance, rule or regulation that is reasonably likely to (i) have a material adverse effect on Lessee's operations in such Facility or (ii) impose any liability on Lessor;

                           (q)      Lessee fails to notify Lessor within
twenty-four (24) hours after receipt of any notice from any governmental agency terminating or suspending or reflecting a material risk of imminent termination or suspension, of any material license or certification relating to any Facility;

                           (r)      any proceedings are instituted against
Lessee by any governmental authority which are reasonably likely to result in
(i) the revocation of any license granted to Lessee that is material to the operation of any Facility, (ii) the decertification of any Facility from participation in the Medicare or Medicaid reimbursement program if participation in such programs is material to the operation of such Facility, or (iii) the issuance of a stop placement order against Lessee;

                           (s)      any default and acceleration of any
indebtedness of borrowed money in excess of $100,000.00 of Lessee, Guarantor or any Affiliate of Lessee or Guarantor has occurred;

                           (t)      any default shall occur under any Guaranty;
and

                           (u)      Lessee or its Affiliates, as applicable,
shall fail to comply with the provisions of Section 48.1 below.

                  16.2 Certain Remedies. If an Event of Default shall have occurred, Lessor may terminate this Lease with respect to any one or more (including all, if so elected by Lessor) of the Facilities, regardless of whether such Event of Default emanated primarily from a single Facility, by giving Lessee notice of such termination and the Term shall terminate and all rights of Lessee under this Lease shall cease with respect to all such Facilities as to which Lessor has elected to so terminate this Lease. Lessor shall have all rights at law and in equity available to Lessor as a result of any Event of Default. Lessee shall pay as Additional Charges all costs and expenses incurred by or on behalf of Lessor, including reasonable attorneys' fees and expenses, as a result of any Event of Default hereunder. If an Event of Default shall have occurred and be continuing, whether or not this Lease has been terminated with respect to any one or more (including all, if so elected by Lessor) of the Facilities pursuant to this Section 16.2, Lessee shall, to the extent permitted by law, if required by Lessor so to do, immediately surrender to Lessor possession of the Leased Property and any Capital Additions of the Facilities as to which Lessor has so elected to terminate this Lease and quit the same and Lessor may enter upon and repossess such Leased Property and such Capital Additions by reasonable force, summary proceedings, ejectment or otherwise, and may remove Lessee and all other Persons and any of Lessee's Personal Property from such Leased Property and such Capital Additions.

                  16.3 Damages. The (i) termination of this Lease with respect to any one or more (including all, if so elected by Lessor) of the Facilities; (ii) repossession of the Leased Property of one or more (including all, if so elected by Lessor) of the Facilities and Capital Additions of any Facility; (iii) failure of Lessor, notwithstanding reasonable good faith efforts, to relet the Leased Property of any Facility; (iv) reletting of all or any portion of the Leased Property of any Facility; or (v) failure or inability of Lessor to collect or receive any rentals due upon any such reletting, shall not relieve Lessee of its liabilities and obligations hereunder, all of which shall survive any such termination, repossession or reletting. If any such termination occurs, Lessee shall forthwith pay to Lessor all Rent (including all monthly Allocated Minimum Rent) due and payable with respect to the Leased Property of each such Facility as to which this Lease has terminated to and including the date of such termination. Thereafter, following any such termination, Lessee shall forthwith pay to Lessor, at Lessor's option, as and for liquidated and agreed current damages for an Event of Default by Lessee with respect to each Facility (including all, if applicable) as to which this Lease has been so terminated, the sum of:

                           (a)      the worth at the time of award of the unpaid
Rent (including all monthly Allocated Minimum Rent) which had been earned at the time of termination with respect to the terminated Facility,

                           (b)      the worth at the time of award of the amount
by which the unpaid Rent (including all monthly Allocated Minimum Rent) which would have been earned after termination with respect to the terminated Facility until the time of award exceeds the amount of such rental loss that Lessee proves could have been reasonably avoided,

                           (c)      the worth at the time of award of the amount
by which the unpaid Rent (including all monthly Allocated Minimum Rent) for the balance of the then current Term (not including any Extended Terms that have not yet been exercised, but including any Extended Term which has been exercised but has not yet commenced) after the time of award exceeds the amount of such rental loss that Lessee proves could be reasonably avoided, plus

                           (d)      any other amount necessary to compensate
Lessor for all the detriment proximately caused by Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom with respect to such Facility.

As used in clauses (a) and (b) above, the "worth at the time of award" shall be computed by allowing interest at the Overdue Rate. As used in clause (c) above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus One Percent (1%). For purposes of determining worth at the time of the award for the Victoria Facility, the Victoria Additional Rent that would have been payable for the remainder of the Term shall be deemed to be the greater of (y) the Victoria Additional Rent for the then current Lease Year or, if not determinable, the immediately preceding Lease Year; and (z) such other amount as Lessor shall demonstrate could reasonably have been earned.

                  Alternatively, if Lessor does not elect to terminate this Lease with respect to any one or more (including all, if applicable) Facilities, then Lessee shall pay to Lessor, at Lessor's option, as and for agreed damages for such Event of Default without termination of Lessee's right to possession of the Leased Property and any Capital Additions or any portion thereof of such Facility(ies), each installment of said Rent (including the monthly Allocated Minimum Rent) and other sums payable by Lessee to Lessor under this Lease as the same becomes due and payable with respect to the Leased Property of each such Facility, together with interest at the Overdue Rate from the date when due until paid, and Lessor may enforce, by action or otherwise, any other term or covenant of this Lease.

                  16.4 Receiver. Upon the occurrence of an Event of Default, and upon commencement of proceedings to enforce the rights of Lessor hereunder, Lessor shall be entitled, as a matter of right, to the appointment of a receiver or receivers acceptable to Lessor of the Leased Property and any Capital Additions of the revenues, earnings, income, products and profits thereof, pending the outcome of such proceedings, with such powers as the court making such appointment shall confer.

                  16.5 Lessee's Obligation to Purchase. Upon the occurrence of a Put Event with respect to any Facility, Lessor shall be entitled to require Lessee to purchase the Leased Property of such Facility on the first Minimum Rent Payment Date occurring not less than thirty (30) days after the date specified in a notice from Lessor requiring such purchase for an amount equal to the greater of (i) the Fair Market Value of such Facility, or (ii) the Minimum Repurchase Price of such Facility, plus, in either event, all Rent then due and payable (excluding the installment of monthly Allocated Minimum Rent due on the purchase date) with respect to such Facility as of the date of such purchase. If Lessor exercises such right, Lessor shall convey the Leased Property of such Facility to Lessee on the date fixed therefor in accordance with the provisions of Article XVIII upon receipt of the purchase price therefor and this Lease shall thereupon terminate with respect to such Facility. Any purchase by Lessee of the Leased Property of a Facility pursuant to this Section shall be in lieu of the damages specified in Section 16.3 with respect to such Facility.

                  16.6 Waiver. If Lessor initiates judicial proceedings or if this Lease is terminated by Lessor pursuant to this Article with respect to a Facility, Lessee waives, to the extent permitted by applicable law, (i) any right of redemption, re-entry or repossession; and (ii) the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt.

                  16.7 Application of Funds. Any payments received by Lessor under any of the provisions of this Lease during the existence or continuance of any Event of Default which are made to Lessor rather than Lessee due to the existence of an Event of Default (including all rentals received as a result of any reletting) shall be applied to Lessee's obligations in the order which Lessor may determine or as may be prescribed by the laws of the State in which the applicable Facility is located.

                  16.8 Facility Operating Deficiencies. On notice or request therefor by Lessor to Lessee, upon the occurrence of a Facility Operating Deficiency with respect to a Facility specified with particularity in Lessor's notice, and for a period equal to the greater of six (6) months or the time necessary fully to remedy the Facility Operating Deficiency, Lessee shall engage the services of a management company, unaffiliated with Lessee and approved by Lessor, to assume responsibility for management of such Facility for the purpose of taking all steps reasonably necessary to remedy the Facility Operating Deficiency(ies). Pursuant to a written agreement among the management company, Lessee and Lessor, the management company will have complete responsibility for operation of such Facility, subject to Lessee's retaining only such power and authority as shall be required by the State as the minimum level of power and authority to be possessed by the licensed operator of a facility of the type of such Facility in the State. The management company shall provide the following services:

                           (a)      furnish an on-site, full-time licensed
administrator and controller approved by Lessor who shall be an employee of the management company;

                           (b)      take all steps reasonably necessary to keep
such Facility fully licensed by the State, certified as a provider under applicable government reimbursement programs and duly accredited by applicable agencies and bodies;

                           (c)      perform all of Lessee's obligations
hereunder with respect to maintenance and repair of such Facility;

                           (d)      conduct at the onset of the management
company's engagement, and monthly thereafter, reviews and/or audits of operations at such Facility in at least the following departments and services: patient and resident care, activities and therapy, dietary, medical records, drugs and medicines, supplies, housekeeping and maintenance, and report the results of such reviews and/or audits in writing to Lessor no later than five
(5) days after the end of each calendar month;

                           (e)      immediately upon receipt thereof, deliver to
Lessor by overnight courier copies of all communications received from any regulatory agency with respect to such Facility; and

                           (f)      with respect to the Facility Operating
Deficiency(ies) which gave rise to the request to Lessee to engage the management company, prepare and deliver to Lessor within five (5) days after the commencement of the management company's responsibilities at such Facility a comprehensive written report of the nature and extent of the Facility Operating Deficiency(ies) and advise Lessor orally by telephone no later than noon local time on each Friday thereafter as to steps being taken by the management company to remedy the same and the status of any threatened or actual governmental administrative action with respect thereto.

                  The management company shall have complete access to such Facility, its records, offices and facilities, in order that it may carry out its duties. If Lessee shall fail to designate a management company acceptable to Lessor within five (5) days after receipt of the notice of request therefor, Lessor may designate such management company by further notice to Lessee. Lessee shall be responsible for payment of all fees and expenses reasonably charged and incurred by the management company in carrying out its duties, provided that the management fee chargeable by a management company designated by Lessor, as hereinabove provided, shall not exceed Seven Percent (7%) of such Facility's Gross Revenues.

                  16.9     [Intentionally Omitted].

                  16.10 Lessor's Security Interest. The parties intend that if an Event of Default occurs under this Lease, Lessor will control Lessee's Personal Property and the Intangible Property so that Lessor or its designee or nominee can operate or re-let each Facility intact for its Primary Intended Use. Accordingly, to implement such intention, and for the purpose of securing the payment and performance obligations of Lessee hereunder, Lessor and Lessee agree as follows:

                           16.10.1  Lessee, as debtor, hereby grants to Lessor,
as secured party, a security interest and an express contractual lien upon all of Lessee's right, title and interest in and to Lessee's Personal Property and in and to the Intangible Property and any and all products, rents, proceeds and profits thereof in which Lessee now owns or hereafter acquires an interest or right, including any leased Lessee's Personal Property (collectively, the "Collateral"); provided, however, that "Collateral" shall not include Lessee's Trademarks or Lessee's Proprietary Software. This Lease constitutes a security agreement covering all such Lessee's Personal Property and the Intangible Property. The security interest granted to Lessor with respect to Lessee's Personal Property in this Section 16.10 is intended by Lessor and Lessee to be subordinate to any security interest granted in connection with the financing or leasing of all or any portion of the Lessee's Personal Property so long as the lessor or financier of such Lessee's Personal Property agrees to give Lessor written notice of any default by Lessee under the terms of such lease or financing arrangement, to give Lessor a reasonable time following such notice to cure any such default and consents to Lessor's written assumption of such lease or financing arrangement upon Lessor's curing of any such defaults.

                  16.10.2 Lessee hereby authorizes Lessor to file such financing statements, continuation statements and other documents as may be necessary or desirable to perfect or continue the perfection of Lessor's security interest in the Collateral. In addition, if required by Lessor at any time during the Term, Lessee shall execute and deliver to Lessor, in form reasonably satisfactory to Lessor, additional security agreements, financing statements, fixture filings and such other documents as Lessor may reasonably require to perfect or continue the perfection of Lessor's security interest in the Collateral. In the event Lessee fails to execute any financing statement or other documents for the perfection or continuation of Lessor's security interest, Lessee hereby appoints Lessor as its true and lawful attorney-in-fact to execute any such documents on its behalf, which power of attorney shall be irrevocable and is deemed to be coupled with an interest.

                  16.10.3 Lessee will give Lessor at least thirty (30) days' prior written notice of any change in Lessee's name, identity, jurisdiction of organization or corporate structure. With respect to any such change, Lessee will promptly execute and deliver such instruments, documents and notices and take such actions, as Lessor deems necessary or desirable to create, perfect and protect the security interests of Lessor in the Collateral.

                  16.10.4 Upon the occurrence of an Event of Default, Lessor shall be entitled to exercise any and all rights or remedies available to a secured party under the Uniform Commercial Code, or available to a lessor under the laws of the State, with respect to Lessee's Personal Property and the Intangible Property, including the right to sell the same at public or private sale.

                                 ARTICLE XVII.

                  17.1 Lessor's Right to Cure Lessee's Default. If Lessee shall fail to make any payment or to perform any act required to be made or performed hereunder within fifteen (15) days after written demand by Lessor (except in case of emergencies), Lessor, without waiving or releasing any obligation or default, may, but shall be under no obligation to, make such payment or perform such act for the account and at the expense of Lessee, and may, to the extent permitted by law, enter upon the Leased Property and any Capital Additions for such purpose and take all such action thereon as, in Lessor's opinion, may be necessary or appropriate therefor. No such entry shall be deemed an eviction of Lessee. All sums so paid by Lessor and all costs and expenses, including reasonable attorneys' fees and expenses, so incurred, together with interest thereon at the Overdue Rate from the date on which such sums or expenses are paid or incurred by Lessor, shall be paid by Lessee to Lessor on demand.

                                ARTICLE XVIII.

                  18.1 Purchase of the Leased Property. If Lessee purchases the Leased Property of any Facility from Lessor pursuant to any provisions of this Lease, Lessor shall, upon receipt from Lessee of the applicable purchase price, together with full payment of any unpaid Rent due and payable with respect to any period ending on or before the date of the purchase, deliver to Lessee an appropriate special or limited warranty deed conveying the entire interest of Lessor in and to such Leased Property to Lessee free and clear of all encumbrances other than (i) those that Lessee has agreed hereunder to pay or discharge; (ii) those mortgage liens, if any, which Lessee has agreed in writing to accept and to take title subject to; (iii) those liens and encumbrances which were in effect on the date of conveyance of such Leased Property to Lessor; and (iv) any other encumbrances permitted hereunder to be imposed on such Leased Property. The difference between the applicable purchase price and the total of the encumbrances assumed or taken subject to shall be paid to Lessor or as Lessor may direct in immediately available funds. All expenses of such conveyance, including the cost of title insurance, attorneys' fees incurred by Lessor in connection with such conveyance and release, transfer taxes and recording and escrow fees, shall be paid by Lessee.

                                 ARTICLE XIX.

                  19.1 Renewal Terms. Provided that no Event of Default has occurred and is continuing, either at the date of exercise or upon the commencement of an Extended Term (as hereunder defined), then Lessee shall have the right to renew this Lease with respect to (a) the Leased Property of all (but not less than all) of the Facilities other than the Victoria Facility, and/or (b) the Leased Property of the Victoria Facility, for two (2) ten year renewal terms (each an "Extended Term"), upon (i) giving written notice to Lessor of such renewal not less than fifteen (15) months and not more than eighteen (18) months prior to the expiration of the then applicable current Term and (ii) delivering to Lessor concurrent with such notice a reaffirmation of the Guaranty executed by Guarantor stating, in substance, that Guarantor's obligations under the Guaranty shall extend to this Lease, as extended by the applicable Extended Term. During each Extended Term, all of the terms and conditions of this Lease shall continue in full force and effect except that the annual Minimum Rent for and during such Extended Term shall be as set forth in Article III above.

                  Notwithstanding anything to the contrary in this Section 19.1, Lessor, in its sole discretion, may waive the condition to Lessee's right to renew this Lease that no Event of Default have occurred or be continuing, and the same may not be used by Lessee as a means to negate the effectiveness of Lessee's exercise of its renewal right for such Extended Term.

                  19.2 Lessor's Rights of Renewal and Early Termination. In order to facilitate the transfer of the operations of the Facilities to a third party and/or to locate a replacement lessee, Lessor shall have the one time right with respect to each Facility to either (i) terminate this Lease with respect to any Facility up to four (4) months early or (ii) extend the Term of this

Lease with respect to such Facility for up to one (1) year. Such right of early termination shall be exercised by Lessor, if at all, by written notice from Lessor to Lessee given not less than sixty (60) days prior to the date Lessor desires to terminate this Lease with respect to such Facility and stating the date of such termination (which date shall not be earlier than four (4) months prior to the expiration of the Term). In the event that Lessor shall exercise such right of early termination within the time and in the manner herein provided, this Lease shall terminate with respect to the specified Facility on the date of termination specified in Lessor's notice. Such right of extension shall be exercised by Lessor, if at all, by written notice from Lessor to Lessee given not less than four (4) months prior to the expiration of the Term and stating the date through which Lessor is extending the Term of this Lease for such Facility (which date shall not be later than one (1) year after the originally scheduled expiration date). In the event that Lessor shall exercise such right of extension, all of the terms and conditions of this Lease shall continue in full force and effect with respect to each Facility as to which Lessor has elected to so extend the applicable Term pursuant to this Section 19.2, and Lessee shall continue to pay Rent applicable to such Facility for and during such extension period at the same Allocated Minimum Rent and, if applicable, Victoria Additional Rent, rates as were in effect upon the expiration of the originally scheduled Term for such Facility; provided, however, that Lessor shall have the right to terminate this Lease with respect to such Facility during any such extension period upon not less than sixty (60) days prior written notice to Lessee. In such event, this Lease, as previously extended, shall terminate with respect to such Facility upon the date specified in Lessor's notice of termination.

                                  ARTICLE XX.

                  20.1 Holding Over. Except as provided in Section 19.2, if Lessee shall for any reason remain in possession of the Leased Property and/or any Capital Additions of a Facility after the expiration or earlier termination of the Term, such possession shall be as a month-to-month tenant during which time Lessee shall pay as Rent for such Facility each month One Hundred Fifty Percent (150%) of the sum of (i) monthly Allocated Minimum Rent applicable to the prior Lease Year for such Facility, plus (ii) if such Facility is the Victoria Facility, one-twelfth of the aggregate Victoria Additional Rent payable applicable to the prior Lease Year with respect to such Facility, together with all Additional Charges and all other sums payable by Lessee pursuant to this Lease with respect to such Facility. During such period of month-to-month tenancy, Lessee shall be obligated to perform and observe all of the terms, covenants and conditions of this Lease, but shall have no rights hereunder other than the right, to the extent given by law to month-to-month tenancies, to continue its occupancy and use of the Leased Property and/or any Capital Additions of such Facility. Nothing contained herein shall constitute the consent, express or implied, of Lessor to the holding over of Lessee after the expiration or earlier termination of this Lease.

                                 ARTICLE XXI.

                  21.1 Letters of Credit. During the entire Term and for sixty (60) days after the expiration or earlier termination of this Lease, Lessee shall obtain one or more letters of credit totaling, in the aggregate, the Letter of Credit Amount from one or more financial institution(s) reasonably satisfactory to Lessor but in any event with (a) not less than $100 Million in net current assets, (b) a financial rating of not less than 60 as rated by Sheshunoff Information

Services, Inc. (or any equivalent rating thereto from any successor or substitute rating service selected by Lessor) and (c) an investment grade rating from each of Standard and Poors Corporation and Moody's Investors Service, naming Lessor as beneficiary to secure Lessee's obligations hereunder and Lessee's and any Affiliate of Lessee's obligations under any other lease or other agreement or instrument with or in favor of Lessor or any Affiliate of Lessor, at the times and for the purposes set forth below. Each letter of credit shall be in substantially the form of Exhibit D hereto. Each letter of credit shall be for a term of not less than one (1) year and irrevocable during that term. Each letter of credit shall provide that it will be honored upon a signed statement by Lessor that Lessor is entitled to draw upon any letter of credit under this Lease, and shall require no signature or statement from any party other than Lessor. No notice to Lessee shall be required to enable Lessor to draw upon the letter of credit. Each letter of credit shall also provide that following the honor of any drafts in an amount less than the aggregate amount of the letter of credit, the financial institution shall return the original letter of credit to Lessor and Lessor's rights as to the remaining amount of the letter of credit will not be extinguished. In the event of a transfer of Lessor's interest in the Leased Property, Lessor shall transfer the letter of credit to the transferee and thereupon shall, without any further agreement between the parties, be released by Lessee from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the letter of credit to a new Lessor. Lessor's rights in and to such letters of credit may be assigned as security in connection with a Facility Mortgage. If the financial institution from which Lessee has obtained a letter of credit shall admit in writing its inability to pay its debts generally as they become due, file a petition in bankruptcy or a petition to take advantage of any insolvency act, make an assignment for the benefit of its creditors consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, or file a petition or answer seeking reorganization or arrangement under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof, then Lessee shall obtain a replacement letter of credit within thirty
(30) days of such act from another financial institution reasonably satisfactory to Lessor, but in any event meeting the above requirements.

                  21.2 Times for Obtaining Letters of Credit. The initial letters of credit shall be obtained and delivered to Lessor on or prior to the Commencement Date. The letters of credit covering subsequent periods (or renewals of the then existing letters of credit) shall be obtained and delivered to Lessor not less than thirty (30) days prior to the expiration of the then existing letter of credit ("Letter of Credit Date"). The term for each such letter of credit shall begin no later than the expiration date of the previous letter of credit and shall comply with all requirements of this
Article XXI.

                  21.3 Uses of Letters of Credit. Lessor shall have the right to draw upon a letter of credit up to its full amount whenever (a) an Event of Default hereunder has occurred, (b) an event of default beyond applicable notice and cure periods under any other lease or agreement between Lessor or an Affiliate of Lessor and Lessee or an Affiliate of Lessee or under any other letter of credit, guaranty, mortgage, deed of trust, or other instrument now or hereafter executed by Lessee or an Affiliate of Lessee in favor of Lessor or an Affiliate of Lessor has occurred or (c) an event or circumstance has occurred which with notice or passage of time, or both, would constitute an Event of Default hereunder or an event of default under any such other lease, agreement, letter of credit, guaranty, mortgage, deed of trust or other instrument, but for the fact that transmittal of such notice is barred by applicable debtor relief law. In addition, if Lessee fails to obtain a satisfactory letter of credit (or renewal of an existing letter of credit) prior to the applicable Letter of Credit Date, Lessor may draw upon the full amount of the then existing letter of credit without giving any notice or time to cure to Lessee. No such draw shall (i) cure or constitute a waiver of an Event of Default, (ii) be deemed to fix or determine the amounts to which Lessor is entitled to recover under this Lease or otherwise, or (iii) be deemed to limit or waive Lessor's right to pursue any remedies provided for in this Lease. If all or any portion of a letter of credit is drawn against by Lessor, Lessee shall, within two (2) business days after demand by Lessor, cause the issuer of such letter of credit to issue Lessor, at Lessee's expense, a replacement or supplementary letter of credit in substantially the form attached hereto as Exhibit D such that at all times during the Term, Lessor shall have the ability to draw on one or more letters of credit totaling, in the aggregate, the amount required pursuant to Section 21.1.

                  21.4 Reduction in Letter of Credit Amount. If Lessee purchases any Facility, or if this Lease is terminated or expires with respect to any Facility (other than by reason of an Event of Default), the Letter of Credit Amount shall be reduced by an amount equal to the product of (a) the then existing Letter of Credit Amount, times (b) a fraction, the numerator of which is the then existing Allocated Minimum Rent for the Facility being purchased by Lessee or for which this Lease has been terminated or expired, as applicable, and if applicable, the Victoria Additional Rent, and the denominator of which is the then existing total Minimum Rent payable for all Facilities (including the Facility being purchased by Lessee, or the Facility with respect to which this Lease has been terminated or expired) and, if applicable, the Victoria Additional Rent.

                  21.5 Treatment of Funds Drawn Under Letters of Credit. If Lessor draws upon a letter of credit and the amount drawn exceeds the damages or losses that Lessor has suffered or reasonably expects to suffer by reason of the Event of Default or other reason, then Lessor shall remit such excess to Lessee upon the first to occur (i) the date the amount of damages to which Lessor is entitled to recover on account of such Event of Default or otherwise is determined, whether by a final, non-appealable judgment of a court or arbitrator of competent jurisdiction or by a written settlement executed Lessor and Lessee or (ii) the receipt by Lessor of the replacement or supplementary letter of credit provided for in Section 21.3 above. Upon written request from Lessee, Lessor shall certify in writing to the issuer of the replacement or supplementary letter of credit provided for in Section 21.3 to the effect that, upon receipt by Lessor of such replacement or supplementary letter of credit, Lessor shall deliver to such issuer any such excess drawing under the letter of credit(s) for which such replacement or supplementary letter of credit is being delivered.

                                 ARTICLE XXII.

                  22.1 Risk of Loss. The risk of loss or of decrease in the enjoyment and beneficial use of the Leased Property and any Capital Additions as a consequence of the damage or destruction thereof by fire, the elements, casualties, thefts, riots, wars or otherwise, or in consequence of foreclosures, attachments, levies or executions (other than by Lessor and Persons claiming from, through or under Lessor) is assumed by Lessee, and no such event shall entitle Lessee to any abatement of Rent.

                                ARTICLE XXIII.

                  23.1 General Indemnification. In addition to the other indemnities contained herein, and notwithstanding the existence of any insurance carried by or for the benefit of Lessor or Lessee, and without regard to the policy limits of any such insurance, Lessee shall protect, indemnify, save harmless and defend Lessor from and against all liabilities, obligations, claims, damages penalties, causes of action, costs and expenses, including reasonable attorneys', consultants' and experts' fees and expenses, imposed upon or incurred by or asserted against Lessor by reason of: (i) any accident, injury to or death of Persons or loss of or damage to property occurring on or about the Leased Property, or any Capital Additions or adjoining sidewalks thereto; (ii) any use, misuse, non-use, condition, maintenance or repair by Lessee of the Leased Property or any Capital Additions; (iii) any failure on the part of Lessee to perform or comply with any of the terms of this Lease;
(iv) the non-performance of any of the terms and provisions of any and all existing and future subleases of the Leased Property or any Capital Additions to be performed by any party thereunder; (v) any claim for malpractice, negligence or misconduct committed by any Person on or working from the Leased Property or any Capital Additions; and (vi) the violation of any Legal Requirement. Any amounts which become payable by Lessee under this Article shall be paid within ten (10) days after liability therefor is determined by litigation or otherwise, and if not timely paid shall bear interest at the Overdue Rate from the date of such determination to the date of payment. Lessee, at its sole cost and expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against Lessor or may compromise or otherwise dispose of the same as Lessee sees fit; provided, however, that any legal counsel selected by Lessee to defend Lessor shall be reasonably satisfactory to Lessor. All indemnification covenants are intended to apply to losses, damages, injuries, claims, etc. incurred directly by the indemnified parties and their property, as well as by the indemnifying party or third party, and their property. For purposes of this Article XXIII, any acts or omissions of Lessee, or by employees, agents, assignees, contractors, subcontractors or others acting for or on behalf of Lessee (whether or not they are negligent, intentional, willful or unlawful), shall be strictly attributable to Lessee. It is understood and agreed that payment shall not be a condition precedent to enforcement of the foregoing indemnification obligations.

                                 ARTICLE XXIV.

         24.1     Transfers.

                  24.1.1 Prohibition. Lessee shall not, without Lessor's prior written consent, which may be withheld in Lessor's sole and absolute discretion, either directly or indirectly or through one or more step transactions or tiered transactions, voluntarily or by operation of law, (i) assign, convey, sell, pledge, mortgage, hypothecate or otherwise encumber, transfer or dispose of all or any part of this Lease or Lessee's leasehold estate hereunder, (ii) Master Sublease all or any part of the Leased Property and/or any Capital Additions of such Facility, (iii) engage the services of any Person for the management or operation of all or any part of the Leased Property and/or any Capital Additions of such Facility, (iv) convey, sell, assign, transfer or dispose of any stock or partnership, membership or other interests (whether equity or otherwise) in Lessee (which shall include any conveyance, sale, assignment, transfer or disposition of any stock or partnership, membership or other interests (whether equity or otherwise) in any Controlling Person(s)), if such conveyance, sale, assignment, transfer or disposition results, directly or indirectly, in a change in control of Lessee (or in any Controlling Person(s)), (v) dissolve, merge or consolidate Lessee (which shall include any dissolution, merger or consolidation of any Controlling Person) with any other Person, if such dissolution, merger or consolidation, directly or indirectly, results in a change in control of Lessee or in any Controlling Person(s), (vi) sell, convey, assign, or otherwise transfer all or substantially all of the assets of Lessee (which shall include any sale, conveyance, assignment, or other transfer of all or substantially all of the assets of any Controlling Person(s)), (vii) sell, convey, assign, or otherwise transfer any of the assets of Lessee (which shall include any sale, conveyance, assignment, or other transfer of any of the assets of any Controlling Person) if the Consolidated Net Worth of Lessee (or such Controlling Person, as the case may be) immediately following such transaction is not at least equal to seventy-five percent (75%) of the Consolidated Net Worth of Lessee (or such Controlling Person) immediately prior to such transaction, or
(viii) enter into or permit to be entered into any agreement or arrangement to do any of the foregoing or to grant any option or other right to any Person to do any of the foregoing (each of the aforesaid acts referred to in clauses (i) through (viii) being referred to herein as a "Transfer"). Any Commercial Occupancy Arrangement with respect to more than Ten Percent (10%) of any Facility in the aggregate to any Person and/or its Affiliates, directly or indirectly, or through one or more step transactions or tiered transactions, shall be deemed to be a "Master Sublease" hereunder. Notwithstanding anything herein to the contrary, Lessee may enter into (a) non-Commercial Occupancy Arrangements with residents or patients of any facility, and (b) any Commercial Occupancy Arrangement that does not constitute a Master Sublease with respect to any Facility (provided that all such Commercial Occupancy Arrangements comply with Sections 24.1.3 and 24.1.7 herein), all without Lessor's consent, and such actions shall not be considered a "Transfer" hereunder (but shall constitute a "Transfer" for purposes of Section 24.1.7). For any Commercial Occupancy Arrangement transaction not requiring the consent of Lessor hereunder (i.e., a Commercial Occupancy Arrangement not constituting a Master Sublease), Lessee shall, within ten (10) days of entering into any such Commercial Occupancy Arrangement, notify Lessor of the existence of such Commercial Occupancy Arrangement and the identity of the Occupant and supply Lessor with a copy of the agreement relating to such Commercial Occupancy Arrangement and any other related documentation, materials or information reasonably requested by Lessor.

         24.1.2   Consent and Transfer Consideration.

                  24.1.2.1 Prior to any Transfer, Lessee shall first notify Lessor of its desire to do so and shall submit in writing to Lessor: (i) the name of the proposed Occupant, assignee, manager or other transferee; (ii) the terms and provisions of the Transfer, including any agreements in connection therewith; and (iii) such financial information as Lessor reasonably may request concerning the proposed Occupant, assignee, manager or other transferee. Lessor may, as a condition to granting such consent, which consent may be given or withheld in the sole and absolute discretion of Lessor, and in addition to any other conditions imposed by Lessor, require that the obligations of any Occupant, assignee, manager or other transferee which is an Affiliate of another Person be guaranteed by its parent or Controlling Person and that any Guaranty of this Lease be reaffirmed by any Guarantor notwithstanding such Transfer.

                  24.1.2.2 In connection with any Transfer, Lessor shall be entitled to receive the applicable Transfer Consideration.

                  24.1.2.3 The consent by Lessor to any Transfer shall not constitute a consent to any subsequent Transfer or to any subsequent or successive Transfer. Any purported or attempted Transfer contrary to the provisions of this Article shall be void and, at the option of Lessor, shall terminate this Lease.

                  24.1.3 Attornment and Related Matters. Any Commercial Occupancy Arrangement (whether or not the same constitutes a Master Sublease) shall be expressly subject and subordinate to all applicable terms and conditions of this Lease and provide that upon the expiration or earlier termination of this Lease Lessor, at its option and without any obligation to do so, may require any Occupant to attorn to Lessor, in which event Lessor shall undertake the obligations of Lessee, as sublessor, licensor or otherwise under such Commercial Occupancy Arrangement from the time of the exercise of such option to the termination of such Commercial Occupancy Arrangement; provided, however, that in such case Lessor shall not be liable for any prepaid rents, fees or other charges or for any prepaid security deposits paid by such Occupant to Lessee or for any other prior defaults of Lessee under such Commercial Occupancy Arrangement. In the event that Lessor shall not require such attornment with respect to any Commercial Occupancy Arrangement, then such Occupancy Arrangement shall automatically terminate upon the expiration or earlier termination of this Lease, including any early termination by mutual agreement of Lessor and Lessee. In addition, any such Commercial Occupancy Arrangement shall provide that in the event that the Occupant or other transferee receives a written notice from Lessor stating that an Event of Default has occurred, or that an event or circumstance has occurred which with notice or passage of time, or both, would constitute an Event of Default hereunder, but for the fact that the transmittal of such notice is barred by applicable debtor relief law, such Occupant or other transferee thereafter shall without further consent or instruction of Lessee pay all rentals accruing under such Commercial Occupancy Arrangement directly to Lessor or as Lessor may direct; provided however that (i) as and to the extent that the amounts so paid to Lessor, together with other amounts paid to or received by Lessor on account of this Lease, exceed the amounts then due Lessor from Lessee under this Lease, the excess shall be promptly remitted to Lessee, and (ii) at such time as the Event of Default has been cured and this Lease reinstated (if ever), Lessor shall notify and direct the Occupant(s) in writing to resume making payments of rentals under their Commercial Occupancy Arrangement(s) directly to Lessee or as Lessee may direct. Any such rentals collected from such Occupant or other transferee by Lessor shall be credited against the amounts owing by Lessee under this Lease in such order of priority as Lessor shall reasonably determine. Furthermore, any Commercial Occupancy Arrangement or other agreement regarding a Transfer shall expressly provide that the Occupant, assignee, manager or other transferee shall furnish Lessor with such financial, operational and other information about the physical condition of the applicable Facility, including the information required by Section 25.1.2 herein, as Lessor may request from time to time. Notwithstanding the foregoing, Lessor acknowledges that the Commercial Occupancy Arrangements set forth on Exhibit G currently exist and do not include the provisions required by this
Section 24.1.3; provided, however, that if any such Commercial Occupancy Arrangements are modified or amended, then the provisions required by this
Section 24.1.3 shall be included in such modification or amendment; and provided further that nothing herein shall be construed to relieve Lessee of its obligation under the Contract of Acquisition to use best efforts to obtain a subordination agreement, in form and substance satisfactory to Lessor, for the First Union License (as defined in the Contract of Acquisition), all as more particularly set forth therein.

                  24.1.4 Assignment of Lessee's Rights Against Occupant Under a Master Sublease. If Lessor shall consent to a Master Sublease, then the written instrument of consent, executed and acknowledged by Lessor, Lessee and the Occupant thereunder, shall contain a provision substantially similar to the following:

                           (i) Lessee and such Occupant hereby agree that, if such Occupant shall be in default of any of its obligations under the Master Sublease, which default also constitutes an Event of Default by Lessee under this Lease, then Lessor shall be permitted to avail itself of all of the rights and remedies available to Lessee against such Occupant in connection therewith.

                           (ii) Without limiting the generality of the foregoing, Lessor shall be permitted (by assignment of a cause of action or otherwise) to institute an action or proceeding against such Occupant in the name of Lessee in order to enforce Lessee's rights under the Master Sublease, and also shall be permitted to take all ancillary actions (e.g., serve default notices and demands) in the name of Lessee as Lessor reasonably shall determine to be necessary.

                           (iii) Lessee agrees to cooperate with Lessor, and to execute such documents as shall be reasonably necessary, in connection with the implementation of the foregoing rights of Lessor.

                           (iv) Lessee expressly acknowledges and agrees that the exercise by Lessor of any of the foregoing rights and remedies shall not constitute an election of remedies, and shall not in any way impair Lessor's entitlement to pursue other rights and remedies directly against Lessee.

                  24.1.5 Costs. Lessee shall reimburse Lessor for Lessor's actual costs and expenses incurred in conjunction with the processing and documentation of any request to Transfer, including attorneys', architects', engineers' or other consultants' fees whether or not such Transfer is actually consummated.

                  24.1.6 No Release of Lessee's Obligations. No Transfer shall relieve Lessee of its obligation to pay the Rent and to perform all of the other obligations to be performed by Lessee hereunder. The liability of Lessee named herein and any immediate and remote successor in interest of Lessee (i.e., by means of any Transfer), and the due performance of the obligations of this Lease on Lessee's part to be performed or observed, shall not in any way be discharged, released or impaired by any (i) agreement which modifies any of the rights or obligations of the parties under this Lease, (ii) stipulation which extends the time within which an obligation under this Lease is to be performed, (iii) waiver of the performance of an obligation required under this Lease, or (iv) failure to enforce any of the obligations set forth in this Lease. If any Occupant, assignee, manager or other transferee defaults in any performance due hereunder, Lessor may proceed directly against the Lessee named herein and/or any immediate and remote successor in interest of Lessee without exhausting its remedies against such Occupant, assignee, manager or other transferee.

                  24.1.7 REIT Protection. Anything contained in this Lease to the contrary notwithstanding, (i) no Transfer shall be consummated on any basis such that the rental or other amounts to be paid by the Occupant, assignee, manager or other transferee thereunder would be based, in whole or in part, on the income or profits derived by the business activities of the Occupant, assignee, manager or other transferee; (ii) Lessee shall not furnish or render any services to an Occupant, assignee, manager or other transferee with respect to whom Transfer Consideration is required to be paid or manage or operate the Leased Property and/or any Capital Additions so Transferred with respect to which Transfer Consideration is being paid; (iii) Lessee shall not consummate a Transfer with any Person in which Lessor owns an interest, directly or indirectly (by applying constructive ownership rules set forth in Section 856(d)(5) of the Code); and (iv) Lessee shall not consummate a Transfer with any Person or in any manner which could cause any portion of the amounts received by Lessor pursuant to this Lease or any Occupancy Arrangement to fail to qualify as "rents from real property" within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto or which could cause any other income of Lessor to fail to qualify as income described in Section 856(c)(2) of the Code.

                  24.1.8 Transfers In Bankruptcy. In the event of a Transfer pursuant to the provisions of the Bankruptcy Code, all consideration payable or otherwise to be delivered in connection with such Transfer shall be paid or delivered to Lessor, shall be and remain the exclusive property of Lessor and shall not constitute property of Lessee or of the estate of Lessee within the meaning of the Bankruptcy Code. Any consideration constituting Lessor's property pursuant to the immediately preceding sentence and not paid or delivered to Lessor shall be held in trust for the benefit of Lessor and be promptly paid or delivered to Lessor. For purposes of this Section 24.1.8, the term "consideration" shall mean and include money, services, property and any other thing of value such as payment of costs, cancellation or forgiveness of indebtedness, discounts, rebates, barter and the like. If any such consideration is in a form other than cash (such as in kind, equity interests, indebtedness earn-outs, or other deferred payments, consulting or management fees, etc.), Lessor shall be entitled to receive in cash the then present fair market value of such consideration.

                  24.1.9 Public Trading of ARC Stock. So long as the common stock of ARC is listed for trading on the American Stock Exchange or the New York Stock Exchange or authorized for quotation on the NASDAQ National Market, the transfer or exchange of such stock over such exchange or market shall not be deemed a Transfer hereunder unless the same (whether in one transaction or in any step or series of transactions) results, directly or indirectly, in a change in control of Lessee or such Controlling Person(s) (including pursuant to a tender or similar offer to acquire the outstanding and issued securities of Lessee or such Controlling Person(s)).

                                 ARTICLE XXV.

         25.1     Officer's Certificates and Financial Statements.

                  25.1.1 Officer's Certificate. At any time and from time to time upon Lessee's receipt of not less than ten (10) days' prior written request by Lessor, Lessee shall furnish to Lessor an Officer's Certificate certifying (i) that this Lease is unmodified and in full force and effect, or that this Lease is in full force and effect as modified and setting forth the modifications; (ii) the dates to which the Rent has been paid; (iii) whether or not, to the best knowledge of Lessee, Lessor is in default in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which Lessee may have knowledge; and (iv) responses to such other questions or statements of fact as Lessor, any ground or underlying lessor, any purchaser or any current or prospective Facility Mortgagee shall reasonably request. Lessee's failure to deliver such statement within such time shall constitute an acknowledgment by Lessee that (x) this Lease is unmodified and in full force and effect except as may be represented to the contrary by Lessor; (y) Lessor is not in default in the performance of any covenant, agreement or condition contained in this Lease; and (z) the other matters set forth in such request, if any, are true and correct. Any such certificate furnished pursuant to this Article may be relied upon by Lessor and any current or prospective Facility Mortgagee, ground or underlying lessor or purchaser of the Leased Property or any portion thereof.

                  25.1.2 Statements. Lessee shall furnish the following statements to Lessor:

                  (a) within 120 days after the end of Lessee's and ARC's fiscal years, (i) a copy of the unaudited balance sheets of Lessee and ARCPI and audited consolidated balance sheets of ARC and its consolidated Subsidiaries as of the end of such fiscal year, (ii) related audited consolidated statements of income, changes in common stock and other stockholders' equity and changes in the financial position of ARC and its consolidated Subsidiaries for such fiscal year, and (iii) related unaudited statements of income, changes in common stock and other stock holders' equity and changes in the financial position of Lessee and ARCPI (if any), prepared in accordance with GAAP applied on a basis consistently maintained throughout the period involved (such consolidated financial statements of ARC to be certified by nationally recognized certified public accountants);

                  (b) within 120 days after the end of each of Lessee's and Guarantor's fiscal years, and together with the annual audit report furnished in accordance with clause (a) above, an Officer's Certificate stating that to the best of the signer's knowledge and belief after making due inquiry, Lessee is not in default in the performance or observance of any of the terms of this Lease, or if Lessee shall be in default, specifying all such defaults, the nature thereof, and the steps being taken to remedy the same;

                  (c) within thirty (30) days after the end of each of the first twelve (12) months of the Term and the last eighteen (18) months of the Term, all consolidated financial reports that Lessor may reasonably request containing, among other things, detailed statements of income and detailed operational statistics regarding occupancy rates, patient and resident mix and patient and resident rates by type for each Facility; and otherwise within thirty (30) days after the end of each of Lessee's quarters, all quarterly consolidated financial reports Lessee may reasonably request containing, among other things, detailed statements of income and detailed operational statistics regarding occupancy rates, patient and resident mix and patient and resident rates by type for each Facility;

                  (d) within thirty (30) days after filing, a copy of each cost report filed with the appropriate governmental agency for each Facility;

                  (e) within thirty (30) days after they are required to be filed with the SEC, copies of any annual reports and of information, documents and other reports, or copies of such portions of any of the foregoing as the SEC may prescribe, which ARC is required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934;

                  (f) immediately upon Lessee's receipt thereof, copies of all written communications received by Lessee from any regulatory agency relating to (i) surveys of each Facility for purposes of licensure, Medicare and Medicaid certification and accreditation and (ii) any proceeding, formal or informal, with respect to cited deficiencies with respect to services and activities provided and performed at each Facility, including patient and resident care, patient and resident activities, patient and resident therapy, dietary, medical records, drugs and medicines, supplies, housekeeping and maintenance, or the condition of each Facility, and involving an actual or threatened warning, imposition of a fine or a penalty, or suspension, termination or revocation of any Facility's license to be operated in accordance with its Primary Intended Use;

                  (g)      [intentionally omitted];

                  (h) immediately upon Lessee's receipt thereof, copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to the Leased Property or any Capital Additions or Lessee's use thereof; and

                  (i) with reasonable promptness, such other information respecting (i) the financial and operational condition and affairs of Lessee, any Guarantor and each Facility, (ii) the physical condition of the Leased Property and any Capital Additions and (iii) any suspected Transfer, including the then equity or voting ownership in Lessee or in any Controlling Person(s), in each case as Lessor may reasonably request, in the form of a questionnaire or otherwise, from time to time.

                  25.1.3 Charges. Lessee acknowledges that the failure to furnish Lessor with any of the certificates or statements required by this
Article XXV will cause Lessor to incur costs and expenses not contemplated hereunder, the exact amount of which is presently anticipated to be extremely difficult to ascertain. Accordingly, if Lessee fails to furnish Lessor with any of the certificates or statements required by this Article XXV more than two
(2) times in any given Lease Year, Lessee shall pay to Lessor, as an Additional Charge, upon demand $1,000 for each subsequent failure to provide any of such certificates or statements occurring in such Lease Year. The parties agree that this charge represents a fair and reasonable estimate of the costs that Lessor will incur by reason of Lessee's failure to furnish Lessor with such certificates and statements.

                                 ARTICLE XXVI.

         26.1 Lessor's Right to Inspect and Show the Leased Property and Capital Additions. Lessee shall permit Lessor and its authorized representatives, upon reasonable prior notice, to (i) inspect the Leased Property and any Capital Additions and (ii) exhibit the same to prospective purchasers and lenders, and during the last twelve (12) months of the Term applicable to each portion of the Leased Property and Capital Additions, to prospective lessees or managers, in each instance during usual business hours and subject to any reasonable security, health, safety or confidentiality requirements of Lessee or any Legal Requirement or Insurance Requirement. Lessee shall cooperate with Lessor in exhibiting the Leased Property and any Capital Additions to prospective purchasers, lenders, lessees and managers.

                                ARTICLE XXVII.

         27.1 No Waiver. No failure by Lessor to insist upon the strict performance of any term hereof or to exercise any right, power or remedy hereunder and no acceptance of full or partial payment of Rent during the continuance of any default or Event of Default shall constitute a waiver of any such breach or of any such term. No waiver of any breach shall affect or alter this Lease, which shall continue in full force and effect with respect to any other then existing or subsequent breach.

                                ARTICLE XXVIII.

         28.1 Remedies Cumulative. Each legal, equitable or contractual right, power and remedy of Lessor now or hereafter provided either in this Lease or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power and remedy and the exercise or beginning of the exercise by Lessor of any one or more of such rights, powers and remedies shall not preclude the simultaneous or subsequent exercise by Lessor of any or all of such other rights, powers and remedies.

                                 ARTICLE XXIX.

         29.1 Acceptance of Surrender. No surrender to Lessor of this Lease or of the Leased Property or any Capital Additions or any part(s) thereof or of any interest therein, shall be valid or effective unless agreed to and accepted in writing by Lessor and no act by Lessor or any representative or agent of Lessor, other than such a written acceptance by Lessor, shall constitute an acceptance of any such surrender.

                                 ARTICLE XXX.

         30.1 No Merger. There shall be no merger of this Lease or of the leasehold estate created hereby by reason of the fact that the same Person may acquire, own or hold, directly or indirectly, (i) this Lease or the leasehold estate created hereby or any interest in this Lease or such leasehold estate and (ii) the fee estate in the Leased Property.

                                 ARTICLE XXXI.

         31.1 Conveyance by Lessor. Lessor may, without the consent or approval of Lessee, sell, transfer, assign, convey or otherwise dispose of any or all of the Leased Property, subject, however, to this Lease. If Lessor or any successor owner of the Leased Property shall sell, transfer, assign, convey or otherwise dispose of the Leased Property other than as security for a debt and if Lessor delivers all letters of credit to such transferee, Lessor or such successor owner, as the case may be, shall thereupon be released from all future liabilities and obligations of Lessor with respect to such Leased Property under this Lease arising or accruing from and after the date of such sale, transfer, assignment or other disposition and all such future liabilities and obligations with respect to such Leased Property shall thereupon be binding upon such purchaser, grantee, assignee or transferee. In the event of any such sale, transfer, assignment, conveyance or other disposition (other than as security for a debt) of less than all of the Leased Property then subject to this Lease, the provisions of Section 31.2 hereof shall apply.

         31.2 New Lease. Lessor shall have the right, at any time and from time to time during the Term for any purpose, by written notice to Lessee, to require Lessee to execute an amendment to this Lease whereby the Leased Property of one or more Facilities (individually, a "Separated Property" or collectively, the "Separated Properties") is separated and removed from this Lease, and to simultaneously execute a substitute lease with respect to such Separated Property(ies), in which case:

                  31.2.1 Lessor and Lessee shall execute a new lease (the "New Lease") for such Separated Property(ies), effective as of the date specified in Section 31.2.3 below (the "New Lease Effective Date"), in the same form and substance as this Lease, but with such changes thereto as necessary to reflect the separation of the Separated Property(ies) from the balance of the Leased Property, including specifically the following:

                  (a) The total monthly Minimum Rent payable under such New Lease shall be the total applicable monthly Allocated Minimum Rent with respect to such Separated Property(ies);

                  (b) All Minimum Rent rental escalations under the New Lease shall be at the times and in the amounts set forth in this Lease for Minimum Rent increases;

                  (c) If such Separated Property(ies) includes the Victoria Facility, the "Additional Rent" payable under such New Lease shall be the Victoria Additional Rent; and

                  (d) The New Lease shall provide that the lessee thereunder shall be responsible for the payment, performance and satisfaction of all duties, obligations and liabilities arising under this Lease, insofar as they relate to the Separated Property(ies), that were not paid, performed and satisfied in full prior to the effective date of the New Lease (and Lessee under this Lease shall also be responsible for the payment, performance and satisfaction of the aforesaid duties, obligations and liabilities not paid, performed and satisfied in full prior to the effective date of such New Lease).

                  31.2.2 Lessor and Lessee shall also execute an amendment to this Lease effective as of the New Lease Effective Date reflecting the separation of the Separated Property(ies) from the balance of the Leased Property and making such modifications to this Lease as are necessitated thereby.

                  31.2.3 In the case of any New Lease that is entered into in accordance with this Section 31.2 such New Lease shall be effective on the date which is the earlier of (i) the date the New Lease is fully executed and delivered by the parties thereto and (ii) the date specified in the written notice from Lessor to Lessee requiring a New Lease as described above, which date shall be no sooner than ten (10) days after the date such notice is issued.

                  31.2.4 The amendment contemplated in Section 31.2.2 above and the New Lease shall be such that the obligations of the lessees under this Lease (as amended) and the New Lease shall not be greater or less than the obligations of Lessee under this Lease (prior to such amendment) and the rights and entitlements of such lessees under this Lease (as amended) and the New Lease shall not be less than the rights and entitlements of Lessee under this Lease (prior to such amendment).

                  31.2.5 Lessee's obligation to provide letters of credit in accordance with Article 21 of this Lease shall be segregated so that (a) the applicable Lessee shall be required to provide a letter of credit pursuant to the New Lease, on the same terms and conditions as set forth in this Lease, except that "Letter of Credit Amount" under the New Lease shall mean an amount equal to the then existing Letter of Credit Amount under this Lease (prior to the amendment contemplated in Section 31.2.2 above), times a fraction, the numerator of which is the then existing annual Allocated Minimum Rent for the Separated Propert(ies), and the denominator of which is the then existing total annual Minimum Rent payable for all Facilities (including the Separated Propert(ies)), and (b) the "Letter of Credit Amount" under this Lease (as amended) shall be reduced by the "Letter of Credit Amount" for the New Lease determined in accordance with subsection (a) above.

                  31.2.6 Lessee and Lessor shall take such actions and execute and deliver such documents, including without limitation the New Lease and an amendment to this Lease, as are reasonably necessary and appropriate to effectuate the provisions and intent of this Section 31.2.

                  31.2.7 Each party shall bear its own costs and expenses in connection with any New Lease entered into in accordance with this Section 31.2.

                                ARTICLE XXXII.

         32.1 Quiet Enjoyment. So long as Lessee shall pay the Rent as the same becomes due and shall fully comply with all of the terms of this Lease and fully perform its obligations hereunder, Lessee shall peaceably and quietly have, hold and enjoy the Leased Property for the Term, free of any claim or other action by Lessor or anyone claiming by, through or under Lessor, but subject to all liens and encumbrances of record as of the date hereof, or the Commencement Date or created thereafter as permitted hereunder or thereafter consented to by Lessee.


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

                                ARTICLE XXXIII.

         33.1 Notices. Any notice, consent, approval, demand or other communication required or permitted to be given hereunder (a "notice") must be in writing and may be served personally or by U.S. Mail. If served by U.S. Mail, it shall be addressed as follows:

          If to Lessor:             Health Care Property Investors, Inc.
                                             4675 MacArthur Court, Suite 900
                                             Newport Beach, California 92660
                                             Attn:  Legal Department
                                             Fax:  (949) 221-0607

          with a copy to:           Latham & Watkins
                                             650 Town Center Drive, Suite 2000
                                             Costa Mesa, California 92626
                                             Attn:  David C. Meckler, Esq.
                                             Fax:  (714) 755-8290

          If to Lessee:             American Retirement Corporation
                                             111 Westwood Place, Suite 200
                                             Brentwood, Tennessee  37027
                                             Attn:  W.E. Sheriff
                                             Fax:  (615) 221-2272

          with a copy to:           Bass, Berry & Sims PLC
                                             AmSouth Center
                                             315 Deaderick Street, Suite 2700
                                             Nashville, Tennessee 37238-0002
                                             Attn:  D. Mark Sheets, Esq.
                                             Fax:   (615) 742-2757

Any notice which is personally served shall be effective upon the date of service; any notice given by U.S. Mail shall be deemed effectively given, if deposited in the United States Mail, registered or certified with return receipt requested, postage prepaid and addressed as provided above, on the date of receipt, refusal or non-delivery indicated on the return receipt. In lieu of notice by U.S. Mail, either party may send notices by facsimile or by a nationally recognized overnight courier service which provides written proof of delivery (such as U.P.S. or Federal Express). Any notice sent by facsimile shall be effective upon confirmation of receipt in legible form, provided that an original of such facsimile is also sent to the intended addressee by another method approved in this Section 33.1, and any notice sent by a nationally recognized overnight courier shall be effective on the date of delivery to the party at its address specified above as set forth in the courier's delivery receipt. Either party may, by notice to the other from time to time in the manner herein provided, specify a different address for notice purposes.


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

                                ARTICLE XXXIV.

         34.1 Appraiser. If it becomes necessary to determine the Fair Market Value, or Fair Market Rental of any Facility for any purpose of this Lease or the Leasehold FMV for purposes of determining any Transfer Consideration payable to Lessor in connection with a Sale of Business pursuant to this Lease, the same shall be determined by an independent appraisal firm, in which one or more of the members, officers or principals of such firm are Members of the Appraisal Institute (or any successor organization thereto), as may be reasonably selected by Lessor and approved by Lessee (the "Appraiser"). Lessor shall cause such Appraiser to determine the Fair Market Value, Fair Market Rental, or Leasehold FMV of such Facility as of the relevant date (giving effect to the impact, if any, of inflation from the date of the Appraiser's decision to the relevant date) and the determination of such Appraiser shall be final and binding upon the parties. A written report of such Appraiser shall be delivered and addressed to each of Lessor and Lessee. To the extent consistent with sound appraisal practice as then existing at the time of any such appraisal, an appraisal of Fair Market Value for purposes of this Lease shall take into account and shall give appropriate consideration to all three customary methods of appraisal (i.e., the cost approach, the sales comparison approach and the income approach), and no one method or approach shall be deemed conclusive simply by reason of the nature of Lessor's business or because such approach may have been used for purposes of determining the fair market value of the applicable Facility at the time of acquisition thereof by Lessor. This provision for determination by appraisal shall be specifically enforceable to the extent such remedy is available under applicable law, and any determination hereunder shall be final and binding upon the parties except as otherwise provided by applicable law. Lessor and Lessee shall each pay one-half (1/2) of the fees and expenses of the Appraiser and one-half (1/2) of all other costs and expenses incurred in connection with such appraisal. If Lessor and Lessee are unable to agree upon the Appraiser within fifteen (15) days after Lessor notifies Lessee of the identity of Lessor's selected Appraiser, then the following shall apply:

                  34.1.1 Within fifteen (15) days after Lessee's receipt of Lessor's selected Appraiser, Lessee shall by notice to Lessor appoint a second Appraiser meeting the requirements set forth above to act on its behalf. In such event, the Appraisers thus appointed shall, within sixty (60) days after the date of Lessor's notice of its originally selected Appraiser, proceed to determine the Fair Market Value, Fair Market Rental, or Leasehold FMV of such Facility as of the relevant date (giving effect to the impact, if any, of inflation from the date of their decision to the relevant date); provided, however, that if Lessee fails to appoint its Appraiser within the time permitted, or if two Appraisers shall have been so appointed but only one such Appraiser shall have made such determination within such sixty (60) day period, then the determination of such sole Appraiser shall be final and binding upon the parties.

                  34.1.2 If the two Appraisers shall have been appointed and shall have made their determinations within the respective requisite periods set forth above and if the difference between the amounts so determined shall not exceed ten percent (10%) of the lesser of such amounts then the Fair Market Value, Fair Market Rental, or Leasehold FMV of such Facility shall be an amount equal to fifty percent (50%) of the sum of the amounts so determined. If the difference between the amounts so determined shall exceed ten percent (10%) of the lesser of such amounts, then such two Appraisers shall have twenty (20) days to appoint a third Appraiser meeting the above requirements, but if such Appraisers fail to do so, then either party may request the CPR or AAA (as such terms are defined in Article XLIV) or any successor organization(s) thereto to appoint an Appraiser meeting the above requirements within twenty (20) days of such request, and both parties shall be bound by any appointment so made within such twenty (20) day period. If no such Appraiser shall have been appointed within such twenty (20) days or within one hundred five (105) days of the original request for a determination of Fair Market Value, Fair Market Rental, or Leasehold FMV of such Facility, whichever is earlier, either Lessor or Lessee may apply to any court having jurisdiction to have such appointment made by such court. Any Appraiser appointed by the original Appraisers, by the CPR or AAA or by such court shall be instructed to determine the Fair Market Value, Fair Market Rental, or Leasehold FMV of such Facility within thirty (30) days after appointment of such Appraiser.

                  34.1.3 The determination of the Appraiser which differs most in terms of dollar amount from the determinations of the other two Appraisers shall be excluded, and fifty percent (50%) of the sum of the remaining two determinations shall be final and binding upon Lessor and Lessee as the Fair Market Value, Fair Market Rental, or Leasehold FMV of such Facility. This provision for determination by appraisal shall be specifically enforceable to the extent such remedy is available under applicable law, and any determination hereunder shall be final and binding upon the parties except as otherwise provided by applicable law.

If the foregoing two (2) or three (3) Appraiser system is utilized, then Lessor and Lessee shall each pay the fees and expenses of the Appraiser appointed by it and each shall pay one-half (1/2) of the fees and expenses of any third Appraiser.

                                 ARTICLE XXXV.

         35.1     Lessee's Option to Purchase the Post Oak Facility. Provided
(i) no Event of Default, or event which, with notice or lapse of time or both, would constitute an Event of Default, has occurred and is continuing hereunder,
(ii) ARC has completed a Successful Refinancing, and (iii) the aggregate Cash Flow Coverage for the Richmond Heights Facility, the Delray Beach Facility, and the Shavano Park Facility for the three month period immediately preceding Lessee's exercise of the option equals or exceeds 1.2., then at any time after the fourth (4th) Lease Year and prior to the expiration of the Term, Lessee shall have the option to purchase the Post Oak Facility for a purchase price equal to the Post Oak Repurchase Price. Such option shall be exercised, if at all, upon ninety (90) days written notice to Lessor and concurrently with such notice to Lessor, (i) opening an escrow (the "Escrow") with and by depositing five percent (5%) of the Post Oak Repurchase Price (the "Opening Deposit) and a copy of this Lease with a national title company reasonably acceptable to Lessor ("Escrow Holder") and (ii) delivering to Lessor a reaffirmation of any Guaranty executed by a Guarantor stating, in substance, that such Guarantor's obligations under the Guaranty shall extend to the purchase contract formed by Lessor and Lessee upon proper and timely exercise of such option. If Lessee shall not be entitled to exercise such option (e.g., by reason of an Event of Default) or shall be entitled to exercise the same but shall fail to do so within the time and in the manner herein provided, such option shall lapse and thereafter not be exercisable by Lessee. Without limiting the foregoing, if Lessee shall not be entitled to exercise such option or shall be entitled to exercise the same but shall fail to do so within the time and in the manner herein provided, such option shall automatically terminate without further action by either party. No failure by Lessor to notify Lessee of any defect in any attempted exercise of the foregoing option shall be deemed a waiver by Lessor of the right to insist upon Lessee's exercise of such option in strict accordance with the provisions hereof. In the event that Lessee shall properly and timely exercise such option, then such transaction shall be consummated on or within thirty
(30) days following the expiration of the foregoing ninety (90) day period (the "Outside Closing Date").

         35.2     Defaults.

                  35.2.1 Liquidated Damages. IF, FOLLOWING A VALID AND PROPER EXERCISE OF THE FOREGOING OPTION, LESSEE FAILS TO COMPLETE THE PURCHASE OF THE POST OAK FACILITY AND SUCH FAILURE CONSTITUTES A BREACH HEREOF, THEN LESSOR, AT ITS OPTION, MAY TERMINATE THE PURCHASE CONTRACT FORMED BY LESSEE'S EXERCISE OF SUCH OPTION AND THE ESCROW BY GIVING WRITTEN NOTICE TO LESSEE AND ESCROW HOLDER AND, THEREUPON, THE ESCROW SHALL BE CANCELLED, ALL DOCUMENTS SHALL BE RETURNED TO THE RESPECTIVE PARTIES WHO DEPOSITED THE SAME, AND LESSEE SHALL PAY ALL TITLE AND ESCROW CANCELLATION CHARGES AND ALL OF LESSOR'S LEGAL FEES AND COSTS. IN ADDITION, LESSOR AND LESSEE AGREE THAT, BASED ON THE CIRCUMSTANCES NOW EXISTING, KNOWN OR UNKNOWN, IT WOULD BE EXCESSIVELY COSTLY AND IMPRACTICABLE TO ESTABLISH LESSOR'S DAMAGES BY REASON OF LESSEE'S DEFAULT RESULTING IN A FAILURE OF THE ESCROW TO CLOSE, AND, THEREFORE, LESSOR AND LESSEE AGREE THAT IT WOULD BE REASONABLE TO AWARD LESSOR LIQUIDATED DAMAGES IN THE AMOUNT OF THE OPENING DEPOSIT PLUS ANY ACCRUED INTEREST ON THE OPENING DEPOSIT. BY THEIR RESPECTIVE INITIALS SET FORTH BELOW, LESSOR AND LESSEE ACKNOWLEDGE AND AGREE THAT THE OPENING DEPOSIT, PLUS ANY INTEREST ACCRUED ON THE OPENING DEPOSIT, TOGETHER WITH PAYMENT OF LESSOR'S LEGAL FEES AND COSTS, IS REASONABLE AS LIQUIDATED DAMAGES FOR A DEFAULT OF LESSEE UNDER THE PURCHASE CONTRACT FORMED BY LESSEE'S EXERCISE OF SUCH OPTION THAT RESULTS IN A FAILURE OF THE ESCROW TO CLOSE AND SHALL BE IN LIEU OF ANY OTHER RELIEF, RIGHT OR REMEDY, AT LAW OR IN EQUITY, TO WHICH LESSOR MIGHT OTHERWISE BE ENTITLED BY REASON OF A LESSEE'S DEFAULT THAT RESULTS IN A FAILURE OF THE ESCROW TO CLOSE, BUT NOTHING CONTAINED HEREIN SHALL LIMIT LESSOR'S RIGHTS AND REMEDIES FOR LESSEE'S DEFAULT OCCURRING AFTER THE CLOSE OF ESCROW OR FOR LESSEE'S DEFAULT UNDER THIS LEASE. ESCROW HOLDER IS HEREBY AUTHORIZED AND INSTRUCTED TO RELEASE THE OPENING DEPOSIT PLUS ACCRUED INTEREST THEREON TO LESSOR UPON THE DELIVERY OF UNILATERAL WRITTEN INSTRUCTIONS THEREOF TO ESCROW HOLDER BY LESSOR, AND ESCROW HOLDER IS HEREBY RELIEVED OF ALL LIABILITY THEREFOR. IF LESSEE WRONGFULLY ATTEMPTS TO INTERFERE WITH THE RELEASE OF ANY SUCH SUMS BY ESCROW HOLDER TO LESSOR, OR WRONGFULLY COMMENCES ANY ACTION AGAINST LESSOR OR THE LEASED PROPERTY ARISING OUT OF THIS ARTICLE, THEN LESSOR SHALL NOT BE LIMITED IN THE AMOUNT OF DAMAGES IT MAY RECOVER FROM LESSEE.


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                                    Lessor's Initials:
                                                          ----------------------

                                    Lessee's Initials:
                                                          ----------------------

                  35.2.2 Other Defaults. A default under any other lease or other agreement or instrument, including any purchase contract formed upon exercise of any other option, with or in favor of Lessor or any Affiliate of Lessor and made by or with Lessee or any Affiliate of Lessee where such default is not cured within the applicable time period, if any, shall be deemed a default under this Article XXXV and the purchase contract formed upon proper exercise by Lessee of the option herein provided, entitling Lessor, as seller, at its option, to terminate such purchase contract and the Escrow and upon any such termination the Opening Deposit plus all accrued interest thereon shall be paid over to Lessor as provided in Section 35.3.1 above.

         35.3     Escrow Provisions.

                  35.3.1 Opening of Escrow. Escrow shall be deemed open when the Opening Deposit and a copy of this Lease are delivered to Escrow Holder.

                  35.3.2 General and Supplemental Instructions. Lessee and Lessor each shall execute, deliver and be bound by such further escrow instructions or other instruments as may be reasonably requested by the other party or by Escrow Holder from time to time, so long as the same are consistent with the provisions of this Lease.

                  35.3.3 Disposition of Opening Deposit. Escrow Holder shall hold the Opening Deposit in interest-bearing accounts. All interest earned on the Opening Deposit shall accrue to Lessee's benefit unless Lessor is entitled thereto under Section 35.3.1. With full knowledge that Escrow shall not have closed, Lessee nevertheless agrees to relieve Escrow Holder of all liabilities in making such payment and for any failure to recover said sum in the event that Escrow does not close at anytime thereafter. The Opening Deposit plus interest thereon shall be (i) applied against the purchase price (as herein determined) if Escrow closes, (ii) returned to Lessee in full if Escrow does not close for any reason other than Lessee's default, or (iii) be paid to Lessor as nonrefundable liquidated damages under Section 35.2.1, if Escrow fails to close under the provisions of hereof as a result of Lessee's default.

                  35.3.4 Closing Funds. At least one (1) business day before the Close of Escrow (as hereinafter defined), Escrow Holder shall calculate and Lessee shall wire cash into Escrow (using wiring instructions reasonably satisfactory to Escrow Holder) in an amount which, when added to the Opening Deposit and all accrued interest shall equal the purchase price for the Post Oak Facility plus any other sums payable by Lessee pursuant to the provisions hereof.

                  35.3.5 Close of Escrow. Escrow shall close on the Outside Closing Date. The term "Close of Escrow" as used in this Article shall mean the time and date that an appropriate deed or other conveyance document conveying Lessor's entire interest in the Post Oak Facility, subject to the permitted liens and encumbrances described in Article XVIII hereof, is recorded in appropriate records of the county in which the Post Oak Facility is located. The Outside Closing Date shall not be extended for any reason.


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

                  35.3.6 Closing Costs. The closing costs of consummating the purchase of the Post Oak Facility shall be paid by Lessee as provided in
Article XVIII.

                  35.3.7   [Intentionally Omitted]

                  35.3.8 Termination of Lease with Respect to Post Oak Facility. Upon the Close of Escrow, this Lease shall be terminated with respect to the Post Oak Facility (only) in accordance with Section 5.2 above.

         35.4     Lessor's Election of 1031 Exchange.

                  35.4.1 In the event that Lessee exercises its option to purchase as provided in this Article XXXV, Lessor may elect to sell the Post Oak Facility to Lessee in the form of a tax-deferred exchange pursuant to
Section 1031 of the Internal Revenue Code of 1986, as amended ("1031 Exchange"). In the event that Lessor shall so elect, Lessor shall give written notice to Lessee and Escrow Holder of such election and the following shall apply:

                  35.4.1.1 Simultaneous Exchange. Lessor may attempt to identify before the Close of Escrow other property which qualifies as "like-kind" property for a 1031 Exchange (the "Target Property") by giving written notice to Lessee and Escrow Holder and identifying to Escrow Holder the Target Property prior to the Close of Escrow.

                  35.4.1.2 Non-simultaneous Exchange. If Lessor has not so identified the Target Property before the Close of Escrow, then Lessor shall proceed with the Close of Escrow and Lessor at its option may enter into an exchange agreement with an accommodation party ("Accommodator") in order to facilitate a non-simultaneous or so-called "Starker deferred" exchange. If an Accommodator is so designated, Lessor shall cause the Accommodator (i) to acquire title to the Post Oak Facility from Lessor at or before the Close of Escrow and, (ii) to transfer title in the Post Oak Facility to Lessee on the Close of Escrow for the Post Oak Repurchase Price.

                  35.4.1.3 Expenses and Documents. Lessee shall fully cooperate with any such 1031 Exchange, including but not limited to executing and delivering additional documents reasonably requested or approved by Lessor; provided, that Lessee shall not be required to incur any additional costs or liabilities or financial obligation as a consequence of any of the foregoing exchange transactions.

                                ARTICLE XXXVI.

         36.1 Lessor May Grant Liens. Without the consent of Lessee, Lessor may, from time to time, directly or indirectly, create or otherwise cause to exist any ground lease, mortgage, trust deed, lien, encumbrance or title retention agreement (collectively, an "Encumbrance") upon the Leased Property and any Capital Additions or any part(s) or portion(s) thereof or interests therein. This Lease is and at all times shall be subject and subordinate to any such Encumbrance which may now or hereafter affect the Leased Property and/or any such Capital Additions and to all renewals, modifications, consolidations, replacements and extensions thereof; provided, however, that the subjection and subordination of this Lease and Lessee's leasehold interest hereunder to any Encumbrance shall be conditioned upon the


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

execution by the holder of such Encumbrance and delivery to Lessee of a non-disturbance and attornment agreement which provides that so long as no Event of Default has occurred and is continuing, the holder of such Encumbrance shall not disturb Lessee's leasehold interest or possession of the Leased Property in accordance with the terms hereof, or any of Lessee's rights, privileges and options hereunder. This clause shall be self-operative and no further instrument of subordination shall be required; provided, however, that in confirmation of such subordination, Lessee shall execute promptly any certificate or document that Lessor or any ground or underlying lessor, mortgagee or beneficiary may reasonably request for such purposes. If, in connection with obtaining financing or refinancing for the Leased Property and/or any such Capital Additions, a Facility Mortgagee or prospective Facility Mortgagee shall request reasonable modifications to this Lease as a condition to such financing or refinancing, Lessee shall not unreasonably withhold or delay its consent thereto.

         36.2 Attornment. If Lessor's interest in the Leased Property and/or any Capital Additions is sold or conveyed upon the exercise of any remedy provided for in any Facility Mortgage, or otherwise by operation of law:
(i) Lessee shall attorn to and recognize the new owner as Lessee's Lessor under this Lease or enter into a new lease substantially in the form of this Lease with the new owner, and Lessee shall take such actions to confirm the foregoing within ten (10) days after request; and (ii) the new owner shall not be (a) liable for any act or omission of Lessor under this Lease occurring prior to such sale or conveyance, or (b) subject to any offset, abatement or reduction of rent because of any default of Lessor under this Lease occurring prior to such sale or conveyance.

                                ARTICLE XXXVII.

         37.1 Hazardous Substances. Lessee shall not allow any Hazardous Substance to be located, stored, disposed of, released or discharged in, on, under or about the Leased Property or incorporated in any Facility; provided, however, that Hazardous Substances may be brought, kept, used or disposed of in, on or about the Leased Property or any Capital Additions in quantities and for purposes similar to those brought, kept, used or disposed of in, on or about similar facilities used for purposes similar to the Primary Intended Use and which are brought, kept, used and disposed of in strict compliance with Legal Requirements. Lessee shall not allow the Leased Property or any Capital Additions to be used as a waste disposal site or, except as permitted in the immediately preceding sentence, for the manufacturing, handling, storage, distribution or disposal of any Hazardous Substance.

         37.2 Notices. Lessee shall provide to Lessor promptly, and in any event immediately upon Lessee's receipt thereof, a copy of any notice, or notification with respect to, (i) any violation of a Legal Requirement relating to Hazardous Substances located in, on, or under the Leased Property or any Capital Additions or any adjacent property thereto; (ii) any enforcement, cleanup, removal, or other governmental or regulatory action instituted, completed or threatened with respect to the Leased Property or any Capital Additions; (iii) any claim made or threatened by any Person against Lessee or the Leased Property or any Capital Additions relating to damage, contribution, cost recovery, compensation, loss, or injury resulting from or claimed to result from any Hazardous Substance; and (iv) any reports made to any federal, state or local environmental agency arising out of or in connection with any Hazardous Substance in, on, under or removed from the Leased Property or any Capital Additions, including any complaints, notices, warnings or asserted violations in connection therewith.

         37.3 Remediation. If Lessee becomes aware of a violation of any Legal Requirement relating to any Hazardous Substance in, on, under or about the Leased Property or any Capital Additions or any adjacent property thereto, or if Lessee, Lessor or the Leased Property or any Capital Additions becomes subject to any order of any federal, state or local agency to repair, close, detoxify, decontaminate or otherwise remediate the Leased Property and any Capital Additions, Lessee shall immediately notify Lessor of such event and, at its sole cost and expense, cure such violation or effect such repair, closure, detoxification, decontamination or other remediation; provided, however, that Lessee shall not be required to cure any violation or effect any repair, closure, detoxification, decontamination or other remediation on any adjacent property unless such violation is caused by Lessee or the source of any such violation emanated from the Leased Property, whether prior to or during the Term. If Lessee fails to implement and diligently pursue any such cure, repair, closure, detoxification, decontamination or other remediation, Lessor shall have the right, but not the obligation, to carry out such action and to recover from Lessee all of Lessor's costs and expenses incurred in connection therewith.

         37.4 Indemnity. Lessee shall indemnify, defend, protect, save, hold harmless, and reimburse Lessor for, from and against any and all costs, losses (including, losses of use or economic benefit or diminution in value), liabilities, damages, assessments, lawsuits, deficiencies, demands, claims and expenses (collectively, "Environmental Costs") (whether or not arising out of third-party claims and regardless of whether liability without fault is imposed, or sought to be imposed, on Lessor) incurred in connection with, arising out of, resulting from or incident to, directly or indirectly, before or during the Term (i) the production, use, generation, storage, treatment, transporting, disposal, discharge, release or other handling or disposition of any Hazardous Substances from, in, on or about the Leased Property or any Capital Additions (collectively, "Handling"), including the effects of such Handling of any Hazardous Substances on any Person or property within or outside the boundaries of the Leased Property or any Capital Additions, (ii) the presence of any Hazardous Substances in, on, under or about the Leased Property or any Capital Additions and (iii) the violation of any Legal Requirements (including Environmental Laws). "Environmental Costs" include interest, costs of response, removal, remedial action, containment, cleanup, investigation, design, engineering and construction, damages (including actual, consequential and punitive damages) for personal injuries and for injury to, destruction of or loss of property or natural resources, relocation or replacement costs, penalties, fines, charges or expenses, attorney's fees, expert fees, consultation fees, and court costs, and all amounts paid in investigating, defending or settling any of the foregoing.

         Without limiting the scope or generality of the foregoing, Lessee expressly agrees to reimburse Lessor for any and all costs and expenses incurred by Lessor:

                  (a) In investigating any and all matters relating to the Handling of any Hazardous Substances, in, on, from, under or about the Leased Property or any Capital Additions;

                  (b) In bringing the Leased Property or any Capital Additions into compliance with all Legal Requirements; and


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

                  (c) Removing, treating, storing, transporting, cleaning-up and/or disposing of any Hazardous Substances used, stored, generated, released or disposed of in, on, from, under or about the Leased Property or any Capital Additions or offsite.

         If any claim is made hereunder, Lessee agrees to pay such claim promptly, and in any event to pay such claim within thirty (30) calendar days after receipt by Lessee of notice thereof. If any such claim is not so paid and Lessor is ultimately found or agrees to be responsible therefore, Lessee agrees also to pay interest on the amount paid from the date of the first notice of such claim, at the Overdue Rate.

         37.5 Environmental Inspection. If Lessor reasonably believes the Leased Property to be in violation of applicable Environmental Laws, then (a) Lessor shall have the right, from time to time, and upon not less than five (5) days' written notice to Lessee, except in the case of an emergency in which event no notice shall be required, to conduct an inspection of the Leased Property and all Capital Additions to determine the existence or presence of Hazardous Substances on or about the Leased Property or any such Capital Additions, (b) Lessor shall have the right to enter and inspect the Leased Property and all Capital Additions, conduct any testing, sampling and analyses it deems necessary and shall have the right to inspect materials brought into the Leased Property or any such Capital Additions, (c) Lessor may, in its discretion, retain such experts to conduct the inspection, perform the tests referred to herein, and to prepare a written report in connection therewith, and (d) all costs and expenses incurred by Lessor under this Section shall be paid on demand as Additional Charges by Lessee to Lessor. Failure to conduct an environmental inspection or to detect unfavorable conditions if such inspection is conducted shall in no fashion be intended as a release of any liability for environmental conditions subsequently determined to be associated with or to have occurred during Lessee's tenancy. Lessee shall remain liable for any environmental condition related to or having occurred during its tenancy regardless of when such conditions are discovered and regardless of whether or not Lessor conducts an environmental inspection at the termination of this Lease. The obligations set forth in this Article shall survive the expiration or earlier termination of the Lease.

                               ARTICLE XXXVIII.

         38.1 Memorandum of Lease. Lessor and Lessee shall, promptly upon the request of either, enter into one or more short form memoranda of this Lease, each in form suitable for recording under the laws of the applicable State. Lessee shall pay all costs and expenses of recording any such memoranda and shall fully cooperate with Lessor in removing from record any such memoranda upon the expiration or earlier termination of the Term with respect to the applicable Facility.

                                ARTICLE XXXIX.

         39.1 Sale of Assets. Notwithstanding any other provision of this Lease, Lessor shall not be required to (i) sell or transfer the Leased Property, or any portion thereof, which is a real estate asset as defined in
Section 856(c)(5)(B), or functionally equivalent successor provision, of the Code, to Lessee if Lessor's counsel advises Lessor that such sale or transfer may not be a sale of property described in Section 857(b)(6)(C), or functionally equivalent successor provision, of the Code or (ii) sell or transfer the Leased Property, or any portion thereof, to Lessee if Lessor's counsel advises Lessor that such sale or transfer could result in an unacceptable amount of gross income for purposes of the Ninety-Five percent (95%) gross income test contained in
Section 856(c)(2), or functionally equivalent successor provision, of the Code. If Lessee has the right or obligation to purchase the property pursuant to the terms herein, and if Lessor determines not to sell such property pursuant to the above sentence, then Lessee shall purchase such property, upon and subject to all applicable terms and conditions set forth in this Lease, including the provisions of Article XXXV, at such time as the transaction, upon the advice of Lessor's counsel, would be a sale of property (to the extent the Leased Property is a real estate asset) described in Section 857(b)(6)(C), or functionally equivalent successor provision, of the Code, and would not result in an unacceptable amount of gross income for purposes of the Ninety-Five Percent (95%) gross income test contained in Section 856(c)(2), or functionally equivalent successor provision of the Code and until such time Lessee shall lease the Leased Property and all Capital Additions from Lessor at the lesser of (i) Fair Market Rental or (ii) the then current Allocated Minimum Rent and any Victoria Additional Rent, if applicable, for such Leased Property under this Lease.

                                  ARTICLE XL.

         40.1     [Intentionally Omitted].

                                 ARTICLE XLI.

         41.1 Authority. If Lessee is a corporation, limited liability company, trust, or partnership, Lessee, and each individual executing this Lease on behalf of Lessee, represent and warrant that each is duly authorized to execute and deliver this Lease on behalf of Lessee and shall concurrently with the execution and delivery of this Lease to Lessor deliver to Lessor evidence of such authority satisfactory to Lessor.

                                 ARTICLE XLII.

         42.1 Attorneys' Fees. If Lessor or Lessee brings an action or other proceeding (including an arbitration pursuant to Article XLIV) against the other to enforce any of the terms, covenants or conditions hereof or any instrument executed pursuant to this Lease, or by reason of any breach or default hereunder or thereunder, the party prevailing in any such action or proceeding and any appeal thereupon shall be paid all of its costs and reasonable attorneys' fees incurred therein. In addition to the foregoing and other provisions of this Lease that specifically require Lessee to reimburse, pay or indemnify against Lessor's attorneys' fees, Lessee shall pay, as Additional Charges, all of Lessor's reasonable attorneys' fees incurred in connection with the administration or enforcement of this Lease, including attorneys' fees incurred in connection with Lessee's exercise of its option to purchase the Leased Property or the renewal of this Lease for any Extended Term, the review of any letters of credit, the review, negotiation or documentation of any subletting, assignment, or management arrangement or any consent requested in connection therewith, and the collection of past due Rent.


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                                ARTICLE XLIII.

         43.1 Brokers. Lessee warrants that it has not had any contact or dealings with any Person or real estate broker which would give rise to the payment of any fee or brokerage commission in connection with this Lease, and Lessee shall indemnify, protect, hold harmless and defend Lessor from and against any liability with respect to any fee or brokerage commission arising out of any act or omission of Lessee. Lessor warrants that it has not had any contact or dealings with any Person or real estate broker which would give rise to the payment of any fee or brokerage commission in connection with this Lease, and Lessor shall indemnify, protect, hold harmless and defend Lessee from and against any liability with respect to any fee or brokerage commission arising out of any act or omission of Lessor.

                                 ARTICLE XLIV.

         44.1     Submission to Arbitration.

         44.1.1 Except as provided in Section 44.1.2 below, any controversy, dispute or claim of whatsoever nature arising out of, in connection with, or in relation to the interpretation, performance or breach of this Lease, including any claim based on contract, tort or statute, shall be determined by final and binding, confidential arbitration in accordance with the then current CPR Institute for Dispute Resolution Rules for Non-Administered Arbitration of Business Disputes ("CPR"), by a sole arbitrator mutually selected by Lessor and Lessee from among the CPR Panel of Distinguished Neutrals; provided, however, that if the CPR (or any successor organization thereto) no longer exists, then such arbitration shall be administered by the American Arbitration Association ("AAA") in accordance with its then-existing Commercial Arbitration Rules, and the sole arbitrator shall be selected in accordance with such AAA rules. Any arbitration hereunder shall be governed by the United States Arbitration Act, 9 U.S.C. 1-16 (or any successor legislation thereto), and judgment upon the award rendered by the arbitrator may be entered by any state or federal court having jurisdiction thereof. If Lessor and Lessee are not able to agree on an arbitrator, then an arbitrator shall be appointed by the CPR or AAA upon application by either party. Neither Lessor, Lessee nor the arbitrator shall disclose the existence, content or results of any arbitration hereunder without the prior written consent of all parties; provided, however, that either party may disclose the existence, content or results of any such arbitration to its partners, officers, directors, employees, agents, attorneys and accountants and to any other Person to whom disclosure is required by applicable Legal Requirements, including pursuant to an order of a court of competent jurisdiction, or as may be necessary to enforce the same. Unless otherwise agreed by the parties, any arbitration hereunder shall be held at a neutral location selected by the arbitrator in the major metropolitan area in the State closest in proximity to the Leased Property. The cost of the arbitrator and the expenses relating to the arbitration (exclusive of legal fees) shall be borne equally by Lessor and Lessee unless otherwise specified in the award of the arbitrator. Such fees and costs paid or payable to the arbitrator shall be included in "costs and reasonable attorneys' fees" for purposes of Article XLII and the arbitrator shall specifically have the power to award to the prevailing party pursuant to such Article XLII such party's costs and expenses incurred in such arbitration, including fees and costs paid to the arbitrator.


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

                  44.1.2 The provisions of this Article XLIV shall not apply to:

                  (a) Any unlawful detainer or other similar summary or expedited proceeding for ejectment or recovery of possession of the Leased Property and Capital Additions of any Facility instituted by Lessor in accordance with applicable Legal Requirements as the result of an Event of Default or alleged Event of Default by Lessee pursuant to this Lease, and any compulsory counterclaim of Lessee with respect thereto. In addition, if permitted by applicable Legal Requirements, Lessor shall be entitled in connection with any such proceeding to seek any damages to which it is entitled at law, including those set forth in Article XVI.

                  (b) Any specific controversy, dispute, question or issue as to which this Lease specifically provides another method of determining such controversy, dispute, question or issue and provides that a determination pursuant to such method is final and binding, unless both Lessor and Lessee agree in writing to waive such procedure and proceed instead pursuant to this
Article XLIV.

                  (c) Any request or application for an order or decree granting any provisional or ancillary remedy (such as a temporary restraining order or injunction) with respect to any right or obligation of either party to this Lease, and any preliminary determination of the underlying controversy, dispute, question or issue as is required to determine whether or not to grant such relief. A final and binding determination of such underlying controversy, dispute, question or issue shall be made by an arbitration conducted pursuant to this Article XLIV after an appropriate transfer or reference to the arbitrator selected pursuant to this Article XLIV upon motion or application of either party hereto. Any ancillary or provisional relief which is granted pursuant to this clause (c) shall continue in effect pending an arbitration determination and entry of judgment thereon pursuant to this Article XLIV.

                                 ARTICLE XLV.

         45.1     Miscellaneous.

                  45.1.1 Survival. Anything contained in this Lease to the contrary notwithstanding, all claims against, and liabilities and indemnities of, Lessee or Lessor arising prior to the expiration or earlier termination of the Term shall survive such expiration or termination. In addition, all claims against, and all liabilities and indemnities hereunder of Lessee shall continue in full force and effect and in favor of the Lessor named herein and its successors and assigns, notwithstanding any conveyance of the Leased Property to Lessee.

                  45.1.2 Severability. If any term or provision of this Lease or any application thereof shall be held invalid or unenforceable, the remainder of this Lease and any other application of such term or provision shall not be affected thereby.

                  45.1.3 Non-Recourse. Lessee specifically agrees to look solely to the Leased Property (and any proceeds thereof) for recovery of any judgment from Lessor. It is specifically agreed that no constituent partner in Lessor or officer, director or employee of Lessor shall ever be personally liable for any such judgment or for the payment of any monetary obligation to Lessee. The provision contained in the foregoing sentence is not intended to, and


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
shall not, limit any right that Lessee might otherwise have to obtain injunctive relief against Lessor, or any action not involving the personal liability of Lessor. Furthermore, except as otherwise expressly provided herein, in no event shall Lessor ever be liable to Lessee for any indirect or consequential damages suffered by Lessee from whatever cause.

                  45.1.4 Licenses and Operation Transfer Agreements. Upon the expiration or earlier termination of the Term applicable to any Facility (unless such Facility has been purchased by Lessee), Lessee shall use its best efforts to transfer to Lessor or Lessor's nominee such Facility in a fully operational condition and shall cooperate with Lessor or Lessor's designee or nominee in connection with the processing by Lessor or Lessor's designee or nominee of any applications for all licenses, operating permits and other governmental authorization, all contracts, including contracts with governmental or quasi-governmental entities, business records, data, patient and resident records, and patient and resident trust accounts, which may be necessary or useful for the operation of such Facility; provided that the costs and expenses of any such transfer or the processing of any such application shall be paid by Lessor or Lessor's designee or nominee. Lessee shall not commit any act or be remiss in the undertaking of any act that would jeopardize the licensure or certification of such Facility, and Lessee shall comply with all reasonable requests for an orderly transfer of the same upon the expiration or early termination of the Term applicable to such Facility. Without limiting the generality of the foregoing, if requested by Lessor or a proposed replacement operator for such Facility, Lessee hereby agrees to enter into a reasonable operations transfer agreement with such replacement operator as is customary in the transfer to a new operator of the operations of a facility similar to such Facility. Lessee shall not unreasonably withhold, condition or delay its consent to entering into any interim subleases or management agreements as may be necessary to effectuate an early transfer of the operations of such Facility prior to the time that such replacement operator holds all licenses and permits from all applicable governmental authorities with jurisdiction necessary to operate such Facility for its Primary Intended Use. In addition, upon request, Lessee shall promptly deliver copies of all books and records relating to the Leased Property and all Capital Additions of such Facility and operations thereon to Lessor or Lessor's designee or nominee. Lessee shall indemnify, defend, protect and hold harmless Lessor from and against any loss, damage, cost or expense incurred by Lessor or Lessor's designee or nominee in connection with the correction of any and all deficiencies of a physical nature identified by any governmental authority responsible for licensing the Leased Property and all Capital Additions in the course of any change of ownership inspection and audit.

                  45.1.5 Successors and Assigns. This Lease shall be binding upon Lessor and its successors and assigns and, subject to the provisions of
Article XXIV, upon Lessee and its successors and assigns.

                  45.1.6 Termination Date. If this Lease is terminated by Lessor or Lessee under any provision hereof with respect to any one or more (including all, if applicable) of the Facilities, and upon the expiration of the Term applicable to a Facility (collectively, the "termination date"), the following shall pertain:

                  (a) Lessee shall vacate and surrender the Leased Property, Lessee's Personal Property and all Capital Additions relating to the applicable Facility to Lessor in the condition required by Section 9.1.4. Prior to such vacation and surrender, Lessee shall remove any items which Lessee is permitted or required to remove hereunder. Lessee shall, at Lessee's cost, repair any damage to such Leased Property, any Lessee's Personal Property, and any Capital Additions caused by such vacation and/or removal of any items which Lessee is required or permitted hereunder to remove. Any items which Lessee is permitted to remove but fails to remove prior to the surrender to Lessor of such Leased Property, Lessee's Personal Property and Capital Additions shall be deemed abandoned by Lessee, and Lessor may retain or dispose of the same as Lessor sees fit without claim by Lessee thereto or to any proceeds thereof. If Lessor elects to remove and dispose of any such items abandoned by Lessee, the cost of such removal and disposal shall be an Additional Charge payable by Lessee to Lessor upon demand.

                  (b) Without limiting the provisions of Section 45.1.1 above, upon any such termination or expiration of this Lease with respect to a Facility, the following shall pertain:

                           (i)      Lessee agrees to defend, protect,
         indemnify, defend and hold harmless Lessor from and against any and all claims, costs, losses, expenses, damages, actions, and causes of action for which Lessee is responsible under this Lease (including Lessee's indemnification obligations under Articles XXIII and XXXVII) and which accrue or have accrued on or before the termination date.

                           (ii) Lessee shall remain liable for the cost of all utilities used in or at the Leased Property and any Capital Additions relating to such Facility through the termination date and accrued and unpaid, whether or not then billed, as of the termination date until full payment thereof by Lessee. Lessee shall obtain directly from the companies providing such services closing statements for all services rendered through the termination date and shall promptly pay the same. If any utility statement with respect to such Leased Property and any Capital Additions includes charges for a period partially prior to and partially subsequent to the termination date, such charges shall be prorated as between Lessor and Lessee, with Lessee responsible for the portion thereof (based upon a fraction the numerator of which is the number of days of service on such statement through the termination date and the denominator of which is the total number of days of service on such statement) through the termination date and Lessor shall be responsible for the balance. The party receiving any such statement which requires proration hereunder shall promptly pay such statement and the other party shall, within ten (10) days after receipt of a copy of such statement, remit to the party paying the statement any amount for which such other party is responsible hereunder.

                           (iii) Lessee shall remain responsible for any and all Impositions imposed against the Leased Property, the Personal Property and any Capital Additions with a lien date prior to the termination date (irrespective of the date of billing therefor) and for its pro rata share of any Impositions imposed in respect of the tax-fiscal period during which the Term terminates as provided in
         Section 4.1.7, and Lessee shall indemnify and hold Lessor harmless with respect to any claims for such Impositions or resulting from nonpayment thereof.

                           (iv) Lessee shall (y) execute all documents and take any actions reasonably necessary to (1) cause the transfer to Lessor of all of Lessee's Personal Property and any Capital Additions not owned by Lessor, as provided in Section 6.3, in each case free of any encumbrance, as provided in Section 6.3 and (2) remove this Lease and/or any memorandum hereof as a matter affecting title to the Leased Property as provided in Article XXXVIII and (z) comply with its covenants set forth in Section 45.1.4.

                           (v) Lessee shall observe any covenant or agreement of Lessee in this Lease which is intended to or expressly provides that it shall survive the expiration or sooner termination of this Lease.

                  45.1.7 Governing Law. THIS LEASE WAS NEGOTIATED IN THE STATE OF CALIFORNIA, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY. ACCORDINGLY, IN ALL RESPECTS THIS LEASE (AND ANY AGREEMENT FORMED PURSUANT TO THE TERMS HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA (WITHOUT REGARD OF PRINCIPLES OR CONFLICTS OF LAW) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA, EXCEPT THAT ALL PROVISIONS HEREOF RELATING TO THE CREATION OF THE LEASEHOLD ESTATE AND ALL REMEDIES SET FORTH IN ARTICLE XVI RELATING TO RECOVERY OF POSSESSION OF THE LEASED PROPERTY OF ANY FACILITY (SUCH AS AN ACTION FOR UNLAWFUL DETAINER OR OTHER SIMILAR ACTION) SHALL BE CONSTRUED AND ENFORCED ACCORDING TO, AND GOVERNED BY, THE LAWS OF THE STATE IN WHICH THE LEASED PROPERTY OF SUCH FACILITY IS LOCATED.

                  45.1.8 Waiver of Trial by Jury. EACH OF LESSOR AND LESSEE ACKNOWLEDGES THAT IT HAS HAD THE ADVICE OF COUNSEL OF ITS CHOICE WITH RESPECT TO ITS RIGHTS TO TRIAL BY JURY UNDER THE CONSTITUTION OF THE UNITED STATES, THE STATE OF CALIFORNIA AND THE STATES IN WHICH THE LEASED PROPERTY OF ANY OF THE FACILITIES IS LOCATED. EACH OF LESSOR AND LESSEE HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS LEASE (OR ANY AGREEMENT FORMED PURSUANT TO THE TERMS HEREOF) OR (ii) IN ANY MANNER CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF LESSOR AND LESSEE WITH RESPECT TO THIS LEASE (OR ANY AGREEMENT FORMED PURSUANT TO THE TERMS HEREOF) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREINAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; EACH OF LESSOR AND LESSEE HEREBY AGREES AND CONSENTS THAT, SUBJECT TO ARTICLE XLIV, ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY, AND THAT EITHER PARTY MAY FILE A COPY OF THIS SECTION WITH ANY COURT AS CONCLUSIVE EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

                             LESSOR'S INITIALS:
                                                           ------------------

                             LESSEE'S INITIALS:
                                                           ------------------

                  45.1.9 Lessee Counterclaim and Equitable Remedies. Lessee hereby waives the right to interpose counterclaim (other than compulsory counterclaims) in any summary proceeding instituted by Lessor against Lessee in any court or in any action instituted by Lessor in any court for unpaid Rent under this Lease. In the event that Lessee claims or asserts that Lessor has violated or failed to perform a covenant of Lessor not to unreasonably withhold or delay Lessor's consent or approval hereunder, or in any case where Lessor's reasonableness in exercising its judgment is in issue, Lessee's sole remedy shall be an action for specific performance, declaratory judgment or injunction, and in no event shall Lessee be entitled to any monetary damages for a breach of such covenant, and in no event shall Lessee claim or assert any claims for monetary damages in any action or by way of set-off defense or counterclaim, and Lessee hereby specifically waives the right to any monetary damages or other remedies in connection with any such claim or assertion.

                  45.1.10 Entire Agreement. This Lease, together with the other Transaction Documents, as defined in the Contract of Acquisition, the Exhibits hereto and thereto and such other documents as are contemplated hereunder or thereunder, constitutes the entire agreement of the parties with respect to the subject matter hereof, and may not be changed or modified except by an agreement in writing signed by the parties. Lessor and Lessee hereby agree that all prior or contemporaneous oral understandings, agreements or negotiations relative to the leasing of the Leased Property are merged into and revoked by this Lease.

                  45.1.11 Headings. All titles and headings to sections, subsections, paragraphs or other divisions of this Lease are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other contents of such sections, subsections, paragraphs or other divisions, such other content being controlling as to the agreement among the parties hereto.

                  45.1.12 Counterparts. This Lease may be executed in any number of counterparts, each of which shall be a valid and binding original, but all of which together shall constitute one and the same instrument.

                  45.1.13 Joint and Several. If more than one Person is the Lessee under this Lease, the liability of such Persons under this Lease shall be joint and several.

                  45.1.14 Interpretation. Both Lessor and Lessee have been represented by counsel and this Lease and every provision hereof has been freely and fairly negotiated. Consequently, all provisions of this Lease shall be interpreted according to their fair meaning and shall not be strictly construed against any party.

                  45.1.15 Time of Essence. Time is of the essence of this Lease and each provision hereof in which time of performance is established.

                  45.1.16 Force Majeure. In the event that either Lessor or Lessee is delayed in performing its respective obligations pursuant to this Lease by any cause beyond the reasonable control of the party required to perform such obligation, the time period for performing such obligation shall be extended by a period of time equal to the period of the delay. For purposes of this Lease:

                  (a) A cause shall be beyond the reasonable control of a party to this Lease when such cause would affect any person similarly situated (such as power outage, labor strike, Act of God or trucker's strike) but shall not be beyond the reasonable control of such party when peculiar to such party (such as financial inability or failure to order long lead time material sufficiently in advance).

                  (b) This Section shall not apply to any obligation to pay money or otherwise perform any financial obligation hereunder.

                  (c) In the event of any occurrence which a party believes constitutes a cause beyond the reasonable control of such party and which will delay any performance by such party, such party shall promptly in writing notify the other party of the occurrence and nature of such cause, the anticipated period of delay and the steps being taken by such party to mitigate the effects of such delay. Failure to give such notice promptly, shall deem such occurrence or event not to be a cause beyond the reasonable control of such party.

                  45.1.17 Further Assurances. The parties agree to promptly sign all documents reasonably requested to give effect to the provisions of this Lease.

                                 ARTICLE XLVI.

         46.1 Provisions Relating to Master Lease. Lessor and Lessee hereby acknowledge and agree that, except as otherwise expressly provided herein to the contrary, this Lease is and the parties intend the same for all purposes to be treated as a single, integrated and indivisible agreement. Lessee acknowledges that in order to induce Lessor to lease the Leased Property of each Facility to Lessee and as a condition thereto, Lessor insisted that the parties execute this Lease covering all of the Facilities in a single, integrated and indivisible agreement.

         46.2 Provisions Relating to Tax Treatment of Lease. Lessor and Lessee hereby acknowledge and agree that this Lease shall be treated as an operating lease for all purposes and not as a synthetic lease, financing lease or loan, and that Lessor shall be entitled to all the benefits of ownership of the Leased Property, including depreciation for all federal, state and local tax purposes.

                                ARTICLE XLVII.

         47.1 Replacement Lease and Termination of Old Victoria Lease. In addition to covering the other Facilities, this Lease is a replacement for that certain Lease dated December 20, 1995 currently in effect between Texas HCP, as "Lessor," and American Retirement Corporation II, a Tennessee corporation, as the last and current assignee of Remmington Retirement Community - One, Ltd., a Texas limited partnership, as the original "Lessee," covering the Victoria Facility (as the same may have been amended in accordance with the terms thereof, the "Old Victoria Lease"). Lessor and Lessee acknowledge and agree that: (i) the tenancy created by the Old Victoria Lease shall terminate as of the Commencement Date, and (ii) from and after such Commencement Date, Lessee shall continue to occupy the Leased Property of the Victoria Facility pursuant to this Lease. Notwithstanding the termination of the Old Victoria Lease, the following obligations of Lessee under the Old Victoria Lease shall be preserved and continue subsequent to such termination:

                  (a) Lessee shall remain responsible for and shall protect, defend, indemnify and hold Lessor harmless from and against any and all claims, liabilities, damages, actions and causes of action, costs and expenses, including attorneys' fees, for which Lessee is responsible pursuant to the Old Victoria Lease and which accrue or have accrued on or before the date of termination of the Old Victoria Lease.

                  (b) Lessee shall remain responsible for all obligations of the Lessee under the Old Victoria Lease which have accrued on or before the date of termination until full and complete payment and/or performance of the same.

                                ARTICLE XLVIII.

         48.1 Covenants with Respect to Operations and Fundamental Changes of Lessee. Each Lessee hereby represents, warrants and covenants as of the date hereof and until the expiration or earlier termination of this Lease, that such
Lessee:

                  (a) will not amend, modify or otherwise change its partnership certificate, partnership agreement, articles of incorporation, bylaws, certificate of formation, limited liability company agreement, operating agreement, articles of organization, or other formation agreement or document, as applicable, in any material term or manner, or in a manner which adversely affects Lessee's existence as a single purpose entity;

                  (b) will not permit any partner, limited or general, member or shareholder of Lessee, as applicable, amend, modify or otherwise change such Lessee's partnership certificate, partnership agreement, articles of incorporation, bylaws, certificate of formation, limited liability company agreement, operating agreement, articles of organization, or other formation agreement or document, as applicable, in any material term or manner, or in a manner which adversely affects Lessee's existence as a single purpose entity;

                  (c) to the full extent permitted by law, will not liquidate or dissolve (or suffer any liquidation or dissolution), or enter into any transaction of merger or consolidation, or acquire by purchase or otherwise all or substantially all the business or assets of, or any stock or other evidence of beneficial ownership of, any entity;

                  (d) has not and will not guarantee, pledge its assets for the benefit of, or otherwise become liable, on or in connection with, any obligation of any other Person;

                  (e)      does not own and will not own any asset other than
(i) its leasehold interest in the applicable Leased Property and (ii) incidental personal property necessary for the operation of the applicable Leased Property;

                  (f) is not engaged and will not engage, either directly or indirectly, in any business other than the ownership, management and operation of the applicable Leased Property;

                  (g) has maintained and will maintain an arm's length relationship with its Affiliates and its shareholders and any other parties furnishing services to it;

                  (h) has not incurred and will not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation) (other than accounts payable incurred in the ordinary course of business and equipment and motor vehicle leases not exceeding One Hundred Thousand Dollars ($100,000) per Facility;

                  (i) has not made and will not make any loans or advances to any third party (including any Affiliate);

                  (j) is and will be solvent and pay its own liabilities, indebtedness and obligations of any kind, including administrative expenses, from its assets as the same shall become due;

                  (k) has done or caused to be done and will do all things necessary to preserve its existence, and will observe all formalities applicable to it and necessary to maintain its identity as an entity separate and distinct from its Affiliates;

                  (l) will conduct and operate its business in its own name and as presently conducted and operated;

                  (m) will maintain financial statements, books and records and bank accounts separate from those of its Affiliates, including, without limitation, its general partners, shareholders or members, as applicable; provided, however, that Lessee may be included in consolidated financial statements of another person, provided that such consolidated financial statements contain a note indicating that Lessee is a separate legal entity and Lessee's assets and liabilities are neither available to pay the debts of the consolidated entity nor constitute obligations of the consolidated entity and that the consolidated entity is not liable for any of the liabilities of such Lessee;

                  (n) will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including, without limitation, any Affiliate or any partner, member or shareholder of Lessee);

                  (o) will file its own tax returns and pay any taxes so required to be paid under applicable law; provided, however, that so long as Lessee's tax liability and its income and expenses are readily determinable based on a review of Lessee's books and records, it may file consolidated tax returns (provided that Lessee shall maintain sufficient books and records to determine its separate tax obligations for any particular reporting periods);

                  (p) will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

                  (q) will not commingle the funds and other assets of Lessee with those of any general partner, shareholder, member, Affiliate, principal or any other Person;

                  (r) has and will maintain its assets in such a manner that it is not costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or any other Person;

                  (s) does not and will not hold itself out to be responsible for the debts or obligations of any other Person;

                  (t) will pay any liabilities out of its own funds, including salaries of its employees, not funds of any Affiliate;

                  (u) will use stationery, invoices, and checks separate from its Affiliates;

                  (v) will not do any act which would make it impossible to carry on the ordinary business of Lessee;

                  (w) will not hold title to Lessee's assets other than in Lessee's name;

                  (x) will deposit all of its funds in checking accounts, savings accounts, time deposits or certificates of deposit in its own name or invest such funds in its own name;

                  (y) will correct any known misunderstanding regarding its separate identity;

                  (z) will participate in the fair and reasonable allocation of any and all overhead expenses and other common expenses for facilities, goods or services provided to multiple entities;

                  (aa) will establish and maintain an office through which its business is conducted separate and apart from that of its Affiliates (including the other Lessees); provided, however, that nothing herein shall be construed so as to prevent Lessee from having office space at the same address as any of Affiliate, so long as the costs and expenses associated with such office space are allocated as set forth in paragraph (aa) above;

                  (bb) will maintain a separate telephone number from that of its Affiliates or any other entity (provided, however, that any Lessee that is a limited partnership shall be permitted to have the same telephone number as its general partner);

                  (cc) has not and will not institute proceedings to be adjudicated bankrupt or insolvent; or consent to the institution of bankruptcy or insolvency proceedings against it; or file a petition seeking, or consent to, reorganization or relief under any applicable federal or state law relating to bankruptcy; or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Lessee or a substantial part of Lessee's property; or make any assignment for the benefit of creditors; or admit in writing its inability to pay its debts generally as they become due; or take any action in furtherance of any such action;

                  (dd) shall at all times cause there to be at least one duly appointed member of the board of directors or board of managers of Lessee reasonably satisfactory to Lessor who shall not have been at the time of such individual's appointment, and may not have been at any time during the preceding five years (i) a shareholder of, or an officer, director, other than as an independent director, or manager for other special purpose entities which may be Affiliates of Lessee, attorney, counsel, partner, employee or member of, Lessee or any of its members, shareholders, subsidiaries or Affiliates, (ii) a customer of, supplier to, Lessee or any of its shareholders, subsidiaries or Affiliates, (iii) a Person or other entity controlling or under common control with any such member, shareholder, partner, supplier or customer, or (iv) a member of the immediate family of any such member, shareholder, officer, director, partner, employee, supplier or customer of any other director of Lessee. As used herein, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise;

                  (ee) Lessee shall not cause or permit the board of directors or the members of Lessee to take any action which, under the terms of any articles of organization, operating agreement, limited liability company agreement, certificate of incorporation, bylaws or any voting trust agreement with respect to any common stock or limited liability company interest, requires a vote of the board of directors or the members of Lessee unless at the time of such action there shall be at least one member who is an independent directors.

                  Notwithstanding anything herein to the contrary, Lessee may, from time to time, (i) make lawful distributions in accordance with applicable corporate law or loans on an arm's length basis to its affiliates subject to the provisions of paragraph (p) above, or (ii) obtain loans on an arm's length basis or lawful capital contributions in accordance with applicable corporate law from its affiliates to the extent necessary to satisfy its obligations as they become due; provided, however, that all such transactions are accurately reflected in the books and records of the corporation and each of its applicable affiliates.

                            [Signature pages follow]

         IN WITNESS WHEREOF, the parties have caused this Lease to be executed and attested by their respective officers thereunto duly authorized.

                                          "Lessor"

                           HEALTH CARE PROPERTY INVESTORS, INC.,
                           a Maryland corporation



                           By:
                                 ----------------------------------------------
                                 Edward J. Henning
                                 Senior Vice President,
                                 General Counsel and Corporate Secretary


                           TEXAS HCP HOLDING, L.P., a Delaware limited partnership

                           By:   Texas HCP G.P., INC., a Delaware
                                 corporation, its sole General Partner



                                 By:
                                      -----------------------------------------
                                      Edward J. Henning
                                      Senior Vice President

                           [Signature pages continue]

                           "Lessee"

                           ARC RICHMOND HEIGHTS, LLC, a Tennessee
                           limited liability company


                           By:
                                -----------------------------------------------
                                Ross C. Roadman, Senior Vice President--
                                Strategic Planning and Investor Relations

                           ARC SHAVANO, L.P., a Tennessee limited
                           partnership


                           By:   ARC Shavano Park, Inc., a Tennessee
                                 corporation, its general partner


                                By:
                                     ------------------------------------------
                                     Ross C. Roadman, Senior Vice President--
                                     Strategic Planning and Investor Relations


                           ARC DELRAY BEACH, LLC, a Tennessee limited liability company


                           By:
                                     ------------------------------------------
                                     Ross C. Roadman, Senior Vice President--
                                     Strategic Planning and Investor Relations


                           ARC VICTORIA, L.P., a Tennessee limited
                           partnership


                           By: ARC Homewood Victoria, Inc., a Tennessee corporation, its general partner


                                 By:
                                      -----------------------------------------
                                      Ross C. Roadman, Senior Vice President--
                                      Strategic Planning and Investor Relations

                           [Signature pages continue]

                           ARC CARRIAGE  CLUB OF JACKSONVILLE,
                           INC., a Tennessee corporation



                           By:
                                  ---------------------------------------------
                                  Ross C. Roadman, Senior Vice President--
                                  Strategic Planning and Investor Relations

                           ARC POST OAK, L.P., a Tennessee limited
                           partnership

                           By:   ARC Hampton Post Oak, Inc.,
                                 a Tennessee corporation, its general partner



                                 By:
                                      -----------------------------------------
                                      Ross C. Roadman, Senior Vice President--
                                      Strategic Planning and Investor Relations

STATE OF                              )
         ------------------------
                                      )  SS:
COUNTY OF                             )
          -----------------------

         I, _____________________, a Notary Public in and for the county and state aforesaid, DO HEREBY CERTIFY that _____________________________, as ____________________ of _________________________, an ___________________
corporation who is personally known to me to be the same person whose name is subscribed to the foregoing instrument as such ________________________ appeared before me this day in person and acknowledged that he signed, sealed and delivered the said instrument as his free and voluntary act as such __________________ and as the free and voluntary act of said corporation for the uses and purposes therein set forth.

         Given under my hand and notarial seal, this _____ day of March, 2002.



                                                    ---------------------------
                                                    Notary Public


STATE OF                              )
         ------------------------
                                      )  SS:
COUNTY OF                             )
          -----------------------

         I, _____________________, a Notary Public in and for the county and state aforesaid, DO HEREBY CERTIFY that _____________________________, as ____________________ of _________________________, an ___________________
corporation who is personally known to me to be the same person whose name is subscribed to the foregoing instrument as such ________________________ appeared before me this day in person and acknowledged that he signed, sealed and delivered the said instrument as his free and voluntary act as such __________________ and as the free and voluntary act of said corporation for the uses and purposes therein set forth.

         Given under my hand and notarial seal, this _____ day of March, 2002.



                                                    ---------------------------
                                                    Notary Public

                                   EXHIBIT A-1

                     LEGAL DESCRIPTION OF CLEVELAND FACILITY

Situated in the City of Richmond Heights, County of Cuyahoga and State of Ohio:

And know as being part of Original Euclid Township Lot No. 35, Tract No. 5 and being further bounded and described as follows:

Beginning at an iron monument found on the centerline of Richmond Road, 60 feet wide, at the northeast corner of said Original Lot No. 35, Tract No. 5;

Thence South 00(Degree) 18' 56" East along said centerline of Richmond Road also being the easterly line of said Original Lot No. 35, a distance of 180.18 feet to the southeasterly corner of Parcel No. 1 of land conveyed to Elmer F. Vitek and Shirley A. Vitek as Trustees in a deed dated July 23, 1992 and recorded in Volume 92-06367, Page 44, of Cuyahoga County Deed Records;

Thence South 89(Degree) 55' 18" West along the said southerly line of Vitek, a distance of 30.00 feet to a point on the westerly line of said Richmond Road and the Principal Place of Beginning of the parcel of land herein intended to be described;

Course No. 1:
Thence South 89(Degree) 55' 18" West continuing along said southerly line of Vitek, a distance of 314.98 feet to the southwesterly corner thereof;

Course No. 2:
Thence North 00(Degree) 18' 56" West along the westerly line of said Vitek, a distance of 77.34 feet to the northeasterly corner of land conveyed to The Forest City Development Co. by deed recorded in Volume 12748, Page 569 of Cuyahoga county Deed Records;

Course No. 3:
Thence North 89(Degree) 41' 25" West along the northerly line of said Forest City Development Co., a distance of 236.70 feet to the easterly line of Block "G" in Richmond Run Subdivision recorded in Volume 215 of Maps, Pages 19 and 20 of Cuyahoga County Records;

Course No. 4:
Thence South 48(Degree) 41' 29" West along the southeasterly line of said Block "G" a distance of 291.91 feet to an interior corner of said Block "G";

Course No. 5.:
Thence South 00(Degree) 18' 56" East along the easterly line of said Block "G" a distance of 257.55 feet to an interior corner of said Block "G";

Course No. 6:
Thence North 89(Degree) 55' 18" East along the northerly line of said Block "G" a distance of 125.90 feet to an interior corner of said Block "G";

Course No. 7:
Thence South 00(Degree) 18' 56" East along the easterly line of said Block "G", a distance of 60.11 feet to a point on the northerly line of Hillary Lane, 55.11 feet wide, as shown in the Dedication Plat recorded in Volume 231 of Maps, Page 66 and 67 of Cuyahoga County Records;

Course No. 8:
Thence North 89(Degree) 55' 18' East along the northerly line of said Hillary Lane, a distance of 626.02 feet to a point of curvature of a turnout to said Richmond Road;

Course No. 9:
Thence Northeasterly along said turnout, on a curve deflecting to the left and having a radius of 20.00 feet, a delta of 90(Degree) 14' 14", an arc distance of
31.50 feet, and a chord distance of 28.34 feet which bears North 44(Degree) 48' 11" East to a point of tangency on the westerly line of said Richmond Road;

Course No. 10:
Thence North 00(Degree) 18' 56" West along the westerly line of said Richmond Road, a distance of 411.03 feet to the Place of Beginning and containing 7.8019 acres (339,853 sq. ft.) of land according to a survey prepared by Mc Steen & Associated, Inc. in February of 1998, be the same more or less, but subject to all legal highways and easements.

Permanent Parcel Number 662-27-003, 004, 010 and 011

                                   EXHIBIT A-2

                      LEGAL DESCRIPTION OF DELRAY FACILITY

PARCEL 1:

All of Parcel "A" and all of Parcel "B", ARC AT DELRAY WEST, P.U.D. according to the plat thereof as recorded in Plat Book 84, Pages 42 through 43, inclusive of the Public Records of Palm Beach County, Florida.

PARCEL 2:

TOGETHER with a Non-Exclusive Easement of Ingress, Egress and Utilities for the benefit of Parcel 1 set forth in Cross Access Easement Agreement recorded in Official Records Book 5866, Page 1085, as affected by instrument recorded in Official Records Book 6544, Page 1909 and Official Records Book 6544, page 1915, as further affected by Second Amendment to Cross Access and Utility Easement Agreement recorded in Official Records Book 11469, Page 1835, of the Public Records of Palm Beach County, Florida.

Said lands situate, lying and being in Palm Beach County, Florida.

Tax Assessor's No. PCN 00-42-46-20-10-001-0000

                                   EXHIBIT A-3

                   LEGAL DESCRIPTION OF JACKSONVILLE FACILITY
Parcel "A"

A portion of Section 14, Township 3 South, Range 27 East, Duval County, Florida, being more particularly described as follows:

For Point of Reference, commence at the Southeast corner of Section 14, and run North 00(degree) 37' 00" West, along the East line of said Section 14, a distance of 675.00 feet to a point; run thence North 89(degree) 42' 50" West, a distance of 120.00 feet to the Point of Beginning.

From the Point of Beginning thus described, run North 89(degree) 42' 50" West, a distance of 795.00 feet to a point; run thence North 00(degree) 02' 10" West a distance of 1920.24 feet to a point; run thence South 89(degree) 45' 00" East, a distance of 801.46 feet to a point; run thence South 00(degree) 02' 10" East, a distance of 1823.07 feet to the Point of Beginning.

Parcel "B"

Together with a non-exclusive easement for ingress and egress as described in Amended and Restated Declaration of Easement recorded in Official Records Volume 6163, page 2383, of the current public records of Duval County, Florida, over and across the following described lands:

A portion of Section 13 and 14, Township 3 South, Range 27 East, Jacksonville, Duval County, Florida, being more particularly described as follows:

For point of beginning, commence at the Northeast corner of that property described in Official Records Volume 5141, Page 126, Public Records of said County, said point lying on the Westerly right of way line of Southside Boulevard, State Road No. 115, U.S. Alternate No. 1 (a 200 foot right of way as now established) at a point 100 feet Northerly of the intersection of said right of way line with the line dividing Sections 13 and 24, Township and Range aforementioned, and run North 89(degree) 45' 47" West, along the Northerly boundary line of said Official Records Volume 5141, Page 126, a distance of 1,534.86 feet; run thence North 0(degree) 14' 06" East, a distance of 150.00 feet to the Northerly line of a 150 foot power line easement as recorded in Official Records Volume 3040, page 983, of said County; run thence North 89(degree) 45' 47" West, a distance of 462.85 feet to a point lying on the Westerly line of said Section 13; run thence North 37(degree) 32' 14" West, a distance of 460.31 feet to a point of tangent intersection, with a curve, concave to the Northeast and having a radius of 100.00 feet; run thence Northerly, along said curve an arc distance of 66.01 feet through a central angle of 37(degree) 49' 23", a chord bearing and distance of North 18(degree) 37' 30" West, a distance of 64.82 feet to a point of intersection with a non-tangent line, said point being on the Northerly line of a 150-foot power line easement, as recorded in Official Records Volume 3040, Page 963; run thence South 89(degree) 42' 50" East, along the Northerly line of said power line easement, a distance of 176.59 feet to the Southerly and most Westerly corner of that land described in Official Records Volume 5809, Page 1938, of said County; run thence South 37(degree) 45' 02" East, a distance of 245.40 feet to a point of tangent intersection with a curve, concave to the Northeast and having a radius of 342.30 feet; run thence along said curve, an arc distance of 310.74 feet, through a central angle of 52(degree) 00' 45", a chord bearing and distance of South 63(degree) 45' 24" East, 300.18 feet to a point of tangency, run thence South 89(degree) 45' 47" East, a distance of 1,666.86 feet; run thence North 45(degree) 06' 01" East, a distance of 49.62 feet to the Westerly right of way line of said Southside Boulevard; run thence South 0(degree) 02' 10" East; along said Westerly line, a distance of 285.17 feet to the point of beginning, excepting therefrom that portion lying within the right of way of State Road No. 115 (Southside Boulevard) as now established and as described in instrument recorded in Official Records Volume 6333, page 2257, public records of said County.

Parcel "C"

Together with a non-exclusive easement for ingress and egress as described in Easement recorded in Official Records Volume 6164, page 6 of the current public records of Duval County, Florida, over and across the following described lands:

A parcel of land, lying in Section 14, Township 3 South, Range 27 East, Duval County, Florida, being more particularly described as follows: For point of reference, commence at the Southeast corner of Section 14, and run North 00(degree) 37' 00" West, along the East line of said Section 14, a distance of
675.00 feet to the North line of a 150 foot power line easement, as described in Official Records Volume 3040, Page 963, of the current public records of said County; run thence North 89(degree) 42' 50" West, along said easement line, a distance of 296.58 feet to the point of beginning; thence continue North 89(degree) 42' 50" West, along said easement line, a distance of 149.01 feet to the intersection of a tangent curve, and having a radius of 250.00 feet, concave to the Southwest; run thence Southeasterly, along the arc of a curve, curving to the right through a central angle of 52(degree) 10' 36", a distance of 227.66 feet, the chord bearing and distance being South 63(degree) 37' 32" East, 219.88 feet, to the point of tangency; run thence North 37(degree) 32' 14" West, a distance of 44.78 feet to the beginning of a tangent curve, with a radius of
100.00 feet, concave to the East; run thence Northerly, along the arc of said curve, curving to the right, through a central angle of 37(degree) 49' 23", a distance of 66.01 feet, the chord bearing and distance being North 18(degree) 37' 30" West, 64.82 feet, to the point of beginning.

Parcel "D"

Together with the rights and easement, in common with others, for sign purposes as described in Sign and Landscaping Agreement recorded in Official Records Volume 5987, page 669 of the current public records of Duval County, Florida, as partially assigned by Partial Assignment recorded in Official Records Volume 5987, page 675, of the current public records of Duval County, Florida, upon across, over and under the following described lands:

A portion of Section 13, Township 3 South, Range 27 East, Jacksonville, Duval County, Florida, being more particularly described as follows:

For point of beginning, commence at the Northeast corner of that property described in Official Records Volume 5141, Page 126, Public Records of said County, said point lying on the Westerly right of way line of Southside Boulevard, State Road No. 115, U.S. Alternate No. 1 (a 200 foot right of way, as now established) at a point 100 feet Northerly of the intersection of said right of way line with the line dividing Sections 13 and 24, Township and Range aforementioned. From the point of beginning thus described, run North 89(degree) 45' 47" West, along the Northerly boundary line of the aforementioned property described in Official Records Volume 5141, page 126, said point lying on the line dividing Sections 13 and 14, Township and Range aforementioned; run thence North 00(degree) 37' 00" West, along said dividing line, a distance of 150.02 feet to a point; run thence North 37(degree) 32' 14" West a distance of 460.30 feet to a point of curvature; run thence 328.99 feet along the arc of a curve, concave Southeasterly and having a radius of 100.00 feet; a chord distance of
199.45 feet to the point of tangency, the bearing of the aforementioned chord being North 56(degree) 42' 42" East, run thence South 29(degree) 02' 11" East, a distance of 228.22 feet to a point of curvature; run thence 362.80 feet, along the arc of a curve, concave Northeasterly and having a radius of 342.303 feet, a chord distance of 346.06 feet to the point of tangency, the bearing of the aforementioned chord being South 59(degree) 23' 59" East; run thence South 89(degree) 45' 47" East, a distance of 1666.86 feet to a point; run thence North 45(degree) 06' 01" East, a distance of 49.62 feet to a point; run thence South 00(degree) 02' 10" East, along the Westerly right of way line of said Southside Boulevard, a distance of 285.17 feet to the point of beginning. Said Parcel being subject to a 150-foot power line easement along the Southerly and Westerly sides, as recorded in Official Records Volume 3040, page 963, of the public records of said county.

LESS AND EXCEPT the following described land:

A portion of Section 14, Township 3 South, Range 27 East, Jacksonville, Duval County, Florida, being more particularly described as follows: For point of reference, commence at the Northeast corner of that property described in Official Records Volume 5141, page 126, public records of said county, said point lying on the Westerly right of way line of Southside Boulevard, State Road No. 115, U.S. Alternate No. 1 (a 200 foot right of way, as now established) at a point 100 feet Northerly of the intersection of said right of way line with the line dividing Sections 13 and 24, Township and Range aforementioned; run thence North 89(degree) 45' 47" West, along the Northerly boundary line of the aforementioned property described in Official Records Volume 5141, page 126, a distance of 1995.48 feet to the Northwest corner of the aforementioned property described in Official Records Volume 5141, page 126, said point lying on the line dividing Sections 13 and 14, Township and Range aforementioned; run thence North 00(degree) 37' 00" West, along said dividing line, a distance of 574.99 feet to a point; run thence North 89(degree) 42' 50" West, a distance of 120.00 feet to a point for point of beginning; thence continue North 89(degree) 42' 50" West, a distance of 176.59 feet to a point on a curve; run thence 243.75 feet along the arc of a curve, concave Southeasterly and having a radius of 100.00 feet, a chord distance of 187.74 feet to a point on a curve, the bearing of the aforementioned chord being North 70(degree) 06' 58" East; run thence South 00(degree) 02' 10" East, a distance of 64.73 feet to the point of beginning, also excepting therefrom that portion lying within the right of way of State Road No. 115 (Southside Boulevard) as now established and a described in instrument recorded in Official Records Volume 6333, page 2257, public records of said county.

Parcel "E"

Together with a non-exclusive easement for drainage purposes as described in Drainage and Storm Water Easement recorded in Official Records Volume 5987 page 677, of the current public records of Duval County, Florida, on, over, across, under and through the following described lands:

A portion of that certain parcel of land lying within the power line easement recorded in Official Records Volume 1192, page 261, and also described in Official Records Volume 3040, page 963, current public records of Duval County, Florida, which lies in the Westerly six hundred thirty feet (630') of the most Easterly one thousand forty feet (1040') thereof.

APN:  147983-0100

                                   EXHIBIT A-4

                      LEGAL DESCRIPTION OF HOUSTON FACILITY

All that certain 1.8892 acre (82,292 square foot) tract of land located in the William White League, Abstract Number 836, Harris County, Texas, being all of a called 1.8892 acre tract of land described by special warranty deed recorded under Harris County Clerk's File Number U960067, said 1.8892 acre tract being more particularly described by metes and bounds as follows: (All bearings are referenced to the deed of record of subject as described by special warranty deed recorded under Harris County Clerk's File Number U960067 and originate from monuments found along the south line of said tract):

BEGINNING at a 1-inch iron pipe found at the northwest corner of a called 40,455 square feet tract of land described by deed recorded under Harris County Clerk's File Number N129530 lying in the east right-of-way line of South Post Oak Boulevard, (100-foot wide right-of-way) for the southwest corner of the herein described tract;

THENCE, North 02(degree) 43' 01" West, along said east right-of-way line and along the west line of said 1.8892 acre tract, a distance of 246.96 feet to an "X" cut in concrete found at the southwest corner of a called 2.427 acre tract of land described by deed recorded under Harris County Clerk's File Number K208035 from which a PK nail In concrete found bears North 13(degree) 11' 47" West, a distance of 0.42 feet and a 60d nail In concrete found bears North 33(degree) 36' 30" East, a distance of 0.40 feet for the northwest corner of the herein described tract;

THENCE, North 87(degree) 16' 55" East, along the south line of said 2.427 acre tract and the north line of said 1.8892 acre tract, a distance of 359.99 feet to an "X" cut in concrete found at the southeast corner of said 2.427 acre tract from which an "X" cut in concrete found bears North 87(degree) 16' 55" East, a distance of 0.47 feet and a 60d nail in concrete found bears South 83(degree) 38' 35" East, a distance of 0.59 feet lying in the west right-of-way line of West Loop South (Interstate Highway 610, 300-foot wide right-of-way) for the northeast corner of the herein described tract;

THENCE, South 09(degree) 22' 30" West, along said west right-of-way line and along the east line of said 1.8892 acre tract, a distance of 252.04 feet to a 1-inch iron pipe found at the northeast of a called 5,963 square feet tract of land described by deed recorded under Harris County Clerk's File Number N129530 and being the southeast corner of the herein described tract;

THENCE, South 87(degree) 11' 14" West, along the north line of said 5,963 square feet tract and the south line of said 1.8892 acre tract, at a distance of 284.31 feet pass an angle point in the northerly line of said 40,455 square feet tract and being the northwest corner of said 5,963 square feet tract, continuing along said course, for a total distance of 307.19 feet to the POINT OF BEGINNING and containing a computed area of 1.8892 acres (82,292 square feet) of land.

APN:  0451400040269, 0451400040103, 0451400040099

                                   EXHIBIT A-5

                    LEGAL DESCRIPTION OF SAN ANTONIO FACILITY

Lot 1650, SHAVANO PARK, UNIT 16F, Bexar County, Texas, according to the Plat recorded in Volume 9538, Pages 66-69, Deed and Plat Records, Bexar County, Texas.

APN:  04773-100-1650

                                   EXHIBIT A-6


                     LEGAL DESCRIPTION OF VICTORIA FACILITY

Being Lot One (1), in Block No. One (1) of VICTORIA RETIREMENT COMMUNITY, LTD. SUBDIVISION, a Subdivision to the City of Victoria, Victoria County, Texas, according to the established map and plat of said Subdivision of record in Volume 7, Page 168A of Plat Records of Victoria County, Texas, to which reference is here made for description purposes.

                                    EXHIBIT B

List of Facilities, Facility Description, Allocated Minimum Rent, Allocated Initial Investment and Lease Rate


-------------------------------------------------------------------------------------------------------------------------------
                                                                                                              INITIAL
                                                       FACILITY DESCRIPTION                              MONTHLY ALLOCATED
          FACILITY                                   AND PRIMARY INTENDED USE                              MINIMUM RENT
-------------------------------------------------------------------------------------------------------------------------------
JACKSONVILLE FACILITY          Core community located at 9601 Southbrook Drive in Jacksonville,              $262,500.00
                               Florida, consisting of 60 assisted living facility units and 238 independent living beds commonly known as "Carriage Club of
                               Jacksonville"
-------------------------------------------------------------------------------------------------------------------------------
POST OAK FACILITY              Core community located at 2929 Post Oak Boulevard in Houston,                 $218,750.00
                               Texas, consisting of 39 assisted living facility units, 149 independent living beds and 56 skilled nursing beds commonly known as "Hampton at Post Oak"
-------------------------------------------------------------------------------------------------------------------------------
RICHMOND HEIGHTS FACILITY      Assisted living facility located at Richmond Road and Hillary Land             $66,562.50
                               in Cleveland, Ohio, consisting of 78 assisted living units and 17 memory enhanced (Alzheimer's) units commonly known as "Homewood at
                               Richmond Heights"
-------------------------------------------------------------------------------------------------------------------------------
DELRAY BEACH FACILITY          Assisted living facility located at 8020 W. Atlantic Avenue in                 $57,187.50
                               Delray, Florida, consisting of 54 assisted living units and 32 memory enhanced (Alzheimer's) units commonly known as "Homewood at
                               Delray Beach"
-------------------------------------------------------------------------------------------------------------------------------
SHAVANO PARK FACILITY          Assisted living facility located at 4096 De Zavala Road in San                 $46,875.00
                               Antonio, Texas, consisting of 62 assisted living units and 17 memory enhanced (Alzheimer's) units commonly known as "Homewood at
                               Shavano Park"
-------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------

                                 ALLOCATED INITIAL
          FACILITY                   INVESTMENT       LEASE RATE
------------------------------------------------------------------
JACKSONVILLE FACILITY                $30,000,000.00      10.5%



------------------------------------------------------------------
POST OAK FACILITY                    $25,000,000.00      10.5%



------------------------------------------------------------------
RICHMOND HEIGHTS FACILITY             $7,100,000.00     11.25%



------------------------------------------------------------------
DELRAY BEACH FACILITY                 $6,100,000.00     11.25%



------------------------------------------------------------------
SHAVANO PARK FACILITY                 $5,000,000.00     11.25%



------------------------------------------------------------------

                                                                                                                  INITIAL
                                                  FACILITY DESCRIPTION                                       MONTHLY ALLOCATED
    FACILITY                                    AND PRIMARY INTENDED USE                                        MINIMUM RENT
-------------------------------------------------------------------------------------------------------------------------------
VICTORIA FACILITY              Mixed congregate care and assisted living facility located at 9806             $53,635.41
                               N.E. Zac Lentz Parkway in Victoria, Texas, of 60 and 30 units, respectively, commonly known as "Homewood Residence at Victoria"
-------------------------------------------------------------------------------------------------------------------------------



                                        ALLOCATED
                                         INITIAL           LEASE
                                       INVESTMENT          RATE
------------------------------------------------------------------
VICTORIA FACILITY                     $4,584,284.00       N/A



------------------------------------------------------------------


                                    EXHIBIT C

                       List of Lessor's Personal Property

All machinery, equipment, furniture, furnishings, moveable walls or partitions, computers or trade fixtures or other tangible personal property used or useful in Lessee's business on the Leased Property and all Capital Additions, excluding items, if any, included within the definition of Fixtures, but specifically including those items described in Schedule 1 hereto.

                                   Schedule 1

                    Itemization of Lessor's Personal Property

[To be mutually agreed upon by Lessor and Lessee prior to the Commencement Date. When agreed upon, the same shall be initialed by each of Lessor and Lessee and attached to Exhibit C as Schedule 1, and will thereafter form a part of this Lease. Failure of either Lessor or Lessee to prepare and/or initial such
Schedule 1 shall not affect the definition of or what personal property constitutes Lessor's Personal Property in accordance with Exhibit C.]


                             Schedule 1 to Exhibit C

                                    EXHIBIT D

                                     Form Of
                      Irrevocable Standby Letter Of Credit

Health Care Property Investors, Inc.
Texas HCP Holdings, L.P.
4675 MacArthur Boulevard, Suite 900
Newport Beach, California 92660

Date:                                       Letter of Credit No.:
     ------------------                                          ---------------
                                            Expiration Date:
                                                            --------------------

GENTLEMEN:

We hereby establish our irrevocable letter of credit in your favor for the account of __________________________ available by your draft(s) on us payable at sight not to exceed a total of__________________________________________________________________
(_____________________) when accompanied by the following documents:

1) A certificate purported to be executed by a representative of Health Care Property Investors, Inc. or Texas HCP Holdings, L.P. ("Lessor") stating the amount for which a draw under this letter of credit is made and that: (a) _____________________________ ("Lessee") has committed an
         Event of Default under the lease dated ________________, between Lessor and Lessee; or (b) that Lessee or an Affiliate of Lessee has committed an event of default (beyond applicable periods of notice and cure) under any other lease or agreement or other instrument now or hereafter made with or in favor of Lessor or an Affiliate of Lessor]; or (c) an event or circumstance has occurred which with notice or passage of time, or both, would constitute an Event of Default or an event of default under any such other lease or agreement or instrument, but for the fact that transmittal of any such notice is barred by applicable debtor relief law; or (d) a certificate purported to be executed by a representative of Lessor stating that a replacement letter of credit for this instrument has not been supplied prior to thirty (30) days in advance of the expiration of this instrument for the account of Lessor.

2) The original letter of credit must accompany all drafts unless a partial draw is presented, in which case the original must accompany the final draft.

Partial drawings are permitted, with the letter of credit being reduced, without amendment, by the amount(s) drawn hereunder.

This letter of credit shall expire at 2:00 p.m. at the office of ____________________________ ________________________________________ on the
expiration date.

This letter of credit may be transferred or assigned by the beneficiary hereof to any successor or assign of such beneficiary's interest in any such lease or other agreement or to any lender obtaining a lien or security interest in the property covered by any such lease. Each draft hereunder by any assignee or successor shall be accompanied by a copy of the fully executed documents or judicial orders evidencing such encumbrance, assignment or transfer.

Any draft drawn hereunder must bear the legend "Drawn under ________________________ Letter of Credit Number __________ dated
____________________. Except so far as otherwise expressly stated, this letter of credit is subject to the "Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Brochure No. 500." We hereby agree with you and all persons negotiating such drafts that all drafts drawn and negotiated in compliance with the terms of this letter of credit will be duly honored upon presentment and delivery of the documents specified above by certified or registered mail to _________________________________ located at
____________________________________
______________________________________________________________________________
if negotiated not later that 2:00 p.m. on or before the expiration date shown above.

Very truly yours,



By
     ------------------------------------------------

Its
     ------------------------------------------------

                                    EXHIBIT E

                     Schedule of Insurance Deductible Limits

Independent Living (all states except Florida and Texas):                $  200,000
Independent Living (Florida and Texas):                                  $1,000,000

Assisted Living (all states except Florida and Texas):                   $  250,000
Assisted Living (Florida and Texas):                                     $1,000,000

Memory Enhanced (Alzheimers) (all states):                               $1,000,000

Skilled Nursing Facility (all states except Florida and Texas):          $1,000,000
Skilled Nursing Facility (Florida and Texas)                             $3,000,000


                                    EXHIBIT F

               List of Existing Facilities Within Ten Mile Radius


Leased Property                     Facilities Within Ten Mile Radius
---------------                     ---------------------------------
1.  Jacksonville Facility           None

2.  Houston Facility                The Hampton Assisted Living Residences at Shadowlake
                                    The Hampton Assisted Living Residences at Pinegate
                                    The Hampton Assisted Living Residences at Shadow
                                        Springs (approximately 10.88 miles from Houston
                                        Facility)

3.  San Antonio Facility            Homewood Residence at Castle Hills

4.  Richmond Facility               Homewood Residence at Rockefeller Gardens

5.  Delray Facility                 Homewood Residence at Boynton Beach
                                    Homewood Residence at Boca Raton


                                    EXHIBIT G

               List of Existing Commercial Occupancy Arrangements


----------------------------------------------------------------------------------------------------
          FACILITY                   OCCUPANT                       TERMS
----------------------------------------------------------------------------------------------------
JACKSONVILLE FACILITY         Eckerd                  Occupant does not pay owner any
                                                      amounts

----------------------------------------------------------------------------------------------------
                              First Union             Occupant pays owner
                              National Bank           $7,000/year in equal
                                                      monthly payments,
                                                      inclusive of all sales tax
----------------------------------------------------------------------------------------------------
                              Beauty Shop             Occupant pays owner weekly rent
                                                      of 15% of gross receipts (plus
                                                      sales tax if applicable)

----------------------------------------------------------------------------------------------------
POST OAK FACILITY             Beauty Shop             Occupant pays owner $1,200/month


----------------------------------------------------------------------------------------------------
SAN ANTONIO FACILITY          Beauty Shop             Occupant pays owner a station
                                                      fee of $12/half day or $24/day
----------------------------------------------------------------------------------------------------
RICHMOND HEIGHTS FACILITY     Beauty Shop             Pursuant to oral license

----------------------------------------------------------------------------------------------------
DELRAY BEACH FACILITY         Beauty Shop             Occupant pays owner 10% of gross
                                                      revenues, excluding tips
----------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------
          FACILITY                               RENEWAL AND TERMINATION RIGHTS
----------------------------------------------------------------------------------------------------
JACKSONVILLE FACILITY         Automatically renewed each year; may be terminated by either party upon 90 days' notice

---------------------------------------------------------------------------------------------------
                              Occupant has option to renew for 20 consecutive terms of one year each upon 60 days' notice

----------------------------------------------------------------------------------------------------
                              Automatically renewed each year; may be terminated by either party upon 30 days' notice


----------------------------------------------------------------------------------------------------
POST OAK FACILITY             Automatically renews for one year; expires 5/31/02; may be terminated by either party upon 90 days' notice

----------------------------------------------------------------------------------------------------
SAN ANTONIO FACILITY          Automatically renews each year; may be terminated by either party upon 30 days' notice

----------------------------------------------------------------------------------------------------
RICHMOND HEIGHTS FACILITY     Pursuant to oral license

----------------------------------------------------------------------------------------------------
DELRAY BEACH FACILITY         Expires 10/1/02; may be terminated by either party upon 30 days'
                              notice
----------------------------------------------------------------------------------------------------


                                      F-1